UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934



Filed by Registrant

Filed by a Party other than the Registrant

Check the appropriate box:

     Preliminary Proxy Statement

     Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(3)(2))


      Definitive Proxy Statement

[ ]   Definitive Additional Materials

[ ]   Soliciting Material Pursuant to Section 240.14a-12


                     SECURITY NATIONAL FINANCIAL CORPORATION
                (Name of Registrant as Specified In Its Charter)

                    _________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the Appropriate box):

         No fee required.

[  ]     Fee computed on table below per Securities Exchange Act Rules
         15a-6(i)(4) and 0-11.*

[  ]     Fee paid previously with preliminary materials.

         (1)  Title of each class of securities to which transaction applies:
         (2)  Aggregate number of securities to which transaction applies:
         (3) Per unit price or other underlying value of transaction computed pursuant to Securities Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         (4)  Proposed maximum aggregate value of transaction:
         (5)  Total fee paid:


[ ] Check box if any part of the fee is offset as provided by Securities Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)      Amount Previously Paid:
      (2)      Form, Schedule or Registration Statement No.:
      (3)      Filing Party:
      (4)      Date Filed:

                     SECURITY NATIONAL FINANCIAL CORPORATION

                         5300 South 360 West, Suite 250
                           Salt Lake City, Utah 84123


                                  June 2, 2006






Dear Stockholder:

     On behalf of the Board of Directors, it is my pleasure to invite you to attend the Annual Meeting of Stockholders of Security National Financial Corporation (the "Company") to be held on Friday, July 7, 2006, at 10:00 a.m., Mountain Daylight Time, at 5300 South 360 West, Suite 250, Salt Lake City, Utah.

     The formal notice of the Annual Meeting and the Proxy Statement have been made a part of this invitation. Also enclosed is a copy of the Company's Annual Report for the year ended December 31, 2005.

     The matters to be addressed at the meeting will include the election of seven directors and the ratification of the appointment of Hansen, Barnett & Maxwell as the Company's independent registered public accountants for the fiscal year ending December 31, 2006. I will also report on the Company's business activities and answer any stockholder questions. The Board of Directors recommends that you vote FOR election of the director nominees and FOR ratification of appointment of the registered public independent accountants. Please refer to the Proxy Statement for detailed information on each of the proposals and the Annual Meeting.

     Your vote is very important. We hope you will take a few minutes to review the Proxy Statement and complete, sign, date and return your Proxy Card in the envelope provided, even if you plan to attend the meeting. Please note that sending us your Proxy will not prevent you from voting in person at the meeting, should you wish to do so.

     Thank you for your support of Security National Financial Corporation. We look forward to seeing you at the Annual Meeting.

                                Sincerely yours,



                                 George R. Quist
                                 Chairman of the Board and
                                 Chief Executive Officer

                     SECURITY NATIONAL FINANCIAL CORPORATION

                         5300 South 360 West, Suite 250
                           Salt Lake City, Utah 84123




                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JULY 7, 2006

Dear Stockholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Security National Financial Corporation (the "Company"), a Utah corporation, will be held on Friday, July 7, 2006, at 5300 South 360 West, Suite 250, Salt Lake City, Utah, at 10:00 a.m., Mountain Daylight Time, to consider and act upon the following:

1. To elect a Board of Directors consisting of seven directors (two directors to be elected exclusively by the Class A common stockholders voting separately as a class and the remaining five directors to be elected by the Class A and Class C common stockholders voting together) to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified;

2. To ratify the appointment of Hansen, Barnett & Maxwell as the Company's independent registered public accountants for the fiscal year ending December 31, 2006; and

3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on May 19, 2006, as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. A list of such stockholders will be available for examination by a stockholder for any purpose relevant to the meeting during ordinary business hours at the offices of the Company at 5300 South 360 West, Suite 250, Salt Lake City, Utah during the 20 days prior to the meeting.

     If you do not expect to attend the meeting in person, it is important that your shares be represented. Please use the enclosed proxy card to vote on the matters to be considered at the meeting, sign and date the proxy card and mail it promptly in the enclosed envelope, which requires no postage if mailed in the United States. You may revoke your proxy at any time before the meeting by written notice to such effect, by submitting a subsequently dated proxy or by attending the meeting and voting in person. If your shares are held in "street name," you should instruct your broker how to vote in accordance with your voting instruction form.

                            By order of the Board of Directors,



                            G. Robert Quist
                            First Vice President and Secretary



June 2, 2006
Salt Lake City, Utah

                     SECURITY NATIONAL FINANCIAL CORPORATION
                         5300 South 360 West, Suite 250
                           Salt Lake City, Utah 84123

                                 PROXY STATEMENT

                       For Annual Meeting of Stockholders
                           To Be Held on July 7, 2006

                               GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Security National Financial Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held on Friday, July 7, 2006, at 5300 South 360 West, Suite 250, Salt Lake City, Utah, at 10:00 a.m., Mountain Daylight Time, or at any adjournment or postponements thereof (the "Annual Meeting"). The shares covered by the enclosed Proxy, if such is properly executed and received by the Board of Directors prior to the meeting, will be voted in favor of the proposals to be considered at the Annual Meeting, and in favor of the election of the nominees to the Board of Directors (two nominees to be elected by the Class A common stockholders voting separately as a class and five nominees to be elected by the Class A and Class C common stockholders voting together) as listed unless such Proxy specifies otherwise, or the authority to vote in the election of directors is withheld.

     A Proxy may be revoked at any time before it is exercised by giving written notice to the Secretary of the Company at 5300 South 360 West, Suite 250, Salt Lake City, Utah 84123, Attention: G. Robert Quist, by submitting in writing a Proxy bearing a later date, or by attending the Annual Meeting and voting in person. Stockholders may vote their shares in person if they attend the Annual Meeting, even if they have executed and returned a Proxy. This Proxy Statement and accompanying Proxy Card are being mailed to stockholders on or about June 2, 2006.

     If a stockholder wishes to assign a proxy to someone other than the Directors' Proxy Committee, all three names appearing on the Proxy Card must be crossed out and the name(s) of another person or persons (not more than three) inserted. The signed card must be presented at the meeting by the person(s) representing the shareholder.

     The cost of this solicitation will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers, and regular employees, without additional compensation.

     The matters to be brought before the Annual Meeting are (1) to elect directors to serve for the ensuing year; (2) to ratify the appointment of Hansen, Barnett & Maxwell as the Company's independent registered public accountants for the fiscal year ending December 31, 2006; and (3) to transact such other business as may properly come before the Annual Meeting.

                       RECORD DATE AND VOTING INFORMATION

     Only holders of record of common stock at the close of business on May 19, 2006, will be entitled to vote at the Annual Meeting. As of May 19, 2006, there were issued and outstanding 5,854,368 shares of Class A common stock, $2.00 par value per share and 6,642,929 shares of Class C common stock, $.20 par value per share, resulting in a total of 12,497,297 shares of both Class A and Class C common shares. A majority of the outstanding shares (or 6,248,649 shares) of common stock will constitute a quorum for the transaction of business at the meeting. A list of our stockholders will be available for review at the Company's executive offices during regular business hours for a period of 20 days before the Annual Meeting.

     The holders of each class of common stock of the Company are entitled to one vote per share. Cumulative voting is not permitted in the election of directors.

     After carefully reading and considering the information contained in this Proxy Statement, each holder of the Company's common stock should complete, date and sign the Proxy Card and mail the Proxy Card in the enclosed return envelope as soon as possible so that those shares of the Company's common stock can be voted at the Annual Meeting, even if the holders plan to attend the Annual Meeting in person.

     Proxies received at any time before the Annual Meeting, and not revoked or superseded before being voted, will be voted at the Annual Meeting. If a Proxy indicates a specification, it will be in accordance with the specification. If no specification is indicated, the Proxy will be voted for approval of the election of the directors recommended by the Board of Directors, for the ratification of the appointment of Hansen, Barnett & Maxwell as the Company's independent registered public accountants for the fiscal year ending December 31, 2006 and in the discretion of the persons named in the Proxy with respect to the other business that may properly come before the meeting or any adjournments of the meeting. You may also vote in person by ballot at the Annual Meeting.

     The Company's Articles of Incorporation provide that the Class A common stockholders and Class C common stockholders have different voting rights in the election of directors. The Class A common stockholders voting separately as a class will be entitled to vote for two of the seven directors to be elected (the nominees to be voted upon by the Class A common stockholders separately consist of Messrs. J. Lynn Beckstead, Jr. and H. Craig Moody).

     The remaining five directors will be elected by the Class A and Class C common stockholders voting together (the nominees to be so voted upon consist of Messrs. Charles L. Crittenden, Robert G. Hunter, M.D., George R. Quist, Scott M. Quist, and Norman G. Wilbur). For the other business to be conducted at the Annual Meeting, the Class A and Class C common stockholders will vote together, one vote per share. Class A common stockholders will receive a different form of Proxy than the Class C common stockholders.

     Your vote is important. Please complete and return the Proxy Card so your shares can be represented at the Annual Meeting, even if you plan to attend in person.

                              ELECTION OF DIRECTORS

                                   PROPOSAL 1

The Nominees

     The Company's Board of Directors consists of seven directors. All directors are elected annually to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualified, or until their earlier resignation or removal. The nominees for the upcoming election of directors include four independent directors, as defined in the applicable rules for companies traded on The Nasdaq Stock Market, and three members of the Company's senior management. All of the nominees for director have served as directors since the 2005Annual Meeting.

     The nominees to be elected by the holders of Class A common stock are as follows:

      Name              Age     Director Since     Position(s) with the Company
      ----              ---     ----------------   ----------------------------
J. Lynn Beckstead, Jr.   52     March 2002        Vice President of Mortgage
                                                  Operations and Director
H. Craig Moody           54     September 1995    Director

     The nominees for election by the holders of Class A and Class C common stock, voting together, are as follows:

      Name              Age      Director Since     Position(s) with the Company
      ----              ---      ----------------   ----------------------------
Charles L. Crittenden    86     October 1979          Director
Robert G. Hunter, M.D.   46     October 1998          Director
George R. Quist          85     October 1979          Chairman of the Board and
                                                      Chief Executive Officer
Scott M. Quist           53     May 1986              President, Chief Operating
                                                      Officer and Director
Norman G. Wilbur         67     October 1998          Director

     The following is a description of the business experience of each of the nominees and directors.

     George R. Quist has been Chairman of the Board and Chief Executive Officer of the Company since October 1979. Mr. Quist served as President of the Company from 1979 until July 2002. From 1960 to 1964, Mr. Quist was Executive Vice President and Treasurer of Pacific Guardian Life Insurance Company. From 1946 to 1960, he was an agent, District Manager and Associate General Agent for various insurance companies. Mr. Quist also served from 1981 to 1982 as the President of The National Association of Life Companies, a trade association of 642 life insurance companies, and from 1982 to 1983 as its Chairman of the Board.

     Scott M. Quist has been President of the Company since July 2002, its Chief Operating Officer since October 2001, and a director since May 1986. Mr. Quist served as First Vice President of the Company from May 1986 to July 2002. From 1980 to 1982, Mr. Quist was a tax specialist with Peat, Marwick, Mitchell, & Co., in Dallas, Texas. From 1986 to 1991, he was Treasurer and a director of The National Association of Life Companies, a trade association of 642 insurance companies until its merger with the American Council of Life Companies. Mr. Quist has been a member of the Board of Governors of the Forum 500 Section (representing small insurance companies) of the American Council of Life Insurance. He has also served as a regional director of Key Bank of Utah since November 1993. Mr. Quist is currently a director and a past president of the National Alliance of Life Companies, a trade association of over 200 life companies.

     J. Lynn Beckstead Jr. has been Vice President of Mortgage Operations and a director of the Company since March 2002. In addition, Mr. Beckstead is President of SecurityNational Mortgage Company, an affiliate of the Company, having served in this position since July 1993. From 1980 to 1993, Mr. Beckstead was Vice President and a director of Republic Mortgage Corporation. From 1983 to 1990, Mr. Beckstead was Vice President and a director of Richards Woodbury Mortgage Corporation. From 1980 to 1983, he was a principal broker for Boardwalk Properties. >From 1978 to 1980, Mr. Beckstead was a residential loan officer for Medallion Mortgage Company. From 1977 to 1978, he was a residential construction loan manager of Citizens Bank.

     Charles L. Crittenden has been a director of the Company since October 1979. Mr. Crittenden has been sole stockholder of Crittenden Paint & Glass Company since 1958. He is also an owner of Crittenden Enterprises, a real estate development company, and Chairman of the Board of Linco, Inc.

     Robert G. Hunter, M.D. has been a director of the Company since October 1998. Dr. Hunter is currently a practicing physician in private practice. Dr. Hunter created the statewide E.N.T. Organization (Rocky Mountain E.N.T., Inc.) where he is currently a member of the Executive Committee. He is also Chairman of Surgery at Cottonwood Hospital, a delegate to the Utah Medical Association and a delegate representing the State of Utah to the American Medical Association, and a member of several medical advisory boards.

     H. Craig Moody has been a director of the Company since September 1995. Mr. Moody is owner of Moody & Associates, a political consulting and real estate company. He is a former Speaker and House Majority Leader of the House of Representatives of the State of Utah.

     Norman G. Wilbur has been a director of the Company since October 1998. Mr. Wilbur worked for J.C. Penny's regional offices in budget and analysis. His final position was Manager of Planning and Reporting for J.C. Penney's stores. After 36 years with J.C. Penny's, he took an option of an early retirement in 1997. Mr. Wilbur is a past board member of Habitat for Humanity in Plano, Texas.

     The Board of Directors recommends that stockholders vote "FOR" the election of each of the director nominees.

The Board of Directors, Board Committees and Meetings

     The Company's Bylaws provide that the Board of Directors shall consist of not less than three nor more than eleven members. The term of office of each director is for a period of one year or until the election and qualification of his successor. A director is not required to be a resident of the State of Utah but must be a stockholder of the Company. The Board of Directors held a total of five meetings during the fiscal year ended December 31, 2005. No directors attended fewer than 75% of all meetings of the Board of Directors during the 2005 fiscal year.

     The size of the Board of Directors of the Company for the coming year is seven members. A majority of the Board of Directors must qualify as "independent" as that term is defined in Rule 4200 of the listing standards of The Nasdaq Stock Market, Inc. The Board of Directors has affirmatively determined that four of the seven members of the Board of Directors, Messrs.
Charles L. Crittenden, Robert G. Hunter, M.D., H. Craig Moody and Norman G. Wilbur, are independent under the listing standards of Nasdaq.

     Unless authority is withheld by your Proxy, it is intended that the common stock represented by your Proxy will be voted for the respective nominees listed above. If any nominee should not serve for any reason, the Proxy will be voted for such person as shall be designated by the Board of Directors to replace such nominee. The Board of Directors has no reason to expect that any nominee will be unable to serve. There is no arrangement between any of the nominees and any other person or persons pursuant to which he was or is to be selected as a director. There is no family relationship between or among any of the nominees, except that Scott M. Quist is the son of George R. Quist.

     There  are  four   committees  of  the  Board  of  Directors,   which  meet
periodically during the year: the Audit Committee, the Compensation Committee, the Executive Committee, and the Nominating and Corporate Governance Committee.

     The Compensation Committee is responsible for recommending to the Board of Directors for approval the annual compensation of each executive officer of the Company and the executive officers of the Company's subsidiaries, developing policy in the areas of compensation and fringe benefits, contributions under the Employee Stock Ownership Plan, contribution under the 401(k) Retirement Savings Plan, Deferred Compensation Plan, granting of options under the stock option plans, and creating other employee compensation plans. The Compensation Committee consists of Messrs. Charles L. Crittenden (Chairman of the committee), Robert G. Hunter, M.D., H. Craig Moody and Norman G. Wilbur. During 2005, the Compensation Committee met on two occasions.

     The Audit Committee directs the auditing activities of the Company's internal auditors and outside public accounting firm and approves the services of the outside public accounting firm. The Audit Committee consists of Messrs. Charles L. Crittenden, H. Craig Moody and Norman G. Wilbur (Chairman of the committee). During 2005, the Audit Committee met on four occasions.

     The Executive Committee reviews Company policy, major investment activities and other pertinent transactions of the Company. The Executive Committee consists of Messrs. George R. Quist, Scott M. Quist, and H. Craig Moody. During 2005, the Executive Committee met on two occasions. During 2005, there were two meetings of the Company's Board of Directors.

     The Nominating and Corporate Governance Committee identifies individuals qualified to become board members consistent with criteria approved by the board, recommends to the board the persons to be nominated by the board for election as directors at a meeting of stockholders, and develops and recommends to the board a set of corporate governance principles. The Nominating and Corporate Governance Committee consists of Messrs. Charles L. Crittenden, Robert
G. Hunter, M.D., H. Craig Moody (Chairman of the committee), and Norman G. Wilbur. The Nominating and Corporate Governance Committee is composed solely of independent directors, as defined in the listing standards of The Nasdaq Stock Market, Inc. During 2005, the Nominating and Corporate Governance Committee met on one occasion.

Director Nominating Process

     The process for identifying and evaluating nominees for directors include the following steps: (1) the Nominating and Corporate Governance Committee, Chairman of the Board or other board members identify a need to fill vacancies or add newly created directorships; (2) the Chairman of the Nominating and Corporate Governance Committee initiates a search and seeks input from board members and senior management and, if necessary, obtains advice from legal or other advisors (but does not hire an outside search firm); (3) director candidates, including any candidates properly proposed by stockholders in accordance with the Company's Bylaws, are identified and presented to the Nominating and Corporate Governance Committee; (4) initial interviews with candidates are conducted by the Chairman of the Nominating and Corporate
Governance Committee; (5) the Nominating and Corporate Governance Committee meets to consider and approve final candidate(s) and conduct further interviews as necessary; and (6) the Nominating and Corporate Governance Committee makes recommendations to the board for inclusion in the slate of directors at the annual meeting. The evaluation process will be the same whether the nominee is recommended by a stockholder or by a member of the Board of Directors.

     The Nominating and Corporate Governance Committee will consider nominees proposed by stockholders. To recommend a perspective nominee for the Nominating and Corporate Governance Committee's consideration, stockholders may submit the candidate's name and qualifications to: G. Robert Quist, First Vice President and Secretary, Security National Financial Corporation, 5300 South 360 West, Suite 250, Salt Lake City, Utah 84123. Recommendations from stockholders for nominees must be received by Mr. Quist not later than the date set forth under "Deadline for Receipt of Stockholder's Proposals for Annual Meeting to be Held in July 2007" below.

     The Nominating and Corporate Governance Committee operates pursuant to a written charter. The full text of the charter is published on the Company's website at www.securitynational.com. Stockholders may also obtain a copy of the charter without charge by writing to: G. Robert Quist, First Vice President and Secretary, Security National Financial Corporation, 5300 South 360 West, Suite 250, Salt Lake City, Utah 84123.

Meetings of Non-Management Directors

     The Company's independent directors meet regularly in executive session without management. The Board of Directors has designated a lead director to preside at executive sessions of independent directors. Mr. H. Craig Moody is currently the lead director.

Stockholder Communications with the Board of Directors

     Stockholders who wish to communicate with the Board of Directors or a particular director may send a letter to G. Robert Quist, First Vice President and Secretary, Security National Financial Corporation, 5300 South 360 West, Suite 250, Salt Lake City, Utah 84123. The mailing envelope must contain a clear notation indicating that the enclosed letter is a "Stockholder-Board Communication" or "Stockholder-Director Communication." All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of the board or just certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the appropriate director or directors.

Executive Officers

     The following table sets forth certain information with respect to the executive officers of the Company (the business biographies for George R. Quist, Scott M. Quist and J. Lynn Beckstead, Jr. are set forth above):

           Name                  Age             Title
     George R. Quist(1)          85     Chairman of the Board and Chief
                                        Executive Officer
     Scott M. Quist(1)           53     President, Chief Operating Officer and
                                        Director
     G. Robert Quist(1)          54     First Vice President and Secretary
     Stephen M. Sill             60     Vice President, Treasurer and Chief
                                        Financial Officer
     J. Lynn Beckstead, Jr.      52     Vice President of Mortgage Operations
                                        and Director
     Christie Q. Overbaugh(1)    57     Senior Vice President of Internal
                                        Operations of Southern Security Life
                                        Insurance Company

     (1) George R. Quist is the father of Scott M. Quist, G. Robert Quist and Christie Q. Overbaugh

     Stephen M. Sill has been Vice President, Treasurer and Chief Financial Officer of the Company since March 2002. From 1997 to March 2002, Mr. Sill was Vice President and Controller of the Company. From 1994 to 1997, Mr. Sill was Vice President and Controller of Security National Life Insurance Company. From 1989 to 1993, he was Controller of Flying J. Inc. From 1978 to 1989, Mr. Sill was Senior Vice President and Controller of Surety Life Insurance Company. From 1975 to 1978, he was Vice President and Controller of Sambo's Restaurant, Inc. From 1974 to 1975, Mr. Sill was Director of Reporting for Northwest Pipeline Corporation. From 1970 to 1974, he was an auditor with Arthur Andersen & Co. Mr. Sill is a past president and a former director of the Insurance Accounting and Systems Association, a national association of over 1,300 insurance companies and associate members.

     G. Robert Quist has been First Vice President and Secretary of the Company since March 2002. Mr. Quist has served as President of Memorial Estates since June 2005 and its Vice President from 1982 to June 2005. He began working for Memorial Estates in 1978. Mr. Quist has also served as First Vice President of Singing Hills Memorial Park since 1996. In addition, since 1987 Mr. Quist has served as President and a director of Big Willow Water Company and as Secretary-Treasurer and a director of the Utah Cemetery Association. From 1987 to 1988, Mr. Quist was a director of Investors Equity Life Insurance Company of Hawaii.

     Christie Q. Overbaugh has been Senior Vice President of Internal Operations for Southern Security Life Insurance Company since June 2002, and Vice President of Underwriting of Security National Life Insurance Company since October 1998. Ms. Overbaugh has also served as Vice President of the Company from October 1999 to June 2002, and as Vice President of Underwriting for Southern Security Life Insurance Company from December 1998 to June 2002. >From 1986 to 1991, she was Chief Underwriter for Investors Equity Life Insurance Company of Hawaii and Security National Life Insurance Company. From 1990 to 1991, Ms. Overbaugh was President of the Utah Home Office Underwriters Association. Ms. Overbaugh is currently a member of the Utah Home Office Underwriters Association and an Associate Member of LOMA (Life Office Management Association).

     The Board of Directors of the Company has a written procedure that requires disclosure to the board of any material interest or any affiliation on the part of any of its officers, directors or employees that is in conflict or may be in conflict with the interests of the Company.

     No director, officer or 5% stockholder of the Company or its subsidiaries, or any affiliate thereof has had any transactions with the Company or its subsidiaries during 2005 or 2004.

Corporate Governance

     Corporate Governance Guidelines. The Board of Directors has adopted the Security National Financial Corporation Corporate Governance Guidelines. These guidelines outline the functions of the board, director qualifications and responsibilities, and various processes and procedures designed to insure effective and responsive governance. The guidelines are reviewed from time to time in response to regulatory requirements and best practices and are revised accordingly. The full text of the guidelines is published on the Company's website at www.securitynational.com. A copy of the Corporate Governance Guidelines may also be obtained at no charge by written request to the attention of G. Robert Quist, First Vice President and Secretary, Security National Financial Corporation, 5300 South 360 West, Suite 250, Salt Lake City, Utah 84123.

     Code of Business Conduct. All of the Company's officers, employees and directors are required to comply with the Company's Code of Business Conduct and Ethics to help insure that the Company's business is conducted in accordance with appropriate standards of ethical behavior. The Company's Code of Business Conduct and Ethics covers all areas of professional conduct, including customer relationships, conflicts of interest, insider trading, financial disclosures, intellectual property and confidential information, as well as requiring adherence to all laws and regulations applicable to the Company's business. Employees are required to report any violations or suspected violations of the Code. The Code includes an anti-retaliation statement. The full text of the Code of Business Conduct and Ethics is published on the Company's website at www.securitynational.com. A copy of the Code of Business Conduct and Ethics may also be obtained at no charge by written request to the attention of G. Robert Quist, First Vice President and Secretary, Security National Financial Corporation, 5300 South 360 West, Suite 250, Salt Lake City, Utah 84123.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Executive Officer Compensation

     The following table sets forth, for each of the last three fiscal years, the compensation received by George R. Quist, the Company's Chairman of the Board and Chief Executive Officer, and all other executive officers (collectively, the "Named Executive Officers") at December 31, 2005 whose salary and bonus for all services in all capacities exceed $100,000 for the fiscal year ended December 31, 2005.

                                                                     Summary Compensation Table
                                    Annual Compensation
                                                                                                    Long-Term Compensation
                                                           Other
                                                          Annual     Restricted     Securities      Long-Term    All Other
Name and                                                  Compen-       Stock       Underlying      Incentive    Compen-
Principal Position        Year    Salary($)  Bonus($)  sation($)(2)    Awards($)  Options/SARs(#)   Payout($)    sation($)(3)
------------------        ----    ---------  --------  ------------    ---------  ---------------------------    ------------
George R. Quist (1)       2005   $186,300   $ 35,000     $2,400          $0           70,000          $0            $25,993
  Chairman of the         2004    165,600     50,000      2,400           0          100,000           0             26,002
  Board and Chief         2003    165,600     50,000      2,400           0          100,000           0             23,273
  Executive Officer

Scott M. Quist (1)        2005   $246,900   $ 75,000     $7,200          $0           70,000          $0            $44,489
  President, Chief        2004    215,900     75,000      7,200           0        1,000,000(4)        0             34,773
  Operating Officer       2003    205,400     60,000      7,200           0           70,000           0             29,531
  and Director

J. Lynn Beckstead, Jr.    2005   $220,306    $24,000         $0          $0           35,000          $0            $26,176
  Vice President of       2004    195,796     85,000          0           0            5,000           0               0
  Mortgage Operations     2003    158,500    255,675          0           0           15,000           0               0
  and Director

G. Robert Quist (1)       2005   $115,029   $  8,000     $2,400          $0           30,000          $0            $13,044
  First Vice President    2004    104,814          0      2,400           0           10,000           0               0
  and Secretary           2003     87,175     16,599      2,400           0           35,000           0               0

Stephen M. Sill           2005   $115,063   $  6,000     $3,600          $0           15,000          $0            $16,402
  Vice President,         2004    102,855      6,000      3,600           0            5,000           0               0
  Treasurer and Chief
  Financial Officer


(1)  George R. Quist is the father of Scott M. Quist and G. Robert Quist.

(2) The amounts indicated under "Other Annual Compensation" consist of payments related to the operation of automobiles by the Named Executive Officers. However, such payments do not include the furnishing of an automobile by the Company to George R. Quist, Scott M. Quist, J. Lynn Beckstead Jr., and
     G. Robert Quist, nor the payment of insurance and property taxes with respect to the automobiles operated by the Named Executive Officers.

(3) The amounts indicated under "All Other Compensation" consist of (a) amounts contributed by the Company into a trust for the benefit of the Named
     Executive Officers under the Security National Financial Corporation Deferred Compensation Plan (for the years 2005, 2004, and 2003, such amounts were George R. Quist, $21,340, $21,341 and $18,590, respectively; Scott M. Quist, $23,978, $23,001 and $23,000, respectively; J. Lynn
     Beckstead,  Jr.,  $21,735,  $21,000 and  $12,750,  respectively;  G. Robert
     Quist, $10,205, $10,161 and $9,394, respectively; and Stephen M. Sill $12,518 and $11,134 for the years 2005 and 2004); (b) insurance premiums paid by the Company with respect to a group life insurance plan for the benefit of the Named Executive Officers (for the years 2005, 2004 and 2003, such amounts were for George R. Quist $9, $17 and $39, respectively; and for Scott M. Quist, G. Robert Quist, Stephen M. Sill and J. Lynn Beckstead, Jr., $241, $550 and $354 each, respectively); (c) life insurance premiums paid by the Company for the benefit of the family of George R. Quist ($4,644 for each of the years 2005, 2004 and 2003); Scott M. Quist ($20,270 for the year 2005, $11,222 for the year 2004, and $6,177 for the year
     2003); J. Lynn Beckstead, Jr. ($4,200 for each of the years 2005 and 2004);
     G. Robert Quist ($2,598 for 2005); and Stephen M. Sill ($3,643 for 2005), respectfully; and (d) amounts contributed by the Company into a trust for the benefit of the Named Executive Officers under the Security National Financial Corporation's Employer Stock Ownership Plan (ESOP) (for the year 2003, such amount was J. Lynn Beckstead Jr., $3,000. The amounts under "All Other Compensation" do not include the no-interest loan in the amount of $172,000 that the Company made to George R. Quist on April 29, 1998 to exercise stock options granted to him. The loan was fully paid as of March 31, 2005.

(4) Options to purchase 1,000,000 shares of Class C common stock. The Class C common shares are convertible to Class A common shares on the basis of ten shares of Class C common stock to one share of Class A common stock.

     The following table sets forth information concerning the exercise of options to acquire shares of the Company's Common Stock by the Named Executive Officers during the fiscal year ended December 31, 2005, as well as the aggregate number and value of unexercised options held by the Named Executive Officers on December 31, 2005.

     Aggregated Option/SAR Exercised in Last Fiscal Year and Fiscal Year-End Option/SAR Values:

                                                              Number of
                                                             Securities                                  Value of
                                                             Underlying                                 Unexercised
                                                             Unexercised                               In-the-Money
                      Shares                               Options/SARs at                            Options/SARs at
                    Acquired on                             December 31,                               December 31,
                     Exercise         Value                    2005(#)                                      2005
                                                               -------                                    ------
Name                   (#)          Realized       Exercisable          Unexercisable            Exercisable  Unexercisable
----                 --------       --------       -----------          -------------            -----------  -------------
George R.  Quist       --             --               234,801              -0-                  $  140,795    $    -0-
Scott M. Quist         --             --             1,257,034(1)           -0-                       5,978         -0-
J. Lynn Beckstead, Jr. --             --                59,627              -0-                          -0-        -0-
G. Robert Quist        --             --                83,042              -0-                          -0-        -0-
Stephen M. Sill        --             --                21,263              -0-                      11,998         -0-
-----------------

(1) Includes options to purchase 1,102,500 shares of Class C common stock. The Class C common shares are convertible to Class A common shares on the basis of ten shares of Class C common stock to one share of Class A common stock.

Retirement Plans

     On December 8, 1988, the Company entered into a deferred compensation plan with George R. Quist, the Chairman and Chief Executive officer of the Company. The plan was later amended on three occasions with the third amendment effective February 1, 2001. Under the terms of the plan as amended, upon the retirement of Mr. Quist, the Company is required to pay him ten annual installments in the amount of $60,000. Retirement is defined in the plan as the age of 70, or a later retirement age, as specified by the Board of Directors. The $60,000 annual payments are to be adjusted for inflation in accordance with the United States Consumer Price Index for each year after January 1, 2002. If Mr. Quist's employment is terminated by reason of disability or death before he reaches retirement age, the Company is to make the ten annual payments to Mr. Quist, in the event of disability, or to his designated beneficiary, in the event of death.

     The plan also provides that the Board of Directors may, in its discretion, pay the amounts due under the plan in a single, lump-sum payment. In the event that Mr. Quist dies before the ten annual payments are made, the unpaid balance will continue to be paid to his designated beneficiary. The plan further requires the Company to furnish an automobile for Mr. Quist's use and to pay all reasonable expenses incurred in connection with its use for a ten year period, and to provide Mr. Quist with a hospitalization policy with similar benefits to those provided to him the day before his retirement or disability. However, in the event Mr. Quist's employment with the Company is terminated for any reason other than retirement, death, or disability, the entire amount of deferred compensation payments under the plan shall be forfeited by him.

Employment Agreements

     On July 16, 2004, the Company entered into an employment agreement with Scott M. Quist, its President and Chief Operating Officer. The agreement is effective as of December 4, 2003 and has a five-year term, but the Company has agreed to renew the agreement on December 4, 2008 and 2013 for additional five-year terms, provided Mr. Quist performs his duties with usual and customary care and diligence. Under the terms of the agreement, Mr. Quist is to devote his full time to the Company serving as its President and Chief Operating Officer at not less than his current salary and benefits. The Company also agrees to maintain a group term life insurance policy of not less than $1,000,000 on Mr. Quist's life and a whole life insurance policy in the amount of $500,000 on Mr. Quist's life. In the event of disability, Mr. Quist's salary would be continued for up to five years at 75% of its current level.

     In the event of a sale or merger of the Company and Mr. Quist is not retained in his current position, the Company would be obligated to continue paying Mr. Quist's current compensation and benefits for seven years following the merger or sale. The agreement further provides that Mr. Quist is entitled to receive annual retirement benefits beginning (i) one month from the date of his retirement (to commence no sooner than age 65), (ii) five years following complete disability, or (iii) upon termination of his employment without cause. These retirement benefits are to be paid for a period of ten years in annual installments in the amount equal to 75% of his then current rate of compensation. However, in the event that Mr. Quist dies prior to receiving all retirement benefits thereunder, the remaining benefits are to be paid to his heirs. The Company accrued $37,800 and $31,500 in fiscal 2005 and 2004, respectively, to cover the present value of anticipated retirement benefits under the employment agreement.

     On December 4, 2003, the Company, through its subsidiary SecurityNational Mortgage Company, entered into an employment agreement with J. Lynn Beckstead, Jr., Vice President of Mortgage Operations and President of SecurityNational Mortgage Company. The agreement has a five-year term, but the Company has agreed to renew the agreement on December 4, 2008 and 2013 for additional five-year terms, provided Mr. Beckstead performs his duties with usual and customary care and diligence. Under the terms of the agreement, Mr. Beckstead is to devote his full time to the Company serving as President of SecurityNational Mortgage Company at not less than his current salary and benefits, and to include $350,000 of life insurance protection. In the event of disability, Mr. Beckstead's salary would be continued for up to five years at 50% of its current level.

     In the event of a sale or merger of the Company, and Mr. Beckstead was not retained in his current position, the Company would be obligated to continue paying Mr. Beckstead's current compensation and benefits for five years following the merger or sale. The agreement further provides that Mr. Beckstead is entitled to receive annual retirement benefits beginning (i) one month from the date of his retirement (to commence no sooner than age 62 1/2) (ii) five years following complete disability, or (iii) upon termination of his employment without cause. These retirement benefits are to be paid for a period of ten years in annual installments in the amount equal to one-half of his then current annual salary. However, in the event that Mr. Beckstead dies prior to receiving all retirement benefits thereunder, the remaining benefits are to be paid to his heirs. The Company accrued in 2005 and 2004 approximately $46,300 and $18,500, respectively, to cover the present value of the retirement benefit of the agreement.

Director Compensation

     Directors of the Company (but not including directors who are employees) are paid a director's fee of $13,200 per year by the Company for their services and are reimbursed for their expenses in attending board and committee meetings. No additional fees are paid by the Company for committee participation or special assignments. However, each director is provided with an annual grant of stock options to purchase 1,000 shares of Class A Common Stock under the 2000 Director Stock Option Plan.

Employee 401(k) Retirement Savings Plan

     In 1995, the Company's Board of Directors adopted a 401(k) Retirement Savings Plan. Under the terms of the 401(k) plan, effective as of January 1, 1995, the Company may make discretionary employer matching contributions to its employees who choose to participate in the plan. The plan allows the board to determine the amount of the contribution at the end of each year. The Board adopted a contribution formula specifying that such discretionary employer matching contributions would equal 50% of the participating employee's contribution to the plan to purchase Company stock up to a maximum discretionary employee contribution of 1/2% of a participating employee's compensation, as defined by the plan.

     All persons who have completed at least one year's service with the Company and satisfy other plan requirements are eligible to participate in the 401(k) plan. All Company matching contributions are invested in the Company's Class A Common Stock. The Company's matching contributions for 2005, 2004 and 2003 were approximately $5,142, $5,746 and $4,493, respectively. Also, the Company may contribute at the discretion of the Company's Board of Directors an Employer Profit Sharing Contribution to the 401(k) plan. The Employer Profit Sharing Contribution shall be divided among three different classes of participants in the plan based upon the participant's title in the Company. All amounts contributed to the plan are deposited into a trust fund administered by an independent trustee. The Company's contributions to the plan for 2005, 2004 and 2003, were $135,589, $128,949 and $110,081, respectively.

Employee Stock Ownership Plan

     Effective January 1, 1980, the Company adopted an employee stock ownership plan (the "Ownership Plan") for the benefit of career employees of the Company and its subsidiaries. The following is a description of the Ownership Plan, and is qualified in its entirety by the Ownership Plan, a copy of which is available for inspection at the Company's offices.

     Under the Ownership Plan, the Company has discretionary power to make contributions on behalf of all eligible employees into a trust created under the Ownership Plan. Employees become eligible to participate in the Ownership Plan when they have attained the age of 19 and have completed one year of service (a twelve-month period in which the Employee completes at least 1,040 hours of service). The Company's contributions under the Ownership Plan are allocated to eligible employees on the same ratio that each eligible employee's compensation bears to total compensation for all eligible employees during each year. To date, the Ownership Plan has approximately 297 participants and had $131,524 contributions payable to the Plan in 2005. Benefits under the Ownership Plan vest as follows: 20% after the third year of eligible service by an employee, an additional 20% in the fourth, fifth, sixth and seventh years of eligible service by an employee.

     Benefits under the Ownership Plan will be paid out in one lump sum or in installments in the event the employee becomes disabled, reaches the age of 65, or is terminated by the Company and demonstrates financial hardship. The Ownership Plan Committee, however, retains discretion to determine the final method of payment. Finally, the Company reserves the right to amend or terminate the Ownership Plan at any time. The trustees of the trust fund under the Ownership Plan are George R. Quist, Scott M. Quist and Robert G. Hunter, who each serve as a director of the Company.

Deferred Compensation Plan

     In 2001, the Company's Board of Directors adopted a Deferred Compensation Plan. Under the terms of the Deferred Compensation Plan, the Company will provide deferred compensation for a select group of management or highly compensated employees, within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended. The board has appointed a committee of the Company to be the plan administrator and to determine the employees who are eligible to participate in the plan. The employees who participate may elect to defer a portion of their compensation into the plan. The Company may contribute into the plan at the discretion of the Company's Board of Directors. The Company's contribution for 2005, 2004 and 2003 was $141,710, $123,249 and $95,485, respectively.

2000 Director Stock Option Plan

     On October 16, 2000, the Company adopted the 2000 Directors Stock Option Plan (the "Director Plan") effective November 1, 2000. The Director Plan provides for the grant by the Company of options to purchase up to an aggregate of 50,000 shares of Class A common stock for issuance thereunder. The Director Plan provides that each member of the Company's Board of Directors who is not an employee or paid consultant of the Company automatically is eligible to receive options to purchase the Company's Class A common stock under the Director Plan.

     Effective as of November 1, 2000, and on each anniversary date thereof during the term of the Director Plan, each outside director shall automatically receive an option to purchase 1,000 shares of Class A common stock. In addition, each new outside director who shall first join the Board after the effective date shall be granted an option to purchase 1,000 shares upon the date which such person first becomes an outside director and an annual grant of an option to purchase 1,000 shares on each anniversary date thereof during the term of the Director Plan. The options granted to outside directors shall vest in their entirety on the first anniversary date of the grant. The primary purposes of the Director Plan are to enhance the Company's ability to attract and retain well-qualified persons for service as directors and to provide incentives to such directors to continue their association with the Company.

     In the event of a merger of the Company with or into another company, or a consolidation, acquisition of stock or assets or other change in control transaction involving the Company, each option becomes exercisable in full, unless such option is assumed by the successor corporation. In the event the transaction is not approved by a majority of the continuing directors (as defined in the Director Plan), each option becomes fully vested and exercisable in full immediately prior to the consummation of such transaction, whether or not assumed by the successor corporation.

2003 Stock Option Plan

     On July 11, 2003, the Company adopted the Security National Financial Corporation 2003 Stock Incentive Plan (the "2003 Plan"), which reserved 500,000 shares of Class A common stock and 1,000,000 shares of Class C common stock for issuance thereunder. The 2003 Plan was approved by the Board of Directors on May 9, 2003, and by the stockholders at the annual meeting of the stockholders held on July 11, 2003. The 2003 Plan allows the Company to grant options and issue shares as a means of providing equity incentives to key personnel, giving them a proprietary interest in the Company and its success and progress.

     The 2003 Plan provides for the grant of options and the award or sale of stock to officers, directors, and employees of the Company. Both "incentive stock options", as defined under Section 422A of the Internal Revenue

Code of 1986 and "non-qualified options" may be granted under the 2003 Plan. The exercise prices for the options granted are equal to or greater than the fair market value of the stock subject to such options as of the date of grant, as determined by the Company's Board of Directors. The options granted under the 2003 Plan are to reward certain officers and key employees who have been employed by the Company for a number of years and to help the Company retain these officers by providing them with an additional incentive to contribute to the success of the Company.

     The 2003 Plan is to be administered by the Board of Directors or by a committee designated by the board. The terms of options granted or stock awards or sales affected under the 2003 Plan are to be determined by the Board of Directors or its committee. The plan provides that if the shares of common stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of common Stock as a stock dividend on its outstanding common stock, the number of shares of common stock deliverable upon the exercise of options shall be increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price to reflect such subdivision, combination or stock dividend. In addition, the number of shares of common stock reserved for purposes of the plan shall be adjusted by the same proportion. No options may be exercised for a term of more than ten years from the date of grant.

     Options intended as incentive stock options may be issued only to employees, and must meet certain conditions imposed by the code, including a requirement that the option exercise price be no less than then fair market value of the option shares on the date of grant. The 2003 Plan provides that the exercise price for non-qualified options will not be less than at least 50% of the fair market value of the stock subject to such option as of the date of grant of such options, as determined by the Company's Board of Directors.

     The 2003 Plan has a term of ten years. The Board of Directors may amend or terminate the 2003 Plan at any time, subject to approval of certain modifications to the 2003 Plan by the shareholders of the Company as may be required by law or the 2003 Plan.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and periodic changes in ownership of the Company's common stock with the Securities and Exchange Commission. Such persons are also required to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of the copies of stock reports received by it with respect to fiscal 2005, or written representations from certain reporting persons, the Company believes that its directors, officers and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them.

Certain Relationships and Related Transactions

     On December 19, 2001, the Company entered into an option agreement with Monument Title, LLC, a Utah limited liability company, in which the Company made available a $100,000 line of credit to Monument Title at an interest rate of 8% per annum. The line of credit was secured by the assets of Monument Title. From December 28, 2001 to June 14, 2002, the Company advanced Monument Title a total of $77,953 under the line of credit. The amount advanced under the line of credit plus accrued interest were payable upon demand. This receivable was fully allowed for in 2003. Ronald Motzkus and Troy Lashley, who owned 90% and 10%, respectively, of the outstanding shares of Monument Title, are brothers-in-law of Scott M. Quist, President and Chief Operating Officer of the Company. The Company had the right under the option agreement for a period of five years from the date thereof to acquire 100% of the outstanding common shares of Monument Title for the sum of $10. The purpose of the transaction, which was approved by the Company's Board of Directors, was to insure that the title and escrow work performed for SecurityNational Mortgage Company in connection with its mortgage loans are completed as accurately as possible by Monument Title to avoid any economic losses to the Company.

     On November 1, 2004, the Company entered into an Agreement to Repay Indebtedness and to Convey Option with Monument Title and Mr. Motzkus. Under the terms of the agreement, Monument Title agreed to pay the Company a total of $94,177, representing the total of $77,953 the Company advanced to Monument Title under the line of credit, plus interest thereon, within seven days from the date of the agreement. Monument Title paid the $94,177 to the Company pursuant to the agreement. The Company also agreed to release its interest in the option agreement to acquire 100% of the outstanding common shares of Monument Title in consideration for the payment of an additional $94,177 by Monument Title. Monument Title agreed to pay the additional $94,177 to the Company in minimum payments of $500 per month for the first twelve months following the date of the agreement, with additional payments of $1,000 per month for the second twelve months following the date of the agreement. After the 24th month following the date of the agreement, the outstanding balance is to bear interest at the three-year treasury rate plus 1%. The minimum payment for the third, fourth and firth years is $1,500, $2,000 and $2,500 per month, respectively. Any remaining unpaid balance, including interest, shall be due and payable at the conclusion of the 60th month from the date of the agreement. During 2005 Monument Title paid a total of $7,000 under the agreement and the balance on the note at December 31, 2005 was $87,177.

     On December 28, 2004, Security National Life Insurance Company entered into a coinsurance agreement and a modified coinsurance agreement with Southern Security Life Insurance Company, effective October 1, 2004. Under the terms of these agreements, Southern Security Life Insurance Company ceded 25% of certain blocks of its universal life business to Security National Life Insurance Company. The total liabilities reinsured for this business on October 1, 2004 were $11,010,599. Southern Security Life Insurance Company received a ceding commission from Security National Life Insurance Company of $1,200,000 and will pay a risk charge to Security National Life Insurance Company of 1% of the outstanding coinsurance per calendar quarter. Southern Security Life Insurance Company placed investment grade bonds in a bank trust, the value of which equals the outstanding liabilities ceded to Security National Life Insurance Company. Security National Life Insurance Company is named as a beneficiary of the trust, and the terms of the trust are such that Southern Security Life Insurance Company will maintain investment grade bonds in the trust in an amount equal to the outstanding liabilities ceded to Security National Life Insurance Company.

     Under the coinsurance agreement and the modified coinsurance agreement, the coinsurance and the decrease in reserves are equal in amount. Under U. S. GAAP, the coinsurance and the reserve decreases are netted since these are non-cash items, and Southern Security Life Insurance Company expects to recapture the coinsurance from future profits of the reinsured business. Southern Security Life Insurance Company has the right to recapture the business at any time after September 30, 2005, upon 120 days advance notice. As of December 31, 2005, the outstanding coinsurance amount was $958,968. Southern Security Life Insurance Company recorded as an expense the risk charge of $33,121 for 2005. The coinsurance agreements have remained in effect following completion of the merger of SSLIC Holding Company into Southern Security Life Insurance Company. As a result, the coinsurance agreements have not been impacted or affected by the completion of such merger.

     On December 1, 2005, Security National Life Insurance Company entered into a coinsurance agreement and a modified coinsurance agreement with Southern Security Life Insurance Company, effective October 1, 2005. Under the terms of these agreements, Southern Security Life Insurance Company ceded the remaining 25% of its universal life business to Security National Life Insurance Company. The total liabilities reinsured for this business on October 1, 2005 were $11,001,332. Southern Security Life Insurance Company received a ceding commission from Security National Life Insurance Company of $1,000,000 and will pay a risk charge to Security National Life Insurance Company of 1% of the outstanding coinsurance per calendar quarter. Southern Security Life Insurance Company placed investment grade bonds in a bank trust, the value of which equals the outstanding liabilities ceded to Security National Life Insurance Company. Security National Life Insurance Company is named as a beneficiary of the trust, and the terms of the trust are such that Southern Security Life Insurance Company will maintain investment grade bonds in the trust in an amount equal to the outstanding liabilities ceded to Security National Life Insurance Company.

     Under the coinsurance agreement and the modified coinsurance agreement, the coinsurance and the decrease in reserves are equal in amount. Under U. S. GAAP, the coinsurance and the reserve decreases are netted since these are non-cash items, and Southern Security Life Insurance Company expects to recapture the coinsurance from future profits of the reinsured business. Southern Security Life Insurance Company has the right to recapture the business at any time after September 30, 2005, upon 120 days advance notice. As of December 31, 2005, the outstanding coinsurance amount was $911,656. Southern Security Life Insurance Company recorded as an expense the risk charge of $10,000 for 2005. The coinsurance agreements have remained in effect following completion of the merger of SSLIC Holding Company into Southern Security Life Insurance Company. As a result, the coinsurance agreements have not been impacted or affected by the completion of the merger.

     On December 31, 2005, Security National Life Insurance Company and Southern Security Life Insurance Company entered into a reinsurance agreement to reinsure the remaining in force business of Southern Security Life Insurance Company to Security National Life Insurance Company to the extent permitted by the Florida Office of Insurance Regulation. The assets and liabilities reinsured under the reinsurance agreement will be deposited into a trust account, in which Zions First National Bank agrees to act as trustee. Under the terms of the reinsurance agreement, in the event of the insolvency of Security National Life Insurance Company, Zions First National Bank will hold the assets and liabilities in trust for purposes of administration of the assets and liabilities with respect to such insolvency.

     The Florida Office of Insurance Regulation approved the reinsurance agreement on December 28, 2005. As a result of the execution of the reinsurance agreement, all of the insurance business and operations of Southern Security Life Insurance Company will be transferred to Security National Life Insurance Company, as reinsurer, as of December 31, 2005, the effective date of the agreement. Any future insurance business by Southern Security Life Insurance Company will be covered by this reinsurance agreement. All of the insurance business and operations of Southern Security Life Insurance Company, including its assets and liabilities, will be transferred to Security National Life Insurance Company under the terms of the reinsurance agreement, except for $3,500,000 in capital and surplus that Southern Security Life Insurance Company will continue to hold in order to remain qualified as a life insurance company for federal income tax purposes. Thus, $48,528,000 in assets and liabilities will be transferred from Southern Security Life Insurance Company to Security National Life Insurance Company pursuant to the reinsurance agreement.

     The Company's Board of Directors has a written procedure, which requires disclosure to the board of any material interest or any affiliation on the part of any of its officers, directors or employees which is in conflict or may be in conflict with the interests of the Company.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth security ownership information of the Company's Class A and Class C common stock as of March 31, 2006, (i) for persons who own beneficially more than 5% of the Company's outstanding Class A or Class C common stock, (ii) each director of the Company, and (iii) for all executive officers and directors of the Company as a group.

                                            Class A                          Class C                  Class A and Class C
                                         Common Stock                     Common Stock                   Common Stock
                                         ------------                     ------------                   ------------
                                   Amount                           Amount                           Amount
                                Beneficially       Percent       Beneficially        Percent      Beneficially    Percent
Name and Address (1)                Owned         of Class           Owned          of Class          Owned      of Class
-----------------                  -------        --------           -----          --------          -----      --------
George R. and Shirley C. Quist
  Family Partnership, Ltd. (2)     450,203          6.6%          3,526,622            45.5%       3,976,825        27.3%
Employee Stock
  Ownership Plan (3)               621,726          9.1%          1,630,693            21.1%       2,252,419        15.4%
George R. Quist (4)(5)(7)(8)       550,730          8.1%            494,110             6.3%       1,044,840         7.2%
Scott M. Quist (4)(7)(9)           450,385          6.6%          1,362,433            17.7%       1,822,818        12.5%
Associated Investors (10)           97,438          1.4%            688,392             8.9%         785,830         5.4%
G. Robert Quist (6)(11)            153,888          2.2%            256,256             3.3%         410,144         2.8%
J. Lynn Beckstead, Jr., (6)(12)    158,722          2.3%            --                 --            158,722         1.1%
Stephen M. Sill (6)(13)             82,004          1.2%            --                 --             82,004         1.0%
Christie Q. Overbaugh (14)          87,313          1.3%            110,776             1.4%         198,089         1.4%
Robert G. Hunter, M.D., (4)(15)      7,984             *            --                 --              7,984            *
Norman G. Wilbur (16)                6,603             *            --                 --              6,603            *
Charles L. Crittenden (17)           7,320             *            --                 --              7,320            *
H. Craig Moody (18)                  6,314             *            --                 --              6,314            *
All directors and executive officers
  (10 persons) (4)(5)(6)(7)      1,961,466         28.7%          5,760,197            74.4%       7,721,663        52.9%

*   Less than 1%

(1) Unless otherwise indicated, the address of each listed stockholder is c/o Security National Financial Corporation, 5300 South 360 West, Suite 250, Salt Lake City, Utah 84123.

(2) This stock is owned by the George R. and Shirley C. Quist Family Partnership, Ltd., of which George R. Quist is the general partner.

(3) The trustees of the Employee Stock Ownership Plan (ESOP) are George R. Quist, Scott M. Quist, and Robert G. Hunter who exercise shared voting and investment powers.

(4) Does not include 621,726 shares of Class A common stock and 1,630,693 shares of Class C common stock owned by the Company's Employee Stock Ownership Plan (ESOP), of which George R Quist, Scott M. Quist and Robert
     G. Hunter are the trustees and accordingly, exercise shared voting and investment powers with respect to such shares.

(5) Does not include 97,438 shares of Class A common stock and 688,392 shares of Class C common stock owned by Associated Investors, a Utah general partnership, of which George R. Quist is the managing partner and, accordingly, exercises sole voting and investment powers with respect to such shares.

(6) Does not include 322,357 shares of Class A common stock owned by the Company's 401(k) Retirement Savings Plan, of which G. Robert Quist, J. Lynn Beckstead, and Stephen M. Sill are members of the investment committee and, accordingly, exercise shared voting and investment powers with respect to such shares.

(7) Does not include 194,838 shares of Class A common stock owned by the Company's Deferred Compensation Plan, of which George R. Quist and Scott M. Quist are members of the investment committee and, accordingly, exercise shared voting and investment powers with respect to such shares.

(8)  Includes options to purchase 234,801 shares of Class A common stock granted
     to  George  R.  Quist  that  are  currently   exercisable  or  will  become
     exercisable within 60 days of March 31, 2006.

(9) Includes options to purchase 154,534 shares of Class A common stock and 1,102,500 shares of Class C common stock granted to Scott M. Quist that are currently exercisable or will become exercisable within 60 days of March 31, 2006.

(10) The managing partner of Associated Investors is George R. Quist, who exercises sole voting and investment powers.

(11) Includes  options to purchase 83,042 shares of Class A common stock granted
     to  G.  Robert  Quist  that  are  currently   exercisable  or  will  become
     exercisable within 60 days of March 31, 2006

(12) Includes options to purchase 59,627 shares of Class A common stock granted to Mr. Beckstead that are currently exercisable or will become exercisable within 60 days of March 31, 2006.

(13) Includes options to purchase 21,263 shares of Class A common stock granted to Mr. Sill that are currently exercisable or will become exercisable within 60 days of March 31, 2006.

(14) Includes options to purchase 29,629 shares of Class A common stock granted to Ms. Overbaugh that are currently exercisable or will become exercisable within 60 days of March 31, 2006.

(15) Includes options to purchase 4,753 shares of Class A common stock granted to Mr. Hunter that are currently exercisable or will become exercisable within 60 days of March 31, 2006.

(16) Includes options to purchase 4,753 shares of Class A common stock granted to Mr. Wilbur that are currently exercisable or will become exercisable within 60 days of March 31, 2006.

(17) Includes options to purchase 2,261 shares of Class A common stock granted to Mr. Crittenden that are currently exercisable or will become exercisable within 60 days of March 31, 2006.

(18) Includes options to purchase 4,753 shares of Class A common stock granted to Mr. Moody that are currently exercisable or will become exercisable within 60 days of March 31, 2006.

     The Company's officers and directors, as a group, own beneficially approximately 52.9% of the outstanding shares of the Company's Class A and Class C common stock.

                      REPORT OF THE COMPENSATION COMMITTEE

     Under rules established by the Securities and Exchange Commission (the "Commission"), the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chairman of the Board of Directors and Chief Executive Officer and the five other most highly compensated executive officers. In fulfillment of this requirement, the Compensation Committee, at the direction of the Board of Directors, has prepared the following report for inclusion in this Proxy Statement.

     Executive Compensation Philosophy. The Compensation Committee of the Board of Directors is composed of four directors, all of whom are independent, outside directors. The Compensation Committee is responsible for setting and administering the policies and programs that govern both annual compensation and stock ownership programs for the executive officers of the Company. The Company's executive compensation policy is based on principles designed to ensure that an appropriate relationship exists between executive pay and corporate performance, while at the same time motivating and retaining executive officers.

     Executive Compensation Components. The key components of the Company's compensation program are base salary, an annual incentive award, and equity participation. These components are administered with the goal of providing total compensation that is competitive in the marketplace, rewards successful financial performance and aligns executive officers' interests with those of stockholders. The Compensation Committee reviews each component of executive compensation on an annual basis.

     Base Salary. Base salaries for executive officers are set at levels believed by the Compensation Committee to be sufficient to attract and retain qualified executive officers. Base pay increases are provided to executive officers based on an evaluation of each executive's performance, as well as the performance of the Company as a whole. In establishing base salaries, the Compensation Committee not only considers the financial performance of the Company, but also the success of the executive officers in developing and executing the Company's strategic plans, developing management employees and exercising leadership. The Compensation Committee believes that executive officer base salaries for 2005 were reasonable as compared to amounts paid by companies of similar size.

     Annual Incentive. The Compensation Committee believes that a significant proportion of total cash compensation for executive officers should be subject to attainment of specific Company financial performance. This approach creates a direct incentive for executive officers to achieve desired performance goals and places a significant percentage of each executive officer's compensation at risk. Consequently, each year the Compensation Committee establishes potential bonuses for executive officers based on the Company's achievement of certain financial performance. The Compensation Committee believes that executive officer annual bonuses for 2005 were reasonable as compared to amounts paid by companies of similar size.

     Stock Options. The Compensation Committee believes that equity participation is a key component of its executive compensation program. Stock options are granted to executive officers primarily based on the officer's actual and potential contribution to the Company's growth and profitability and competitive marketplace practices. Option grants are designed to retain executive officers and motivate them to enhance stockholder value by aligning the financial interests of executive officers with those of stockholders. Stock options also provide an effective incentive for management to create stockholder value over the long term since the full benefit of the compensation package cannot be realized unless an appreciation in the price of the Company's Class A common stock occurs over a number of years.

     Compensation of Chief Executive Officer. Consistent with the executive compensation policy and components described above, the Compensation Committee determined the salary, bonus and stock options received by George R. Quist, the Chairman of the Board and Chief Executive Officer of the Company, for services rendered in 2005. Mr. Quist received a base salary of $186,300 for 2005 He also received an annual bonus of $35,000 and stock options to purchase 70,000 shares of the Company's Class A common stock at an exercise price of $3.86 per share, exercisable through March 25, 2015. Under the Compensation Committee's rules, the Chief Executive Officer may not be present during voting or deliberations related to his compensation.

                                   COMPENSATION COMMITTEE

                                   Charles L. Crittenden, Chairman
                                   Robert G. Hunter, M.D.
                                   H. Craig Moody
                                   Norman G. Wilbur

                          REPORT OF THE AUDIT COMMITTEE

     The Company has an Audit Committee consisting of three non-management directors, Charles L. Crittenden, H. Craig Moody, and Norman G. Wilbur. Each member of the Audit Committee is considered independent and qualified in accordance with applicable independent director and audit committee listing standards. The Company's Board of Directors has adopted a written charter for the Audit Committee.

     During the year 2005 the Audit Committee met four times. The Audit Committee has met with management and discussed the Company's internal controls, the quality of the Company's financial reporting, the results of internal and external audit examinations, and the audited financial statements. In addition, the Audit Committee met with the Company's independent registered public auditors, Hansen, Barnett & Maxwell, and discussed all matters required to be discussed by the auditors with the Audit Committee under Statement on Auditing Standards No. 61 (communication with audit committees). The Audit Committee reviewed and discussed with the auditors their annual written report on their independence from the Company and its management, which is made under Independence Standards Board Standard No. 1 (independence discussions with audit committees), and considered with the auditors whether the provision of financial information systems design and implementation and other non-audit services provided by them to the Company during 2005 was compatible with the auditors' independence.

     In performing these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company's management, which is responsible for the integrity of the Company's internal controls and its financial statements and reports, and the Company's independent auditors, who are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards and for issuing a report on these financial statements.

     Pursuant  to  the  reviews  and  discussions  described  above,  the  Audit
Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the Securities and Exchange Commission.

                                        AUDIT COMMITTEE

                                        Norman G. Wilbur, Chairman
                                        Charles L. Crittenden
                                        H. Craig Moody

                         COMPANY STOCK PRICE PERFORMANCE

     This graph below compares the cumulative total stockholder return of the Company's Class A common stock with the cumulative total return on the Standard & Poor's 500 Stock Index and the Standard & Poor's Insurance Index for the period from December 31, 2000 through December 31, 2005. The graph assumes that the value of the investment in the Company's Class A common stock and in each of the indexes was 100 at December 31, 2000, and that all dividends were reinvested.

     The comparisons in the graph below are based on historical data and are not intended to forecast the possible future performance of the Company's Class A common stock.

                        December 31,      December 31,       December 31,       December 31,    December 31,   December 31,
                            2000             2001             2002               2003            2004              2005
                            ----             ----             ----               ----            ----              ----
Security National
Financial Corporation        100              115              306                373               166           200
S&P 500                      100               87               66                 83                91            94
S&P Insurance Index          100               87               68                 81                86            97

     The graph set forth above is required by the Securities and Exchange Commission and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such acts.

          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

                                   PROPOSAL 2

     The independent public accounting firm of Hansen, Barnett & Maxwell has been the Company's independent registered public accountants since May 20, 2005. The Audit Committee has recommended and the Board of Directors has appointed Hansen, Barnett & Maxwell for purposes of auditing the consolidated financial statements of the Company for the fiscal year ending December 31, 2006. It is anticipated that representatives of Hansen, Barnett & Maxwell will be present at the Annual Meeting and will be provided an opportunity to make a statement if they desire, and to be available to respond to appropriate questions.

     The Board of Directors recommends that stockholders vote "FOR" ratification of the appointment of Hansen, Barnett & Maxwell as the Company's independent registered public accountants for fiscal year ending December 31, 2006.

                AUDIT FEES, FINANCIAL INFORMATION SYSTEMS DESIGN
                   AND IMPLEMENTATION FEES AND ALL OTHER FEES

     Fees for the year 2005 for the annual audit of the financial statements and employee benefit plans and related quarterly reviews by the Company's independent registered public accountants were approximately $326,000. There were $35,000 in other fees during 2005.

                                  OTHER MATTERS

     The Company knows of no other matters to be brought before the Annual Meeting, but if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent in accordance with their judgment.

                     ANNUAL REPORT AND FINANCIAL STATEMENTS

     Stockholders are referred to the Company's annual report, including financial statements, for the fiscal year ended December 31, 2005. The annual report is incorporated in this Proxy Statement and is not to be considered part of the soliciting material. The Company will provide, without charge to each stockholder upon written request, a copy of the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission for the fiscal year ended December 31, 2005 Such requests should be directed to G. Robert Quist, First Vice President and Secretary, at P.O. Box 57250, Salt Lake City, Utah 84157-0250.

                 DEADLINE FOR RECEIPT OF STOCKHOLDER'S PROPOSALS
                   FOR ANNUAL MEETING TO BE HELD IN JULY 2007

     Any proposal by a stockholder to be presented at the Company's next Annual Meeting of Stockholders expected to be held in July 2007 must be received at the offices of the Company, P.O. Box 57250, Salt Lake City, Utah 84157-0250, no later than March 31, 2007.

                                   By order of the Board of Directors,



                                  G. Robert Quist
                                  First Vice President and Secretary

June 2, 2006
Salt Lake City, Utah

             PROXY - SECURITY NATIONAL FINANCIAL CORPORATION - PROXY
                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                              CLASS C COMMON STOCK

     The undersigned Class C common stockholder of Security National Financial Corporation (the "Company") acknowledges receipt of the Notice of Annual Meeting of the Stockholders to be held on Friday, July 7, 2006, at 5300 South 360 West, Suite 250, Salt Lake City, Utah, at 10:00 a.m. Mountain Daylight Time, and hereby appoints Messrs. George R. Quist, Scott M. Quist and G. Robert Quist, or any of them, each with full power of substitution, as attorneys and proxies to vote all the shares of the undersigned at said Annual Meeting of Stockholders and at all adjournments or postponements thereof, hereby ratify and confirm all that said attorneys and proxies may do or cause to be done by virtue hereof. The above-named attorneys and proxies are instructed to vote all of the undersigned's shares as follows:

1. To elect five of the seven directors to be voted upon by Class A and Class C common stockholders together:

     [ ] FOR all nominees listed below (except as marked to the contrary below)
     [ ] WITHHOLD AUTHORITY to vote for all nominees listed below.

(INSTRUCTION: to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below.)

                      Charles L. Crittenden, Robert G. Hunter, M.D.,
                      Scott M. Quist, George R. Quist and Norman G. Wilbur

2. To ratify the appointment of Hansen, Barnett & Maxwell as the Company's independent registered public accountants for the fiscal year ending December 31, 2006;

                    [  ]  FOR                  [  ]  AGAINST

3. To transact such other business as may properly come before the meeting or any adjournment thereof.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 and 3.

Dated ------------, 2006


-----------------------------------------
Signature of Stockholder

------------------------------------------
Signature of Stockholder

     Please sign your name exactly as it appears on your share certificate. If shares are held jointly, each holder should sign. Executors, trustees, and other fiduciaries should so indicate when signing. Please sign, date, and return this Proxy Card immediately.

NOTE: Securities dealers or other representatives please state the number of shares voted by this Proxy.

             PROXY - SECURITY NATIONAL FINANCIAL CORPORATION - PROXY
                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                              CLASS A COMMON STOCK

     The undersigned Class A common stockholder of Security National Financial Corporation (the "Company") acknowledges receipt of the Notice of Annual Meeting of the Stockholders to be held on Friday, July 7, 2006, at 5300 South 360 West, Suite 250, Salt Lake City, Utah, at 10:00 a.m., Mountain Daylight Time, and hereby appoints Messrs. George R. Quist, Scott M. Quist and G. Robert Quist, or any of them, each with full power of substitution, as attorneys and proxies to vote all the shares of the undersigned at said Annual Meeting of Stockholders and at all adjournments or postponements thereof, hereby ratify and confirming all that said attorneys and proxies may do or cause to be done by virtue hereof. The above-named attorneys and proxies are instructed to vote all of the undersigned's shares as follows:

1. To elect two directors to be voted upon by Class A common stockholders voting separately as a class:

     [ ] FOR all nominees listed below (except as marked to the contrary below)
     [ ] WITHHOLD AUTHORITY to vote for all nominees listed below

(INSTRUCTION: to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below.)

                J. Lynn Beckstead,  Jr. and H. Craig Moody

2. To elect the remaining five directors to be voted upon by Class A and Class C common stockholders together:

     [ ] FOR all nominees listed below (except as marked to the contrary below)
     [ ] WITHHOLD AUTHORITY to vote for all nominees listed below

(INSTRUCTION: to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below.)

                Charles L. Crittenden, Robert G. Hunter, M.D., George R. Quist Scott M. Quist, and Norman G. Wilbur

3. To ratify the appointment of Hansen, Barnett & Maxwell as the Company's independent registered public accountants for the fiscal year ending December 31, 2006;

                [  ]  FOR                 [  ]  AGAINST

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSALS 1 AND 2 ABOVE AND FOR PROPOSAL 3 and 4.

Dated --------------------, 2006


-----------------------------------------
Signature of Stockholder

-----------------------------------------
Signature of Stockholder

     Please sign your name exactly as it appears on your share certificate. If shares are held jointly, each holder should sign. Executors, trustees, and other fiduciaries should so indicate when signing. Please sign, date, and return this Proxy Card immediately.

NOTE: Securities dealers or other representatives please state the number of shares voted by this Proxy.

My Fellow Shareholders:

     I am pleased to report to you on the affairs of the Company for the year ended December 31, 2005 and invite you to attend the annual stockholders meeting to be held on July 7, 2006 at the Company's home office in Salt Lake City, Utah.

     The year 2005 was marked by significant accomplishment for our Company. Some selected financial statistics and results are illustrative: Total revenue increased 11% over 2004 levels to $129,950,000, assets grew 13% to $359,645,000, pre-tax income increased 78% to $4,728,000, and earnings per share increased 59% to $.54 per share.

     In our memorial operations we reorganized and appointed Robert Quist, the Company's First Vice President and Secretary, as President of both Cemetery and Mortuary Operations. He will continue in his other corporate duties, but now has the additional direct operational responsibility for that business segment. With that increased attention we are confident we will continue to see profitability growth in the segment.

     Our life insurance segment concluded two significant transactions this year. First, we accomplished the acquisition of the remaining that 23.3% of Southern Security Life Insurance Company stock that had previously been publicly held. We are now in the process of completing the consolidation of that SSLIC with its parent Security National Life. We are anticipating greater efficiencies through this consolidation. Secondly, we completed the acquisition of Memorial Insurance Company of America ("MICOA"). MICOA is an Arkansas domesticated insurer who will celebrate its 50th year of operations this year. We expect MICOA to immediately contribute to profitability.

     Our Mortgage Operations returned to profitability under the able direction of its President Lynn Beckstead. Beginning in 2004 and continuing through 2005 we deliberately chose to maintain all our existing branches in the face of a market that declined in size by approximately 40% from the 2003 highs. During 2005, Lynn increased mortgage revenues by 15% to $71,859,000 and attained pre-tax profitability of $1,514,000. We now operate in 22 wholesale and retail branches located in 11 states.

     Thank you for your confidence in our Company. We continue in our efforts to both grow and increase profitability.

Our Company operates three main business segments: life insurance, funeral service and mortgage loans. The design and structure of our Company is that each segment is related to the others, and contributes to the profitability of the whole. For example, our cemetery and mortuary operations enjoy a high level of public awareness that assist in the sales and marketing of our insurance and pre-need cemetery/funeral products. Security National Life Insurance Company in turn invests its assets in high quality mortgage loans. Thus, while each segment is a stand-alone profit center, this horizontal integration is planned to improve profitability. Our Company also actively pursues growth through acquisitions of life insurance companies, cemeteries, mortuaries and expanding our mortgage operations.

The roots of the Company were planted deep in 1965 with the founding of Security National Life Insurance Company. Starting with only $543,000 in assets, in a small rented house in Salt Lake City, Utah, Security National has grown into a strong industry leader in several fields of service.

Over the past four decades we have grown consistently through new sales and investment opportunities, and through the acquisition of life insurance companies, funeral homes and cemeteries, as well as the formation and growth of our mortgage operations.

We offer affordable life insurance with minimal qualifications.

Our Preferred Plan is one of America's newest and best pre-need insurance programs. First day coverage is available for clients ages 0-85. Some additional included benefits are the Early Pay-Off Option ("same as cash"), Double Indemnity for Accidental Death and Accidental Common Carrier Death Benefits. Premiums will never increase and your Basic Death Benefit will never decrease. At participating funeral establishments, you can have lifetime protection against funeral inflation costs by answering two simple health questions. Participating Funeral Homes also may offer complimentary child, grandchild, and great-grandchild protection.

Our Single Premium and Flexible Premium Annuities offer great savings vehicles and are perfect for funding your funeral pre-need contract, while you earn tax-deferred interest on the monies deposited. Additionally, Annuity contracts require no medical or health questions.

Our Basic Life Plans are available for people ages 0 to 85 years old the time of application. The Basic Life 1 Plan has first day coverage with a guaranteed death benefit to age 100 and premiums which will never increase. The Basic Life 2 Plan is the people with health conditions that may prevent them from obtaining first day coverage. The Basic Life 3 Plan is for people with high blood pressure and diabetes.

Southern Security Life Insurance Company and Security National Life Insurance Company are authorized lenders of the Federal Family Education Loan Program (FFELP). Since 1980, we have loaned over $200 million to students and their parents through FFELP. We are proud of the fact that we are a frontrunner in developing an innovative program, which helps families provide for their future education needs.

Our College Funding Service Center is staffed with experienced professions who stay current with all the federal financial aid policies and regulations. We will personally walk you through the college process; from application to a college, to seeking financial aid, enrollment, graduation and beyond. You will have access to our Financial Aid Advisory Service. Applying for financial aid can be overwhelming, as government rules and regulations are always changing. As these rules and regulations change, and as new programs become available, our professional staff will be here to advise you throughout the process.

Our Universal Life Products are designed for people who want low cost life insurance, with the option to increase or decrease the amount of coverage.

Our Mission is to help you meet all your college funding goals and needs.

Home Service Insurance is one of the oldest forms of insurance. It originated in England in 1854. Typically, the insurance was less than $1,000, which provided personal security for low and middle income families. Today Home Service Insurance is primarily used as burial insurance designed to pay the funeral and cemetery expenses that could wreck a family of limited means.

Home Service Insurance is a consumer friendly way to arrange and pay for funeral and burial expenses. Our product is sold through either a local Funeral Home or by a neighborhood agent. The personal approach continues with the payment options. Each month the customer may visit the funeral home or the agent will make a personal visit to the home to collect the premium. This allows the older population we serve to have the peace of mind that their personal choices will be honored.

Today, Security National Life Insurance Company is filling this key need for thousands of families by offering our Home Service Insurance Plans through local funeral homes and agents throughout the southern United States. Each of these funeral homes and agents is a Team Member with Security National Life and has the ability to customize a variety of pre-need funeral plans for the families and communities they serve.

Through Fast Funding, Funeral Homes assign the insurance policy a customer presents for payment of funeral services to Security National's Fast Funding
Department. The Funeral Home simply completes the "Request for Funding Worksheet" and "Assignment Form", which are then faxed to our Lake Mary office for verification.

As soon as the status of the insurance policy is determined and amount of benefit is verified, payment is made to the funeral home. This is typically a twenty-four hour process from the funding request to receipt of funds.

Funeral Fast Funding Benefits:

     Eliminate cash flow delays -- limit paperwork.

     Simplifies initial claims paperwork.

     Funds are wired, or sent overnight, to Funeral Home from ONE SOURCE, Security National Life Insurance Company.

     Certified Death Certificate not required for initial funding to Funeral Home.

Security National Mortgage currently operates eighteen branch offices within the continental United States, and is headquartered in Salt Lake City, Utah.

We have worked diligently to establish strong relationships with the nation's leading mortgage services, in order to provide a wide range of products to our mortgage brokers and business partners. We offer a full line of first and second mortgage products for residential real estate.

Depending on borrower's credit and qualifications, financed amounts can be as high as 103% of the property value. We also offer "reduced documentation" or "no documentation" processing alternatives for self-employed borrowers and others. In addition to standard FHA, VA and conventional mortgages, we provide a full line of mortgage loans with expanded qualifying criteria on loan sizes up to $1 million. In most cases, our mortgage loans are processed through our "rapid response" underwriting system, receiving same day decisions, saving time and money. In addition, we offer commercial and new construction financing for a variety of needs.

In this day and age, service and information are key. Our support staff and information systems are second to none. Our brokers, branch managers and business partners have confidence in knowing that business is getting done when they work with Security National Mortgage.

Security National Capital, established in 2004, is one of the newest members of our family of companies. Opened to complement Security National Mortgage's residential lending platform and as an additional investment vehicle for our life insurance company, our objective is to successfully compete in the commercial mortgage market as a direct lender and as a mortgage banker.

Security National Capital is located in our corporate headquarters in Salt Lake City, Utah. In 2005 commercial mortgage products will be made available to the branch offices of Security National Mortgage, to provide commercial financing programs to residential mortgage brokers.

Utilizing the latest in  technology,  including  the  Internet,  we are offering commercial mortgages in all fifty states. We provide a full range of conventional commercial mortgages for apartment, office buildings, retail and industrial properties, as well as SBA loans. We specialize in short term "bridge" financing on commercial properties that need to close quickly and will be repaid within six months to two years. Please visit our state of the industry website www.sncloans.com.

The combined commercial mortgage experience of the management of Security National Capital exceeds eighty years. We offer state of the market expertise to commercial property borrowers and understand their need for knowledgeable answers and solutions. In addition to offering loans for our own portfolio, we place commercial loans with other life insurance companies as well as commercial banks and Wall Street conduits.

We are confident that Security National Capital will become a major profit center at Security National.

We serve more than two thousand families annually who are faced with the burden of making decisions following the loss of a loved one. Uncertainty, stress and grief may aggravate the process, forcing decisions to be made within hours of the death. Plan today - together. Do not leave undone what could and should be pre-arranged, rather than being left to the survivors to decide.

Facts regarding pre-planning:

Fact: Every household has, or will, experience the death of a loved one.

Fact: Most people find themselves poorly prepared to deal with the decisions and cost that a death will force upon them.

Fact: Making pre-arrangements is a precious and wise economic decision.

Togetherness: Loved ones share in the choices and decisions. This reduces heartache, expense and indecision. Inflation protection: Based upon the past five decades, the cost of funeral arrangements will continue to increase. Pre-Planning allows these costs to be secured, regardless of inflation. Conserve life insurance: Life insurance you have purchased to secure your loved ones' future should not be used to pay for funeral expenses. It is there to compensate for the loss of income and to preserve your family's way of life. Peace of mind:
Because you have made your own decisions, you are leaving answers and comfort for those you love. This peace of mind provides benefits far beyond the dollars spent.

                     SECURITY NATIONAL FINANCIAL CORPORATION


                   MANAGEMENT REPORT AND FINANCIAL INFORMATION

The consolidated financial statements of Security National Financial Corporation and all information in the annual report are the responsibility of management. The statements have been prepared in conformity with generally accepted accounting principles generally accepted in the United States of America. Financial information elsewhere in this report is consistent with that in the consolidated financial statements. The consolidated financial statements have been audited by the independent registered public accounting firm of Hansen, Barnett & Maxwell for the year ended December 31, 2005 and Tanner LC for the years ended December 31, 2004 and December 31, 2003. Their role is to render independent professional opinions on Security National Financial Corporation's financial statements.

Management maintains a system of internal controls designed to meet its responsibilities for reliable financial statements. This system is designed to provide reasonable assurance, at appropriate costs, that assets are safeguarded and that transactions are properly recorded and executed in accordance with management's authorization. Judgment is required to assess and balance the relative costs and expected benefits of those controls.

The Board of Directors selects an Audit Committee from among its members. No member of the Audit Committee is an employee of the Company. The Audit Committee is responsible to the Board for reviewing the accounting and auditing procedures and financial practices of the Company and for recommending the appointment of the independent accountants. The Audit Committee meets periodically with management and the independent accountants to review the work of each and to satisfy itself that they are properly discharging their responsibilities. The independent accountants have free access to the Committee, without the presence of management, to discuss their opinions on the adequacy of internal controls and to review the quality of financial reporting.

HANSEN, BARNETT & MAXWELL
A Professional Corporation
CERTIFIED PUBLIC ACCOUNTANTS
         AND
BUSINESS CONSULTANTS
5 Triad Center, Suite 750
Salt Lake City, UT 84180-1128
Phone: (801) 532-2200
Fax: (801) 532-7944
www.hbmcpas.com


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholders
Security National Financial Corporation

We have audited the accompanying consolidated balance sheet of Security National Financial Corporation and subsidiaries as of December 31, 2005, and the related consolidated statements of earnings, stockholders' equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Security National Financial Corporation and subsidiaries as of December 31, 2005, and the consolidated results of their operations and their cash flows for the year in the period ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, the related consolidated financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.


                            HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah
March 23, 2006

                        REPORT OF INDEPENDENT REGISTERED
                        PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholders
Security National Financial Corporation
Salt Lake City, Utah

We have audited the accompanying consolidated balance sheet of Security National Financial Corporation and subsidiaries as of December 31, 2004, and the related consolidated statements of earnings, stockholders' equity, and cash flows for the years ended December 31, 2004 and 2003. In connection with our audits of the consolidated financial statements, we have also audited the 2004 and 2003 amounts included in the consolidated financial statement schedules as listed in the accompanying index under Item 8. These consolidated financial statements and schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and schedules based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Security National Financial Corporation and subsidiaries as of December 31, 2004, and the consolidated results of their operations and their cash flows for the years ended December 31, 2004 and 2003, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, the related consolidated financial statement schedules for 2004 and 2003, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.


/s/      TANNER LC


Salt Lake City, Utah
March 31, 2005

                     SECURITY NATIONAL FINANCIAL CORPORATION
                                AND SUBSIDIARIES

                           Consolidated Balance Sheets

                                                              December 31,
Assets:                                                 2005             2004
-------                                                 ----             ----
Insurance-related investments:
Fixed maturity securities
  held to maturity, at amortized cost               $89,780,942     $69,984,761
Fixed maturity securities, available
  for sale, at estimated fair value                   6,597,161      11,066,025
Equity securities, available for sale,
  at estimated fair value                            12,346,939       4,166,769
Mortgage loans on real estate and construction
  loans, net of allowances for losses of
  $240,000 and $254,893 for 2005 and 2004            72,793,811      65,831,586
Real estate, net of accumulated
  depreciation and allowances for
  losses of $4,784,979 and $4,408,030
  for 2005 and 2004                                  10,559,887       9,709,129
Policy, student and other loans net of
  allowance for doubtful accounts of
  $339,218 and $140,580 for 2005 and 2004            12,391,569      13,312,471
Short-term investments                                3,211,590       4,628,999
                                                  -------------   -------------
     Total insurance-related investments            207,681,899     178,699,740
                                                  -------------   -------------
Restricted assets of cemeteries
  and mortuaries                                      5,240,099       5,176,463
                                                  -------------   -------------
Cash and cash equivalents                            16,632,966      15,333,668
                                                  -------------   -------------
Receivables:
  Trade contracts                                     5,733,142       5,333,891
  Mortgage loans sold to investors                   53,970,231      47,167,150
  Receivable from agents                              1,992,877       1,416,211
  Receivable from officers                               --              1,540
  Other                                                 958,851       1,120,157
                                                  -------------   -------------
     Total receivables                               62,655,101      55,038,949
  Allowance for loan losses and
   doubtful accounts                                 (1,191,106)     (1,302,368)
                                                  -------------   -------------
  Net receivables                                    61,463,995      53,736,581
                                                  -------------   -------------
Policyholder accounts on deposit
  with reinsurer                                      6,572,756       6,689,422
Cemetery land and improvements
  held for sale                                       8,498,227       8,547,764
Accrued investment income                             2,197,576       1,743,721
Deferred policy and pre-need
  contract acquisition costs                         24,048,638      20,181,818
Property and equipment, net                          11,199,788      10,520,665
Cost of insurance acquired                           12,663,221      14,053,497
Cemetery perpetual care trust investments             1,152,493         989,239
Goodwill                                                683,191         683,191
Other                                                 1,610,624       1,107,230
                                                   ------------    ------------
     Total assets                                  $359,645,473    $317,462,999
                                                   ============   ============

See accompanying notes to consolidated financial statements.

                     SECURITY NATIONAL FINANCIAL CORPORATION
                                AND SUBSIDIARIES
                     Consolidated Balance Sheets (Continued)

                                                            December 31,
                                                      2005              2004
                                                      ----              ----
Liabilities:
Future life, annuity, and other benefits          $260,822,803     $224,529,539
Unearned premium reserve                             3,157,918        2,254,991
Bank loans payable                                   8,946,321       10,442,106
Notes and contracts payable                          1,326,284        1,820,615
Deferred pre-need cemetery and mortuary
  contract revenues                                 10,828,994       10,762,357
Accounts payable                                     1,533,065        1,064,269
Funds held under reinsurance treaties                1,129,747        1,184,463
Other liabilities and accrued expenses               9,427,644        6,344,756
Income taxes                                        14,601,029       11,497,967
                                                 -------------    -------------
     Total liabilities                             311,773,805      269,901,063
                                                  ------------    -------------

Commitments and contingencies                         --               --
                                                 -------------    -------------

Minority interest                                     --              3,813,346
                                                 -------------    -------------

Non-controlling interest in
  perpetual care trusts                             2,173,250        2,083,750
                                                -------------    -------------

Stockholders' Equity:
Common stock:
  Class A: $2.00 par value, authorized
    10,000,000 shares, issued 7,098,363
    shares in 2005 and 6,755,870 shares
    in 2004                                        14,196,726       13,511,740
  Class C:  convertible, $0.20 par value,
    authorized 7,500,000 shares, issued 6,781,060
    shares in 2005 and 6,468,199 shares in 2004     1,356,212        1,293,641
                                                -------------    -------------
     Total common stock                            15,552,938       14,805,381
Additional paid-in capital                         15,650,344       14,922,851
Accumulated other comprehensive
  income (loss) and other items, net of
  deferred taxes of $411,286 and $369,879
  for 2005 and 2004, respectively                     117,647          (11,352)
Retained earnings                                  17,460,024       15,365,259
Treasury stock at cost (1,251,104 Class A shares
     and 138,138 Class C shares in 2005;
     1,315,075 Class A shares and 79,103
     Class C shares in 2004, held
     by affiliated companies)                      (3,082,535)      (3,417,299)
                                                -------------    -------------
     Total stockholders' equity                    45,698,418       41,664,840
                                                -------------    -------------
      Total liabilities and
       stockholders' equity                      $359,645,473     $317,462,999
                                                 ============     ============

See accompanying notes to consolidated financial statements.



                     SECURITY NATIONAL FINANCIAL CORPORATION
                                AND SUBSIDIARIES

                       Consolidated Statements of Earnings


                                                                                Years Ended December 31,
                                                                                ------------------------
                                                                 2005                       2004                2003
                                                                 ----                       ----                ----
Revenues:
Insurance premiums and other considerations                       $27,170,109          $ 25,979,341        $ 23,294,373
Net investment income                                              19,386,571            15,939,176          17,302,597
Net cemetery and mortuary sales                                    10,838,878            11,661,053          10,944,365
Realized gains (losses) on investments
  and other assets                                                     74,246                74,431              (2,155)
Mortgage fee income                                                71,859,272            62,689,391          92,955,165
Other                                                                 620,751               854,425             550,064
                                                             ----------------       ---------------     ---------------
  Total revenues                                                  129,949,827           117,197,817         145,044,409
                                                                -------------          ------------        ------------

Benefits and expenses:
Death benefits                                                     13,250,080            13,248,960          13,315,266
Surrenders and other policy benefits                                1,484,284             1,291,621           1,726,275
Increase in future policy benefits                                  9,742,218             8,821,497           6,712,961
Amortization of deferred
  policy and pre-need acquisition
  costs and cost of insurance acquired                              3,030,734             4,602,072           4,929,006
General and administrative expenses:
  Commissions                                                      53,807,368            48,690,807          67,536,703
  Salaries                                                         15,716,813            14,391,958          14,079,908
  Other                                                            21,166,024            19,014,776          21,309,897
Interest expense                                                    4,921,238             2,173,778           3,642,046
Cost of goods and services sold of the
  mortuaries and cemeteries                                         2,103,432             2,303,821           2,327,475
                                                               --------------        --------------      --------------

  Total benefits and expenses                                     125,222,191           114,539,290         135,579,537
                                                                -------------         -------------        ------------

Earnings before income taxes                                        4,727,636             2,658,527           9,464,872
Income tax expense                                                 (1,239,756)             (651,536)         (2,890,669)
Minority interest                                                   --                      115,281              22,294
                                                        ---------------------      ----------------     ---------------
  Net earnings                                                 $    3,487,880        $    2,122,272        $  6,596,497
                                                               ==============        ==============        ============

Net basic earnings per common share (1)                                  $.54                  $.34               $1.07
                                                                         ====                  ====               =====

  Weighted average
    outstanding common shares (1)                                   6,450,057             6,311,974           6,161,927

Net earnings per common share
  assuming dilution (1)                                                 $.54                   $.32               $1.04
                                                                        ====                   ====               =====

  Weighted average outstanding common
    shares assuming dilution (1)                                    6,480,016             6,538,869           6,321,484

(1) Earnings per share amounts have been adjusted for the effect of annual stock dividends.

See accompanying notes to consolidated financial statements.



                     SECURITY NATIONAL FINANCIAL CORPORATION
                                AND SUBSIDIARIES
                 Consolidated Statements of Stockholders' Equity

                                                                            Accumulated
                                                                               Other
                                                             Additional    Comprehensive
                                    Class           Class      Paid-in      Income (loss), Retained     Treasury
                                      A               C        Capital    and Other Items  Earnings       Stock      Total
Balance as of January 1, 2003  $11,588,984    $1,236,533   $11,280,842    $1,191,863    $11,992,542 $ (2,777,353)   $34,513,411
Comprehensive income:
  Net earnings                      --            --           --           --            6,596,497     --            6,596,497
  Unrealized gains                  --            --           --            352,784        --          --              352,784
                                                                                                                    -----------
Total comprehensive income          --            --           --            --             --          --            6,949,281
                                                                                                                    -----------
Acquisition of Company Stock
  held in escrow (see note 17)      --            --           --         (1,982,620)        --         --           (1,982,620)
Stock dividends                    603,549        61,617     1,529,240       --          (2,194,406)    --              --
Conversion Class C to Class A        4,225        (4,223)           (2)      --             --          --              --
Exercise of stock options          353,450        --           759,502       --            (979,952)    --              133,000
Purchase of treasury stock              --        --             --          --              --         (437,641)      (437,641)
                               -----------    ----------   -----------   ------------   -----------  -----------    -----------
Balance at December 31, 2003    12,550,208     1,293,927    13,569,582      (437,973)    15,414,681   (3,214,994)    39,175,431
                               -----------    ----------   -----------   ------------   -----------  -----------    -----------

Comprehensive income:
  Net earnings                      --            --            --           --           2,122,272     --            2,122,272
  Unrealized gains                  --            --            --           426,621        --          --              426,621
                                                                                                                    -----------
Total comprehensive income          --            --            --           --             --          --            2,548,893
                                                                                                                     ----------
Exercise of stock options          255,776       --            775,801       --          (1,031,577)    --              --
Purchase of Treasury stock         --            --            --            --             --          (422,946)      (422,946)
Sale of Treasury stock             --            --            142,500       --             --           220,641        363,141
Stock dividends                    643,864        61,602       433,862       --          (1,139,328)    --              --
Conversion Class C to Class A       61,892      (61,888)         1,106       --                (789)    --                  321
                               -----------    ----------   -----------    -----------   -----------  -----------    -----------
Balance at December 31, 2004    13,511,740     1,293,641    14,922,851        (11,352)   15,365,259   (3,417,299)    41,664,840
                               -----------    ----------   -----------    -----------   -----------  -----------    -----------

Comprehensive income:
  Net earnings                     --            --            --            --           3,487,880     --            3,487,880
  Unrealized gains                 --            --            --            128,999       --           --              128,999
                                                                                                                    -----------
Total comprehensive income         --            --            --            --            --           --            3,616,879
                                                                                                                    -----------
Exercise of stock options            6,892       --              3,926       --              (8,084)    --                2,734
Purchase of Treasury stock         --            --            --            --            --           --               --
Sale of Treasury stock             --            --             79,201       --            --            334,764        413,965
Stock dividends                    676,084        64,581       644,366       --          (1,385,031)    --               --
Conversion Class C to Class A         2,010       (2,010)         --         --            --           --               --
                               ===========    ==========   ===========      ========    ===========  ===========    ===========
Balance at December 31, 2005   $14,196,726    $1,356,212   $15,650,344      $117,647    $17,460,024  $(3,082,535)   $45,698,418
                               ===========    ==========   ===========      ========    ===========  ===========    ===========


See accompanying notes to consolidated financial statements.



                     SECURITY NATIONAL FINANCIAL CORPORATION
                                AND SUBSIDIARIES
                      Consolidated Statements of Cash Flows

                                                                            Years Ended December 31,
                                                                            ------------------------
                                                                     2005             2004                2003
                                                                     ----             ----                ----
Cash flows from operating activities:
     Net earnings                                                $3,487,880         $ 2,122,272       $  6,596,497
     Adjustments to reconcile net earnings
       to net cash provided by (used in) operating
      activities:
          Realized (gains) losses on investments
               and other assets                                     (74,246)            (74,431)             2,155
          Depreciation                                            2,094,022           2,013,113          1,866,924
          Provision for losses on real estate
              accounts and loans receivable                          87,376            (165,781)           225,072
          Amortization of premiums and discounts                     36,637              (2,489)            44,092
          Provision for deferred income taxes                       862,024             636,430          2,862,343
          Policy and pre-need acquisition costs deferred         (6,499,180)         (6,051,793)        (4,527,546)
          Policy and pre-need acquisition costs amortized         1,667,813           3,370,763          3,611,674
          Cost of insurance acquired amortized                    1,097,609           1,231,308          1,317,332
     Change in assets and liabilities net of effects
       from purchases and disposals of subsidiaries:
          Land and improvements held for sale                        49,537            (160,703)            42,154
          Future life and other benefits                         10,824,347           9,000,715          7,426,761
          Receivables for mortgage loans sold                    (6,803,081)         67,621,035        (25,333,080)
          Other operating assets and liabilities                  1,771,798          (2,609,762)         3,434,187
                                                              -------------     ---------------     --------------
                      Net cash provided by (used in)
              operating activities                                8,602,536          76,930,677         (2,431,435)
                                                              -------------      --------------     --------------
Cash flows from investing activities:
     Securities held to maturity:
          Purchase - fixed maturity securities                   (5,984,347)        (37,371,166)       (15,396,993)
          Calls and maturities - fixed maturity securities        7,781,126           6,293,614         11,147,744
     Securities available for sale:
          Purchases - equity securities                            (139,383)            (21,993)           (51,921)
          Sales - equity securities                               4,183,108           2,675,301          3,860,000
     Purchases of short-term investments                        (13,700,353)        (29,893,323)       (19,065,874)
     Sales of short-term investments                             15,117,762          26,731,711         22,347,104
     Purchases of restricted assets                                 (57,453)           (262,195)           610,155
     Purchase of assets for perpetual care trusts                  (163,254)            (31,959)          (161,898)
     Amount received for perpetual care trusts                       89,500             130,660            132,750
     Mortgage, policy, and other loans made                     (76,034,805)        (78,437,965)       (30,192,467)
     Payments received for mortgage, policy, and
          other loans                                            69,804,347          41,116,662         20,479,056
     Purchases of property and equipment                         (2,236,732)         (1,241,898)        (1,623,310)
     Cash received from sale of property and equipment              --                  149,040            --
     Purchases of real estate                                    (5,138,795)         (1,856,931)        (1,807,658)
     Cash (paid) received for purchase of subsidiary              1,722,238            (304,042)           --
     Sale of real estate                                          3,898,980             352,054          2,287,831
                                                              -------------     ---------------     --------------
         Net cash used in investing activities                     (858,061)        (71,972,430)        (7,435,481)
                                                             --------------       -------------      -------------

See accompanying notes to the consolidated financial statements.



                     SECURITY NATIONAL FINANCIAL CORPORATION
                                AND SUBSIDIARIES
                Consolidated Statements of Cash Flows (Continued)


                                                                                 Years Ended December 31,
                                                                                 ------------------------
                                                                       2005              2004               2003
                                                                       ----              ----               ----
Cash flows from financing activities:
     Annuity contract receipts                                    5,547,795           5,387,393          5,785,310
     Annuity contract withdrawals                                (9,655,951)        (10,276,576)       (10,410,247)
     Repayment of bank loans and notes and
        contracts payable                                        (2,463,116)         (4,379,949)        (3,698,189)
     Proceeds from borrowing on notes and contracts                 672,439              --               --
     Purchase of minority shareholder stock of subsidiary          (960,309)            --                --
     Stock options exercised                                         --                 --                 133,000
     Purchase of treasury stock                                      --                (422,946)          (437,641)
     Sale of treasury stock                                         413,965             363,141            --
                                                             --------------     --------------- ------------------
     Net cash used in financing activities                       (6,445,177)         (9,328,937)        (8,627,767)
                                                              -------------       -------------     --------------
Net change in cash and cash equivalents                           1,299,298          (4,370,690)       (18,494,683)
                                                              -------------       -------------      -------------
Cash and cash equivalents at beginning of year                   15,333,668          19,704,358         38,199,041
                                                               ------------       -------------      -------------
Cash and cash equivalents at end of year                        $16,632,966        $ 15,333,668       $ 19,704,358
                                                                ===========        ============       ============

Supplemental Schedule of Cash Flow Information:

The following information shows the non-cash items in connection with the purchase of Security National Life Insurance Company of Louisiana on March 16, 2004 and Memorial Insurance Company of America on December 29, 2005:

                                                      2005            2004
                                                      ----            ----
        Liabilities assumed:
          Future life, annuity and other
             policy benefits                      $30,326,086      $ 1,865,038
          Policy and contract claims                  171,526          --
          Unearned premiums                            61,901          --
          Other liabilities                           184,390          --
          Deferred income taxes                     1,928,137          --
        Less non-cash items
          Cost of insurance acquired                 (251,086)        (304,042)
          Bonds received                          (20,865,718)      (1,537,801)
          Common stock received                    (8,130,046)        (326,325)
          Redeemable preferred stock                 (821,077)         --
          Mortgage loans received                      --             (471,593)
          Real estate received                         --              (32,668)
          Policy loans received                       (34,575)         (28,180)
          Short-term investments                       --              586,601
          Receivables                                (388,374)         (13,589)
          Accrued investment income                  (302,923)         (24,983)
          Property, plant and equipment              (156,003)         (16,500)
                                                 ------------      -----------
          Cash (paid) received                   $  1,722,238     $   (304,042)
                                                 ============     ============

See accompanying notes to the consolidated financial statements.

                     SECURITY NATIONAL FINANCIAL CORPORATION
                                AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                  Years Ended December 31, 2005, 2004, and 2003



1)  Significant Accounting Policies

General Overview of Business

Security National Financial Corporation and its wholly owned subsidiaries (the "Company") operates in three main business segments; life insurance, cemetery and mortuary, and mortgage loans. The life insurance segment is engaged in the business of selling and servicing selected lines of life insurance, annuity products and accident and health insurance marketed primarily in the intermountain west, Alabama, Arkansas, California, Florida, Georgia, Louisiana, Mississippi, Oklahoma and Texas. The cemetery and mortuary segment of the Company consists of five cemeteries in Utah, one cemetery in California, eight mortuaries in Utah and four mortuaries in Arizona. The mortgage loan segment is an approved governmental and conventional lender that originates and underwrites residential and commercial loans for new construction, existing homes and real estate projects primarily in Arizona, California, Colorado, Florida, Hawaii, Nevada, Oregon, Texas, Utah, and Virginia.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles which, for the life insurance subsidiaries, differ from statutory accounting principles prescribed or permitted by regulatory authorities. Certain amounts in prior years have been reclassified to conform with the 2005 presentation.

Risks

The following is a description of the most significant risks facing the Company and how it mitigates those risks:

Legal/Regulatory Risk - the risk that changes in the legal or regulatory environment in which the Company operates will create additional expenses and/or risks not anticipated by the Company in developing and pricing its products. That is, regulatory initiatives designed to reduce insurer profits, new legal theories or insurance company insolvencies through guaranty fund assessments may create costs for the insurer beyond those recorded in the consolidated financial statements. In addition, changes in tax law with respect to mortgage interest deductions or other public policy or legislative changes may affect the
Company's mortgage sales. Also, the Company may be subject to further regulations in the cemetery/mortuary business. The Company mitigates this risk by offering a wide range of products and by diversifying its operations, thus reducing its exposure to any single product or jurisdiction, and also by employing underwriting practices which identify and minimize the adverse impact of such risk.

Credit Risk - the risk that issuers of securities owned by the Company, mortgagors of mortgage loans on real estate and obligors on construction loans, will default or that other parties, including reinsurers and holders of cemetery/ mortuary contracts which owe the Company money, will not pay. The Company minimizes this risk by adhering to a conservative investment strategy, by maintaining sound reinsurance and credit and collection policies and by providing for any amounts deemed uncollectible.

                     SECURITY NATIONAL FINANCIAL CORPORATION
                                AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                  Years Ended December 31, 2005, 2004, and 2003


1) Significant Accounting Policies (Continued)

Interest Rate Risk - the risk that interest rates will change which may cause a decrease in the value of the Company's investments or impair the ability of the Company to market its mortgage and cemetery/mortuary products. This change in rates may cause certain interest-sensitive products to become uncompetitive or may cause disintermediation. The Company mitigates this risk by charging fees for non-conformance with certain policy provisions, by offering products that transfer this risk to the purchaser, and/or by attempting to match the maturity schedule of its assets with the expected payouts of its liabilities. To the extent that liabilities come due more quickly than assets mature, the Company might have to borrow funds or sell assets prior to maturity and potentially recognize a gain or loss.

Mortality/Morbidity Risk - the risk that the Company's actuarial assumptions may differ from actual mortality/morbidity experience may cause the Company's products to be underpriced, may cause the Company to liquidate insurance or other claims earlier than anticipated and other potentially adverse consequences to the business. The Company minimizes this risk through sound underwriting practices, asset/liability duration matching, and sound actuarial practices.

Estimates
The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

The estimates susceptible to significant change are those used in determining the liability for future policy benefits and claims, those used in determining valuation allowances for mortgage loans on real estate, construction loans and other receivables, and those used in determining the estimated future costs for pre-need sales. Although some variability is inherent in these estimates, management believes the amounts provided are adequate.

Principles of Consolidation

These consolidated financial statements include the financial statement of Security National Financial Corporation and its majority owned subsidiaries. All intercompany transactions and accounts have been eliminated in consolidation except for restricted assets of cemeteries and mortuaries that are invested in participations in mortgage loans payable by Security National Life, a wholly owned subsidiary.

All significant intercompany transactions and accounts have been eliminated in consolidation.

Investments

The  Company's   management   determines  the  appropriate   classifications  of
investments in fixed maturity securities and equity securities at the acquisition date and re-evaluates the classifications at each balance sheet date.

Held-to-maturity investments are carried at amortized cost, reflecting the Company's intent and ability to hold the securities to maturity. Available-for-sale securities are stated at estimated fair value with net unrealized gains or losses reported as a component of accumulated other comprehensive income.

                     SECURITY NATIONAL FINANCIAL CORPORATION
                                AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                  Years Ended December 31, 2005, 2004, and 2003

1) Significant Accounting Policies (Continued)

Investment gains and losses arise when investments are sold (as determined on a specific identification basis) or are other-than-temporarily impaired. If in management's judgment a decline in the value of an investment below cost is other than temporary, the cost of the investment is written down to fair value with a corresponding charge to earnings. Factors considered in judging whether an impairment is other than temporary include: the financial condition, business prospects and creditworthiness of the issuer, the length of time that fair value has been less than cost, the relative amount of the decline, and the Company's ability and intent to hold the investment until the fair value recovers.

Fixed maturity securities held to maturity are carried at cost, adjusted for amortization of premium or accretion of discount. Although the Company has the ability and intent to hold these investments to maturity, infrequent and unusual conditions could occur under which it would sell certain of these securities. Those conditions include unforeseen changes in asset quality, significant changes in tax laws, and changes in regulatory capital requirements or permissible investments.

Fixed maturity and equity securities available for sale are carried at fair value, which is based upon quoted trading prices. Changes in fair values net of income taxes are reported as unrealized appreciation or depreciation and recorded as an adjustment directly to stockholders' equity and, accordingly, have no effect on net income.

Mortgage loans on real estate are carried at unpaid principal balances, adjusted for amortization of premium or accretion of discount, less allowance for possible losses.

Real estate is carried at cost, less accumulated depreciation provided on a straight-line basis over the estimated useful lives of the properties, or is adjusted to a new basis from impairment in value, if any.

Policy, student, and other loans are carried at the aggregate unpaid balances, less allowances for possible losses.

Short-term investments are carried at cost and consist of certificates of deposit and commercial paper with maturities of up to one year.

Restricted assets of cemeteries and mortuaries are assets held in a Trust Account for future mortuary services and merchandise and consist of cash, participations in mortgage loans with Security National Life Insurance Company, and mutual funds carried at cost; fixed maturity securities carried at cost adjusted for amortization of premium or accretion of discount; and equity securities carried at fair market value.

Realized gains and losses on investments and declines in value  considered to be
other  than   temporary,   are   recognized   in   operations  on  the  specific
identification basis.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

                     SECURITY NATIONAL FINANCIAL CORPORATION
                                AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                  Years Ended December 31, 2005, 2004, and 2003


1) Significant Accounting Policies (Continued)

Property and Equipment

Property, plant and equipment is recorded at cost. Depreciation is calculated principally on the straight-line method over the estimated useful lives of the assets which range from three to forty years. Leasehold improvements are amortized over the lesser of the useful life or remaining lease terms.

Recognition of Insurance Premiums and Other Considerations

Premiums for traditional life insurance products (which include those products with fixed and guaranteed premiums and benefits and consist principally of whole life insurance policies, limited-payment life insurance policies, and certain annuities with life contingencies) are recognized as revenues when due from policyholders. Revenues for interest-sensitive insurance policies (which include universal life policies, interest-sensitive life policies, deferred annuities, and annuities without life contingencies) are recognized when earned and consist of policy charges for the cost of insurance, policy administration charges, and surrender charges assessed against policyholder account balances during the period.

Deferred Policy Acquisition Costs and Cost of Insurance Acquired

Commissions and other costs, net of commission and expense allowances for reinsurance ceded, that vary with and are primarily related to the production of new insurance business have been deferred. Deferred policy acquisition costs for traditional life insurance are amortized over the premium-paying period of the related policies using assumptions consistent with those used in computing policy benefit reserves. For interest-sensitive insurance products, deferred policy acquisition costs are amortized generally in proportion to the present value of expected gross profits from surrender charges, investment, mortality and expense margins. This amortization is adjusted when estimates of current or future gross profits to be realized from a group of products are reevaluated. Deferred acquisition costs are written off when policies lapse or are surrendered.

Cost of insurance acquired is the present value of estimated future profits of the acquired business and is amortized similar to deferred policy acquisition costs.

Allowance for Doubtful Accounts

The Company accrues an estimate of potential losses for the collection of receivables. The significant receivables are the result of receivables due on mortgage loans sold to investors, cemetery and mortuary operations, mortgage loan operations and other receivables. The allowance is based upon the Company's experience. The critical issues that impact recovery of the cemetery and mortuary receivables is the overall economy. The critical issues that impact recovery of mortgage loan operations would be interest rate risk and loan underwriting.

Future Life, Annuity and Other Policy Benefits

Future policy benefit reserves for traditional life insurance are computed using a net level method, including assumptions as to investment yields, mortality, morbidity, withdrawals, and other assumptions based on the life insurance subsidiaries experience, modified as necessary to give effect to anticipated trends and to include

                     SECURITY NATIONAL FINANCIAL CORPORATION
                                AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                  Years Ended December 31, 2005, 2004, and 2003


1) Significant Accounting Policies (Continued)

provisions for possible unfavorable deviations. Such liabilities are, for some plans, graded to equal statutory values or cash values at or prior to maturity. The range of assumed interest rates for all traditional life insurance policy reserves was 4.5% to 10%. Benefit reserves for traditional limited-payment life insurance policies include the deferred portion of the premiums received during the premium-paying period. Deferred premiums are recognized as income over the life of the policies. Policy benefit claims are charged to expense in the period the claims are incurred. Increases in future policy benefits are charged to expense.

Future policy benefit reserves for interest-sensitive insurance products are computed under a retrospective deposit method and represent policy account balances before applicable surrender charges. Policy benefits and claims that are charged to expense include benefit claims incurred in the period in excess of related policy account balances. Interest crediting rates for interest-sensitive insurance products ranged from 4% to 6.5%.

Participating Insurance

Participating business constituted 3%, 2%, and 2% of insurance in force for 2005, 2004 and 2003, respectively. The provision for policyholders' dividends included in policyholder obligations is based on dividend scales anticipated by management. Amounts to be paid are determined by the Board of Directors.

Reinsurance

The Company follows the procedure of reinsuring risks in excess of $75,000 to provide for greater diversification of business to allow management to control exposure to potential losses arising from large risks, and provide additional capacity for growth. The Company remains liable for amounts ceded in the event the reinsurers are unable to meet their obligations.

The Company has entered into coinsurance agreements with unaffiliated insurance companies under which the Company assumed 100% of the risk for certain life insurance policies and certain other policy-related liabilities of the insurance company.

Reinsurance premiums, commissions, expense reimbursements, and reserves related to reinsured business are accounted for on a basis consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts. Expense allowances received in connection with reinsurance ceded are accounted for as a reduction of the related policy acquisition costs and are deferred and amortized accordingly.

Cemetery and Mortuary Operations

Pre-need contract sales of funeral services and caskets - revenue and costs associated with the sales of pre-need funeral services and caskets are deferred until the services are performed or the caskets are delivered.

                     SECURITY NATIONAL FINANCIAL CORPORATION
                                AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                  Years Ended December 31, 2005, 2004, and 2003


1) Significant Accounting Policies (Continued)

Sales of cemetery interment rights (cemetery burial property) - revenue and costs associated with the sale of cemetery interment rights are recognized in accordance with the retail land sales provisions of Statement of Financial Accounting Standards No. 66, Accounting for the Sales of Real Estate (FAS No.
66). Under FAS 66, recognition of revenue and associated costs from constructed cemetery property must be deferred until a minimum percentage of the sales price has been collected. Revenues related to the sale of unconstructed cemetery property is deferred until such property has been constructed and meets the criteria of FAS No. 66 described above.

Pre-need contract sales of cemetery merchandise (primarily markers and vaults) - revenue and costs associated with the sale of pre-need cemetery merchandise is deferred until the merchandise is delivered.

Pre-need contract sales of cemetery services (primarily merchandise delivery, installation fees and burial opening and closing fees) - revenue and costs associated with the sales of pre-need cemetery services are deferred until the services are performed.

Prearranged funeral and pre-need cemetery customer acquisition costs - costs incurred related to obtaining new pre-need contract cemetery and prearranged funeral services are accounted for under the guidance of the provisions of Statement of Financial Accounting Standards No. 60 "Accounting and Reporting by Insurance Enterprises" (FAS No. 60). Obtaining costs, which include only costs that vary with and are primarily related to the acquisition of new pre-need cemetery and prearranged funeral services, are deferred until the merchandise is delivered or services are performed.

Revenues and costs for at-need sales are recorded when a valid contract exists, the services are performed, collection reasonably assured and there are no significant obligations remaining.

The Company, through its mortuary and cemetery operations, provides guaranteed funeral arrangements wherein a prospective customer can receive future goods and services at guaranteed prices. To accomplish this, the Company, through its life insurance operations, sells to the customer an increasing benefit life insurance policy that is assigned to the mortuaries. If, at the time of need, the policyholder/potential mortuary customer utilizes one of the Company's facilities, the guaranteed funeral arrangement contract that has been assigned will provide the funeral goods and services at the contracted price. The increasing life insurance policy will cover the difference between the original contract prices and current prices. Risks may arise if the difference cannot be fully met by the life insurance policy. However, management believes that given current inflation rates and related price increases of goods and services, the risk of exposure is minimal.

Mortgage Operations

Mortgage fee income consists of origination fees, processing fees and certain other income related to the origination of mortgages. For mortgages sold to third party investors, mortgage fee income and related expenses are recognized at the time the loan meets the sales criteria for financial assets which are:
(1) the transferred assets have been isolated from the Company and its creditors, (2) the transferee has the right to pledge or exchange the mortgage, and (3) the Company does not maintain effective control over the transferred mortgage. Certain loans funded are transferred to unrelated financial institutions under purchase commitments. All rights and title to the mortgage loans are assigned to the unrelated financial institutions, including any investor commitments for these loans prior to their purchasing these loans under the purchase commitments. These are sold with recourse to the Company. The Company has commitment agreements from these financial institutions whereby the financial institutions have agreed to purchase mortgage loans and hold up to $180,000,000 of mortgage loans, as of December 31, 2005, until these loans are purchased by third party investors. As of December 31, 2005, mortgage loans
totaling   $122,762,000   have  been  sold  and  were  outstanding  under  these
commitments.

                     SECURITY NATIONAL FINANCIAL CORPORATION
                                AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                  Years Ended December 31, 2005, 2004, and 2003


1) Significant Accounting Policies (Continued)

The majority of loans originated are sold to third party investors. Receivables for mortgages sold to investors are shown on the balance sheet as mortgage loans sold to investors and are shown on the basis of the amount due from the investors, which includes fees. Any impairment to sold loans or possible loan losses are included in a separate allowance for loan losses. The estimates are based upon historical experience and best estimate of future losses. At December 31, 2005 and 2004 the reserve for loan losses was $538,000 and $557,000, respectively.

The Company accrues an estimate of future losses on mortgage loans sold to third party investors. The Company may be required to reimburse third party investors for costs associated with early payoff of loans within the first year of duration and to repurchase loans in default within the first year. The estimates are based upon historical experience and best estimate of future liabilities. At December 31, 2005 and 2004 the reserve for future loan losses was $2,183,000 and $1,432,000, respectively.

Goodwill

Previous acquisitions have been accounted for as purchases under which assets acquired and liabilities assumed were recorded at their fair values with the excess purchase price recognized as goodwill. The Company evaluates annually or when changes in circumstances warrant the recoverability of goodwill and if there is a decrease in value the related impairment is recognized as a charge against income.

Long-lived Assets

Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable. When required, impairment losses on assets to be held and used are recognized based on the fair value of the asset, and long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less costs to sell.

Income Taxes

Income taxes include taxes currently payable plus deferred taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to the temporary differences in the financial reporting basis and tax basis of assets and liabilities and operating loss carry-forwards. Deferred tax assets are measured using enacted tax rates expected to apply to taxable income in the years in which these temporary differences are expected to be recovered or settled.

Earnings Per Common Share

The Company computes earnings per share in accordance with Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share". This Standard requires presentation of basic and diluted earnings per share. Basic earnings per share are computed by dividing net earnings by the weighted average number of common shares outstanding during each year presented, after the effect of the assumed conversion of Class C Common Stock to Class A Common Stock, the acquisition of treasury stock, and the retroactive effect of stock dividends declared. Diluted earnings per share is computed by dividing net earnings by the weighted average number of common shares outstanding during the year plus the incremental shares that would have been outstanding under certain deferred compensation plans.

                     SECURITY NATIONAL FINANCIAL CORPORATION
                                AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                  Years Ended December 31, 2005, 2004, and 2003


1) Significant Accounting Policies (Continued)

Stock Compensation

In accordance with the provisions of SFAS 123, the Company has elected to continue to apply Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB Opinion No. 25"), and related interpretations in accounting for its stock option plans.

The Company has three fixed option plans (the "1993 Plan" the "2000 Plan", and the "2003 Plan"). In accordance with APB Opinion No. 25, no compensation cost has been recognized for these plans. Had compensation cost for these plans been determined based upon the fair value at the grant date consistent with the methodology prescribed under SFAS No. 123, the Company's net earning and basic and diluted earnings per share would have been reduced as follows:

                                                                    Years Ended December 31,
                                                            2005              2004            2003
                                                            ----              ----            ----

Net earnings, as reported                               $3,487,880      $  2,122,272       $6,596,497
Total stock-based employee
  compensation recognized                                  --               --                --
Total stock-based employee compensation
  expense determined under fair value
  based method for all awards                             (676,920)       (1,090,458)        (490,145)
                                                       -----------      ------------      -----------

Pro forma net earnings                                  $2,810,960        $1,031,814       $6,106,352
                                                        ==========        ==========       ==========

Basic earnings per share, as reported                        $0.54             $0.34            $1.07
Diluted earnings per share as reported                       $0.54             $0.32            $1.04

Basic earnings per share, pro forma                          $0.44             $0.16            $0.99
Diluted earnings per share, pro forma                        $0.44             $0.14            $0.96

The weighted average fair value of options granted in 2005 under the 2003 Plan is estimated at $1.92 as of the grant date using the Black Scholes option-pricing model with the following assumptions: dividend yield of 5%, volatility of 39%, risk-free interest rate of 3.4%, and an expected life of five to ten years.

The weighted average fair value of options granted in 2004 under the 2000 Plan and the 2003 Plan is estimated at $1.71 as of the grant date using the Black Scholes Option Pricing Model with the following assumptions: dividend yield of 5%, volatility of 36%, risk-free interest rate of 3.4%, and an expected life of five to ten years.

The weighted average fair value of each option granted in 2003 under the 1993 Plan, and the 2000 Plan, is estimated at $2.63 as of the grant date using the Black Scholes Option Pricing Model with the following assumptions: dividend yield of 5%, volatility of 73%, risk-free interest rate of 4%, and an expected life of two years.

The Company also has one variable option plan (the "1987 Plan"). In accordance with APB Opinion No. 25, compensation cost related to options granted and outstanding under this plan is estimated and recognized over the period of the award based on changes in the current market price of the Company's stock over the vesting period. Options granted under the 1987 Plan are exercisable for a period of ten years from the date of grant.

                     SECURITY NATIONAL FINANCIAL CORPORATION
                                AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                  Years Ended December 31, 2005, 2004, and 2003


1) Significant Accounting Policies (Continued)

Concentration of Credit Risk

The Company maintains its cash in bank deposit accounts, which at times exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

Recent Accounting Pronouncements

In December 2004, FASB revised SFAS 123 to Share-Based Payment ("SFAS 123(R)"). SFAS 123(R) provides additional guidance on determining whether certain financial instruments awarded in share-based payment transactions are liabilities. SFAS 123(R) also requires that the cost of all share-based transactions be recorded in the financial statements. The Company will adopt SFAS 123(R) using the modified prospective application approach effective January 1, 2006. Implementation of SFAS 123(R) will likely have a significant impact on the Company's consolidated financial statements in future periods and any future stock options granted could have a significant impact on the Company's consolidated financial statements.

In December 2004, the FASB issued SFAS No. 153, Exchange of Non-monetary Assets. SFAS No. 153 amends APB Opinion No. 29, Accounting for Non-monetary Transactions, to eliminate the exception for non-monetary exchanges of similar productive assets. The Company will be required to apply this statement to non-monetary exchanges after December 31, 2005. The adoption of this standard is not expected to have a material effect on the Company's financial position or results of operations.

In June 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20, Accounting Changes, and FASB No. 3, Reporting Accounting Changes in Interim Financial Statements. Statement 154 applies to all voluntary changes in accounting principle, and changes the requirements for accounting for and reporting of a change in accounting principle. Statement 154 requires retrospective application to prior periods' financial statements of a voluntary change in accounting principle unless it is impracticable. It is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Earlier application is permitted for accounting changes and corrections of errors made occurring in fiscal years beginning after June 1, 2005. The Company expects that the adoption of SFAS 154 will not have a material impact on its financial statements.

In June 2005, the FASB Emerging Issues Task Force ("EITF") reached a consensus on Issue No. 05-6, Determining the Amortization Period for Leasehold Improvements. The guidance requires that leasehold improvements acquired in a business combination or purchased subsequent to the inception of a lease be amortized over the lesser of the useful life of the assets or a term that includes renewals that are reasonably assured at the date of the business combination or purchase. The guidance is effective for periods beginning after June 29, 2005. The adoption of EITF No. 05-6 is not expected to have a material effect on the Company's financial position or results of operations.

                     SECURITY NATIONAL FINANCIAL CORPORATION
                                AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                  Years Ended December 31, 2005, 2004, and 2003


1) Significant Accounting Policies (Continued)

In September 2005, the AICPA issued Statement of Position 05-1, Accounting by Insurance Enterprises for Deferred Acquisition Costs ("DAC") in Connection with Modifications or Exchanges of Insurance Contracts, ("SOP 05-1"). SOP 05-1 provides guidance on accounting by insurance enterprises for DAC on internal replacements of insurance and investment contracts. An internal replacement is a modification in product benefits, features, rights or coverages that occurs by the exchange of a contract for a new contract, or by amendment, endorsement, or rider to a contract, or by the election of a feature or coverage within a contract. Modifications that result in a replacement contract that is substantially changed from the replaced contract should be accounted for as an extinguishment of the replaced contract. Unamortized DAC, unearned revenue liabilities and deferred sales inducements from the replaced contract must be written-off. Modifications that result in a contract that is substantially unchanged from the replaced contract should be accounted for as a continuation of the replaced contract. SOP 05-1 is effective for internal replacements occurring in fiscal years beginning after December 15, 2006, with earlier adoption encouraged. Initial application of SOP 05-1 should be as of the beginning of the entity's fiscal year. The Company is expected to adopt SOP 05-1 effective January 1, 2007. Adoption of this statement is expected to have an impact on the Company's consolidated financial statements; however, the impact has not yet been determined.

2)  Acquisitions

Southern Security Life

As of December 31, 2004, the Company's wholly owned subsidiary, Security National Life Insurance Company ("Security National Life"), and its wholly owned subsidiary, SSLIC Holding, owned approximately 77% of the outstanding shares of common stock of Southern Security Life.

On January 1, 2005, Security National Life and SSLIC Holding Company completed a merger transaction with Southern Security Life. Under the terms of the merger and pursuant to the Agreement and Plan of Reorganization, dated August 25, 2004, including the amendment thereto dated December 27, 2004, SSLIC Holding Company was merged with and into Southern Security Life Insurance Company, ("Southern Security Life"), which resulted in (i) Southern Security Life becoming a wholly owned subsidiary of Security National Life, and (ii) the unaffiliated stockholders of Southern Security Life, holding an aggregate of 490,816 shares of common stock, becoming entitled to receive $3.84 in cash for each issued and outstanding share of their common stock of Southern Security Life, or an aggregate of $1,884,733, which was primarily paid to those unaffiliated stockholders during 2005.

As a result of the merger, the separate existence of SSLIC Holding Company ceased as Southern Security Life became the surviving corporation of the merger. Southern Security Life continues to be governed by the laws of the State of Florida, and its separate corporate existence continues unaffected by the merger. In addition, as a result of the merger, Security National Life owns all of the issued and outstanding common shares of Southern Security Life.

The purpose of the merger was to terminate the registration of the common stock of Southern Security Life Insurance Company under the Securities Exchange Act of 1934 (by reducing the number of its stockholders of record to fewer than 300 stockholders) and the Nasdaq listing of the common stock, reduce expenses associated

                     SECURITY NATIONAL FINANCIAL CORPORATION
                                AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                  Years Ended December 31, 2005, 2004, and 2003

2)  Acquisitions (Continued)

with such registration and listing, and provide the stockholders an opportunity to sell their shares in an illiquid trading market without incurring brokerage commissions.

Paramount Security Life Insurance Company

On March 16, 2004, Security National Life completed the purchase of all of the outstanding common stock of Paramount Security Life Insurance Company, now known as Security National Life of Louisiana, a Louisiana domiciled insurance company located in Shreveport, Louisiana. As of December 31, 2003, Security National Life of Louisiana had 9,383 policies in force and 29 agents. There were no material changes to the number of policies in force or the number of agents between December 31, 2003 and March 16, 2004. The total purchase consideration was $4,398,000 and the transaction was effective, January 26, 2004.

Security National Life of Louisiana is licensed in the State of Louisiana and is permitted to appoint agents who do not have a full life insurance license. These agents are limited to selling small life insurance policies in the final expense market.

Memorial Insurance Company of America

On December 29, 2005, Security National Life and Southern Security Life completed a stock purchase transaction with Memorial Insurance Company of America, an Arkansas domiciled insurance company ("Memorial Insurance Company"), to purchase all of the outstanding shares of common stock of Memorial Insurance Company. Under the terms of the transaction, the shareholders of Memorial Insurance Company received a total purchase consideration of $13,500,000 for all of the outstanding common shares of Memorial Insurance Company, with each shareholder having received a pro rata share of the total amount of the purchase consideration based upon the number of shares such shareholder owns.

The shareholders of Memorial Insurance Company received payment for their shares by means of distributions, with Security National Life and Southern Security Life simultaneously contributing sufficient capital and surplus to Memorial Insurance Company to maintain its status as an admitted insurer in good standing in the state of Arkansas. The transaction is to be treated, for federal and state tax purposes, as a part sale, part redemption of the Memorial Insurance Company stock. At the closing of the transaction, the shareholders of Memorial Insurance Company sold all of their shares of Memorial Insurance Company stock to Southern Security Life, such shares representing all of the issued and outstanding stock of Memorial Insurance Company. As a result, Memorial Insurance Company became a wholly owned subsidiary of Southern Security Life.

                     SECURITY NATIONAL FINANCIAL CORPORATION
                                AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                  Years Ended December 31, 2005, 2004, and 2003


2)  Acquisitions (Continued)

The unaudited consolidated pro forma results of operations assuming consummation of the purchase of Memorial Insurance Company as of January 1, 2004, are summarized as follows:

                               Unaudited Pro Forma
                            Years Ended December 31,
                                                        2005             2004
                                                        ----             ----
                                                       in thousands except
                                                        earnings per share
    Total revenue                                    $133,609          $122,000
    Net earnings                                        4,325             4,283
    Basic earnings per share                             $.67              $.68
    Diluted earnings per share                           $.67              $.66

The following table summarizes the estimated fair value of the assets acquired and liabilities assumed at the date of acquisition of Security National Life Insurance Company of Louisiana on March 16, 2004 and Memorial Insurance Company of America on December 29, 2005:

                                                         2005             2004
                                                         ----             ----
Assets:
  Cash received                                       $1,722,238    $      --
  Cost of insurance acquired                             251,086         304,042
  Investments                                         29,816,841       1,864,126
  Mortgage loans                                              --         471,593
  Real estate                                                 --          32,668
  Policy loans                                            34,575          28,180
  Receivables                                            388,374          13,589
  Accrued investment income                              302,923          24,983
  Property and equipment                                 156,003          16,500
                                                     -----------     -----------
    Total assets acquired                             32,672,040       2,755,681
                                                     -----------     -----------

Liabilities:
  Future life, annuity and other benefits             30,326,086       1,865,038
  Other liabilities                                      417,817         586,601
  Deferred income taxes                                1,928,137              --
                                                     -----------     -----------
    Total liabilities assumed                         32,672,040       2,451,639
                                                     -----------     -----------

Net assets acquired                                  $        --        $304,042
                                                     ===========     ===========

                     SECURITY NATIONAL FINANCIAL CORPORATION
                                AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                  Years Ended December 31, 2005, 2004, and 2003

3)  Investments

The Company's investments in fixed maturity securities held to maturity and equity securities available for sale as of December 31, 2005 are summarized as follows:


                                                                              Gross             Gross          Estimated
                                                          Amortized        Unrealized        Unrealized          Fair
                                                            Cost              Gains            Losses           Value
                                                          --------          ---------        ----------       ---------
December 31, 2005:
Fixed maturity securities held to maturity
   carried at amortized cost:
   Bonds:
        U.S. Treasury securities
           and obligations of U.S
   .       Government agencies                          $15,135,496          $161,384       $(185,916)         $15,110,964

     Obligations of states and
           political subdivisions                         1,276,511            24,143          (3,335)           1,297,319

     Corporate securities including
           public utilities                              70,022,086         1,945,973        (420,407)          71,547,652

     Mortgage-backed securities                           2,497,872            24,543        (136,089)           2,386,326

   Redeemable preferred stock                               848,977            22,688          --                  871,665
                                                       ------------        ----------       ---------          -----------
     Total fixed maturity
         securities held to maturity                   $ 89,780,942        $2,178,731       $(745,747)         $91,213,926
                                                       ============        ==========       =========          ===========

Securities available for sale carried at estimated fair value: Fixed maturity securities available for sale:
     U.S.  Treasury securities and obligations of U.S.
           Government agencies                        $     597,399       $    35,315  $      --            $      632,714

     Corporate securities including
           public utilities                               5,846,721           122,715          (4,989)           5,964,447
                                                       ------------        ----------      ----------          -----------

     Total fixed maturity securities
         available for sale                             $ 6,444,120        $  158,030      $   (4,989)         $ 6,597,161
                                                        ===========        ==========      ==========          ===========



                     SECURITY NATIONAL FINANCIAL CORPORATION
                                AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                  Years Ended December 31, 2005, 2004, and 2003

3)  Investments (Continued)

                                                                              Gross             Gross          Estimated
                                                          Amortized        Unrealized        Unrealized          Fair
                                                            Cost              Gains            Losses           Value
                                                          --------          ---------        ----------       ---------
December 31, 2005:

Equity securities available for sale:

   Non-redeemable preferred stock                    $       37,781      $     21,125      $   (3,436)      $       55,470

   Common stock:

     Public utilities                                     1,533,349           262,451         (15,357)           1,780,443
     Banks, trusts and insurance companies                  520,684           604,681         (12,915)           1,112,450
     Industrial, miscellaneous and all other              8,080,838         1,801,463        (483,725)           9,398,576
                                                       ------------       -----------      ----------         ------------

Total equity securities available for sale              $10,172,652        $2,689,720       $(515,433)         $12,346,939
                                                        ===========        ==========       =========          ===========

      Total securities available for sale
            carried at estimated fair value             $16,616,772        $2,847,750       $(520,422)         $18,944,100
                                                        ===========        ==========       =========          ===========

Mortgage loans on real estate and construction loans:
   Residential                                          $11,121,810
   Residential construction                              17,278,209
   Commercial                                            43,504,500
   Commercial construction                                1,129,292
   Allowance for bad debts                                 (240,000)
                                                    ---------------
Total mortgage loans on real estate
     and construction loans                             $72,793,811
                                                        ===========

Real estate                                             $10,559,887

Policy, student and other loans                         $12,391,569
                                                        ===========

Short-term investments                                 $  3,211,590
                                                       ============




                     SECURITY NATIONAL FINANCIAL CORPORATION
                                AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                  Years Ended December 31, 2005, 2004, and 2003

3)  Investments (Continued)

The Company's investments in fixed maturity securities held to maturity and equity securities available for sale as of December 31, 2004 are summarized as follows:

                                                                              Gross            Gross           Estimated
                                                          Amortized        Unrealized       Unrealized           Fair
                                                            Cost              Gains           Losses            Value
                                                          --------          ---------       ----------        ---------
December 31, 2004:
Fixed maturity securities held to maturity
   at amortized cost:
   Bonds:
     U.S. Treasury securities
           and obligations of U.S
   .       Government agencies                          $15,033,673        $  194,811       $ (43,407)         $15,185,077

     Obligations of states and
           political subdivisions                           492,290            30,274          (2,765)             519,799

     Corporate securities including
           public utilities                              50,572,235         2,261,608         (33,151)          52,800,692

     Mortgage-backed securities                           3,865,680            34,075        (115,578)           3,784,177

   Redeemable preferred stock                                20,883            20,250         --                    41,133
                                                        -----------        ----------       ---------          ------------
     Total fixed maturity
        securities held to maturity                     $69,984,761        $2,541,018       $(194,901)         $72,330,878
                                                        ===========        ==========       =========          ===========

Securities available for sale carried at estimated fair value:
  Fixed maturity securities available for sale:
     U.S.  Treasury securities and obligations of U.S.
           Government agencies                             $596,898           $59,626   $     --            $      656,524

     Corporate securities including
           public utilities                               9,889,411           520,090         --                10,409,501
                                                     --------------       -----------    ------------       --------------

     Total fixed maturity securities
           available for sale:                          $10,486,309       $   579,716  $      --               $11,066,025
                                                        ===========       ===========  ==============          ===========



                     SECURITY NATIONAL FINANCIAL CORPORATION
                                AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                  Years Ended December 31, 2005, 2004, and 2003


3)  Investments (Continued)

                                                                              Gross            Gross           Estimated
                                                          Amortized        Unrealized       Unrealized           Fair
                                                            Cost              Gains           Losses            Value
                                                          --------          ---------       ----------        ---------

December 31, 2004:

   Equity securities available for sale:
     Non-redeemable preferred stock                  $       56,031      $     49,063      $   (3,431)       $     101,663

     Common stock:
         Public utilities                                   323,719           245,841           (21,952)           547,608
         Banks, trusts, and insurance companies             520,683           680,569              (666)         1,200,586
         Industrial, miscellaneous and all other          1,136,816         1,638,582          (458,486)         2,316,912
                                                        -----------       -----------        ----------        -----------
    Total equity securities available for sale           $2,037,249        $2,614,055         $(484,535)        $4,166,769
                                                         ==========        ==========         =========         ==========

    Total securities available for sale
         carried at estimated fair value                $12,523,558        $3,193,771         $(484,535)       $15,232,794
                                                        ===========        ==========         =========        ===========

   Mortgage loans on real estate:
      Residential                                        24,203,576
      Commercial                                         21,872,148
      Residential construction                           19,755,862
                                                       ------------
      Total mortgage loans on real estate
          and construction loans                        $65,831,586
                                                        ===========

Real estate                                            $  9,709,129
                                                       ============

Policy, student and other loans                         $13,312,471
                                                        ===========

Other short-term investments                           $  4,628,999
                                                       ============

                     SECURITY NATIONAL FINANCIAL CORPORATION
                                AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                  Years Ended December 31, 2005, 2004, and 2003


3)   Investments (Continued)

The fair values for fixed maturity securities are based on quoted market prices, when available. For fixed maturity securities not actively traded, fair values are estimated using values obtained from independent pricing services, or in the case of private placements, are estimated by discounting expected future cash flows using a current market value applicable to the coupon rate, credit and maturity of the investments. The fair values for equity securities are based on quoted market prices.

The amortized cost and estimated fair value of fixed maturity securities at December 31, 2005, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because certain borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.


                                                    Amortized    Estimated Fair
Held to Maturity:                                      Cost         Value
                                                    ----------   -------------

Due in 2006                                        $1,527,503        $1,524,206
Due in 2007 through 2010                            6,691,927         6,761,022
Due in 2011 through 2015                           19,307,189        19,408,343
Due after 2015                                     54,710,943        56,180,317
Mortgage-backed securities                          6,694,403         6,468,373
Redeemable preferred stock                            848,977           871,665
                                                  -----------       -----------
     Total held to maturity                       $89,780,942       $91,213,926
                                                  ===========       ===========

                                                   Amortized     Estimated Fair
Available for Sale:                                  Cost           Value
                                                  ----------     -------------

Due in 2006                                         $2,700,645       $2,707,038
Due in 2007 through 2010                             3,645,476        3,770,709
Due in 2011 through 2015                                    --             --
Due after 2015                                          97,999          119,414
Non-redeemable preferred stock                          37,781           55,470
Common stock                                        10,134,871       12,291,469
                                                   -----------      -----------
     Total available for sale                      $16,616,772      $18,944,100
                                                   ===========      ===========



                     SECURITY NATIONAL FINANCIAL CORPORATION
                                AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                  Years Ended December 31, 2005, 2004, and 2003


3)  Investments (Continued)

The Company's realized gains and losses in investments and other assets are summarized as follows:

                                                            2005              2004             2003
                                                            ----              ----             ----
    Fixed maturity securities held to maturity:
        Gross realized gains                               $ 2,593          $36,933           $ 3,549
        Gross realized losses                                  --           (26,355)           (5,665)

    Securities available for sale:
        Gross realized gains                                56,651            3,310                 1
        Gross realized losses                                 (561)          (6,364)              (40)
        Other assets                                        15,563           66,907                --
                                                          --------         --------           -------
            Total                                          $74,246          $74,431           $(2,155)
                                                           =======          =======           =======

Generally gains and losses from held to maturity securities are a result of early calls and related amortization of premiums or discounts.

Mortgage loans consist of first and second mortgages. The mortgage loans bear interest at rates ranging from 3.25% to 21.0%, maturity dates range from three months to 30 years and are secured by real estate. Concentrations of credit risk arise when a number of mortgage loan debtors have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic conditions. Although the Company has a diversified mortgage loan portfolio consisting of residential mortgages, commercial loans and residential construction loans and requires collateral on all real estate exposures, a substantial portion of its debtors' ability to honor obligations is reliant on the economic stability of the geographic region in which the debtors do business. The Company has 76% of its mortgage loans in the state of Utah. The mortgage loans on real estate balances on the consolidated balance sheet are reflected net of an allowance for bad debt $240,000 and $254,893 at December 31, 2005 and 2004, respectively.

There were no investments, aggregated by issuer, in excess of 10% of shareholders' equity (before net unrealized gains and losses on available for sale securities) at December 31, 2005, other than investments issued or guaranteed by the United States Government.



                     SECURITY NATIONAL FINANCIAL CORPORATION
                                AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                  Years Ended December 31, 2005, 2004, and 2003


3)  Investments (Continued)

Major categories of net investment income are as follows:

                                                         2005                        2004                     2003
                                                         ----                        ----                     ----
     Fixed maturity  securities                     $  4,602,518                 $ 4,438,808               $ 3,407,177
     Equity securities                                    84,611                      67,120                    54,481
     Mortgage loans on real estate                     5,267,027                   3,403,110                 1,931,358
     Real estate                                       1,636,413                   1,322,796                 1,509,932
     Policy loans                                        674,826                     673,404                   676,201
     Short-term investments, principally
       gains on sale of mortgage loans
       and other                                       8,642,669                   7,276,009                10,918,563
                                                    ------------                ------------              ------------
       Gross investment income                        20,908,064                  17,181,247                18,497,712
     Investment expenses                              (1,521,493)                 (1,242,071)               (1,195,115)
                                                    ------------                ------------             -------------
     Net investment income                           $19,386,571                 $15,939,176               $17,302,597
                                                     ===========                 ===========               ===========

Net investment income includes net investment income earned by the restricted assets of the cemeteries and mortuaries of approximately $904,000, $781,000 and $848,000 for 2005, 2004, and 2003, respectively.

Investment expenses consist primarily of depreciation, property taxes and an estimated portion of administrative expenses relating to investment activities.

Securities on deposit for regulatory authorities as required by law amounted to $9,439,648 at December 31, 2005 and $9,710,534 at December 31, 2004.

4)  Cost of Insurance Acquired

Information with regard to cost of insurance acquired is as follows:

                                         2005              2004          2003
                                         ----              ----          ----
Balance at
  beginning of year                   $14,053,497    $14,980,763    $16,408,849
                                      -----------    -----------    -----------
Cost of insurance acquired               (292,667)       304,042       (110,754)
                                      -----------    -----------    -----------

Imputed interest at 7%                    935,085      1,016,199      1,098,636
Amortization                           (2,032,694)    (2,247,507)    (2,415,968)
                                      ----------     ----------     ----------
Net amortization
  charged to income                    (1,097,609)    (1,231,308)    (1,317,332)
                                      -----------    -----------    -----------
Balance at end
  of year                             $12,663,221    $14,053,497    $14,980,763
                                      ===========    ===========    ===========

Presuming no additional acquisitions, net amortization charged to income is expected to approximate $1,003,000, $935,000, $875,000, $839,000, and $805,000
for the years 2006 through 2010. Actual amortization may vary based on changes in assumptions or experience.

                     SECURITY NATIONAL FINANCIAL CORPORATION
                                AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                  Years Ended December 31, 2005, 2004, and 2003


5) Property and Equipment

The cost of property and equipment is summarized below:

                                                         December 31,
                                                     2005              2004
                                                     ----              ----
Land and buildings                               $11,276,393        $11,310,114
Furniture and equipment                           12,142,351         11,066,917
                                                ------------       ------------
                                                  23,418,744         22,377,031
Less accumulated depreciation                    (12,897,855)       (11,856,366)
                                                ------------       ------------
     Subtotal                                     10,520,889         10,520,665
Land and buildings held for sale                     678,899                 --
                                                ------------       ------------
Total                                            $11,199,788        $10,520,665
                                                ============       ============

6)   Bank Loans Payable

Bank loans payable are summarized as follows:
                                                                                             December 31,
                                                                                  2005                          2004
                                                                                  ----                          ----
6% note payable in monthly installments of $5,693
  including principal and interest, collateralized
  by real property, with a book value of approximately
  $831,000, due September 2010.                                                  $   597,221                   $   633,596

6.93% note payable in monthly installments of $14,175 including principal and interest, collateralized by real property with a book value of approximately
    $850,000,
    due November 2007.                                                             1,426,515                     1,476,813

$1,153,572 in 2004 and $2,230,016 in 2003 revolving line of credit at 6.15%, interest payable monthly and a reduction in principal due in semi-annual installments, collateralized by 15,000 shares of Security National Life
    Insurance Company
     stock, due December 2005.                                                        --                           445,811

Bank prime rate less 1.35% (5.90% at December 31, 2005) note payable in monthly installments of $2,736 including principal and interest, collateralized by
    15,000 shares of Security National Life Insurance Company stock, due
    December 2006.                                                                   38,589                         68,562





                     SECURITY NATIONAL FINANCIAL CORPORATION
                                AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                  Years Ended December 31, 2005, 2004, and 2003


6) Bank Loans Payable (Continued)
                                                                                           December 31,
                                                                                   2005                       2004
                                                                                   ----                       ----

7.35% note payable in monthly installments of $14,975 including principal and interest, collateralized by 15,000 shares of Security National Life
    Insurance Company stock,
    due December 2006.                                                           172,549                      333,145

5.87% note payable, interest only to July 1, 2003, thereafter, interest and monthly principal payments of $134,000, collateralized by 15,000 shares of
  Security National Life
  Insurance Company Stock, due January 2010.                                    5,926,478                   7,206,641

Mark to market adjustment (see note 17)                                          (162,629)                     36,810

Other collateralized bank loans payable                                           947,598                     240,728
                                                                               ----------               -------------
  Total bank loans                                                              8,946,321                  10,442,106

Less current installments                                                       2,291,439                   2,136,957
                                                                              -----------               -------------
Bank loans, excluding current installments                                    $ 6,654,882                $  8,305,149
                                                                              ===========                ============

The Company has line of credit agreements with a bank for $2,500,000, of which $350,000 and $-0- were outstanding at December 31, 2005 and 2004, respectively.
The lines of credit are for general operating purposes and bear interest at the bank's prime rate and must be repaid every 30 days.

See Note 7 for summary of maturities in subsequent years.

7)  Notes and Contracts Payable

Notes and contracts payable are summarized as follows:
                                                                                              December 31,
                                                                                   2005                          2004
                                                                                   ----                          ----
Unsecured note payable due to former stockholders
  of Deseret Memorial,  Inc. resulting from the
  acquisition of such entity. Amount represents
  the present value, discounted at 8%, of monthly
  annuity payments of $5,900, due September 2011.                            $    501,598                  $    520,477




                     SECURITY NATIONAL FINANCIAL CORPORATION
                                AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                  Years Ended December 31, 2005, 2004, and 2003


7) Notes and Contracts Payable (Continued)
                                                                                              December 31,
                                                                                   2005                          2004
                                                                                   ----                          ----
Due to former stockholders of Greer Wilson resulting from the acquisition of such entity. Amount represents the present value, discounted at 10%, of monthly annuity
  payments of $7,000, due March 2005.                                             --                             20,655

9% note payable in monthly installments of $10,000 including principal and interest, collateralized by real property, with a book value of approximately
  $2,908,000, due July 2008.                                                       307,434                      397,133

Unsecured note payable due to former shareholder of Southern Security Life
  Insurance Company resulting from the acquisition of such entity. 6.5% note payable in five annual installments with principal payments of $158,840, due
  April 2005.                                                                      --                           158,840

Due to shareholder of Security National Financial Corporation, 6.0% note payable in annual installments of $100,000 including principal and interest, due July
  2005, secured
  by Company stock held in escrow.                                                 --                           100,000

Due to shareholder of Security National Financial Corporation, 4.0% note payable in annual installments of $160,873 including principal and interest, due and paid in January 2006,
  secured by Company stock held in escrow                                          160,873                      321,747

Other notes payable                                                                356,379                      301,763
                                                                                ----------                   ----------
Total notes and contracts payable                                                1,326,284                    1,820,615
Less current installments                                                          449,878                      700,321
                                                                                ----------                   ----------

Notes and contracts, excluding
current installments                                                            $  876,406                   $1,120,294
                                                                                ==========                   ==========


                     SECURITY NATIONAL FINANCIAL CORPORATION
                                AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                  Years Ended December 31, 2005, 2004, and 2003


7) Notes and Contracts Payable (Continued)

The following tabulation shows the combined maturities of bank loans payable, lines of credit and notes and contracts payable:

          2006                   $ 2,724,284
          2007                     3,076,448
          2008                     1,803,841
          2009                     1,776,199
          2010                       575,868
          Thereafter                 315,965
                                 -----------
          Total                  $10,272,605
                                 ===========

Interest paid approximated interest expense in 2005, 2004 and 2003.

8)  Cemetery and Mortuary Endowment Care and Pre-need Merchandise Funds

The Company has, historically, presented its perpetual care trusts, associated with its pre-need funeral and cemetery activities, on a net basis in the consolidated financial statements. In accordance with its adoption of FIN 46R, the assets and liabilities of the perpetual care trusts have been presented on a gross basis. Although FIN 46R requires the consolidation of the merchandise and service trusts, it does not change the legal relationships among the trusts, the Company and its customers. The customers are the legal beneficiaries of these merchandise and service trusts, and therefore, their interest in these trusts has been represented as non-controlling interest in perpetual care trusts in the accompanying consolidated financial statements.

The components of the non-controlling interests in perpetual care trusts are as follows:

                                                             December 31,
                                                        2005             2004
                                                        ----             ----
Trust investments, at market value                   $1,152,493       $  989,239
Note receivables from Cottonwood Mortuary
     and Singing Hills Cemetery eliminated
      in consolidation                                1,051,978        1,067,924
Other                                                   (31,221)          26,587
                                                     ----------       ----------
Non-controlling interest                             $2,173,250       $2,083,750
                                                     ==========       ==========

The Company has established and maintains certain restricted trust investments to provide for future merchandise and service obligations incurred in connection with its pre-need sales. Such amounts are reported as pre-need funeral and cemetery trust investments of cemeteries and mortuaries in the accompanying consolidated balance sheet.

                     SECURITY NATIONAL FINANCIAL CORPORATION
                                AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                  Years Ended December 31, 2005, 2004, and 2003


8) Cemetery and Mortuary Endowment Care and Pre-need Merchandise Funds
(Continued)

Assets in the restricted asset account are summarized as follows:
                                                             December 31,
                                                        2005              2004
                                                        ----              ----
Cash and cash equivalents                            $  747,281       $  776,997
Mutual funds                                            332,960          273,258
Fixed maturity securities                                 8,775               --
Equity securities                                        77,778           86,555
Participation in mortgage loans
 with Security National Life                          4,039,609        4,005,957
Time certificate of deposit                              33,696           33,696
                                                     ----------       ----------
   Total                                             $5,240,099       $5,176,463
                                                     ==========       ==========

9)  Income Taxes

The Company's income tax liability at December 31 is summarized as follows:

                                                        December 31,
                                                   2005                   2004
                                                   ----                   ----
Current                                       $   358,357             $   18,585
Deferred                                       14,242,672             11,479,382
                                              -----------            -----------
Total                                         $14,601,029            $11,497,967
                                              ===========            ===========

Significant components of the Company's deferred tax (assets) and liabilities at December 31 are approximately as follows:

                                                            December 31,
                                                            ------------
                                                        2005             2004
                                                        ----             ----
Assets
Future policy benefits                              $(1,424,759)    $(1,917,789)
Unearned premium                                     (1,736,217)     (1,524,191)
Other                                                  (299,209)       (565,440)
                                                    -----------     -----------
Total deferred tax assets                            (3,460,185)     (4,007,420)
                                                    -----------     -----------

Liabilities
Deferred policy acquisition costs                     6,694,963       5,056,822
Cost of insurance acquired                            2,150,799       2,317,477
Installment sales                                     3,262,577       2,940,268
Depreciation                                            602,875         824,718
Trusts                                                1,766,590       1,155,566
Tax on unrealized appreciation                          584,879         689,478
Reinsurance                                           1,416,283       2,084,117
Difference between book and tax basis of other
   assets and liabilities                             1,221,394         418,356
Other                                                     2,497              --
                                                    -----------     -----------
Total deferred tax liabilities                       17,702,857      15,486,802
                                                    -----------     -----------
Net deferred tax liability                          $14,242,672     $11,479,382
                                                    ===========     ===========

                     SECURITY NATIONAL FINANCIAL CORPORATION
                                AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                  Years Ended December 31, 2005, 2004, and 2003

9)  Income Taxes (Continued)

The Company paid $37,960, $126,894 and $55,442 in income taxes for 2005, 2004 and 2003, respectively. The Company's income tax expense (benefit) is summarized as follows:

                                    2005                2004             2003
                                    ----                ----             ----
Current                         $  377,732           $ 15,106         $  28,326
Deferred                           862,024            636,430          2,862,343
                                ----------           --------         ----------
Total                           $1,239,756           $651,536         $2,890,669
                                ==========           ========         ==========

The reconciliation of income tax expense at the U.S. federal statutory rates is as follows:

                                          2005           2004             2003
                                          ----           ----             ----
Computed expense at statutory rate     $1,607,396      $ 903,899     $3,218,056
Special deductions allowed
   small life insurance companies        (399,820)      (243,873)      (285,991)
Dividends received deduction               (5,780)        (5,619)        (5,611)
Minority interest taxes                        --         47,376         13,469
Other, net                                 37,960        (50,247)       (49,254)
                                       ----------      ---------     ----------
   Tax expense                         $1,239,756      $ 651,536     $2,890,669
                                       ==========      =========     ==========

A portion of the life insurance income earned prior to 1984 was not subject to current taxation but was accumulated for tax purposes, in a "policyholders' surplus account." Under provisions of the Internal Revenue Code, the policyholders' surplus account was frozen at its December 31, 1983 balance and will be taxed generally only when distributed. As of December 31, 2005, the policyholders' surplus accounts approximated $4,152,000. Congress recently passed changes to the tax code, which exempts distributions from tax if such distributions are made in the years 2005 through 2007. Management expects to take action during this period to use this recent change in the tax code. If Management does not make the distributions during this period the amount of tax that would accrue and become payable in the advent of any distributions would be approximately $1,412,000.

The Company has a net operating loss carry forward of approximately $1,333,000, as of December 31, 2005. These carry forward amounts begin expiring in ten years and range up to 20 years.

10)   Reinsurance, Commitments and Contingencies

The Company follows the procedure of reinsuring risks in excess of a specified limit, which ranged from $30,000 to $75,000 during the years 2005 and 2004. The Company is liable for these amounts in the event such reinsurers are unable to pay their portion of the claims. The Company has also assumed insurance from other companies having insurance in force amounting to $942,080,000 at December 31, 2005 and $815,445,000 at December 31, 2004.

As part of the acquisition of Southern Security, the Company has a co-insurance agreement with The Mega Life and Health Insurance Company ("MEGA"). On December 31, 1992 Southern Security ceded to MEGA 18% of all universal life policies in force at that date. MEGA is entitled to 18% of all future premiums, claims, policyholder loans and surrenders relating to the ceded policies. In addition, Southern Security receives certain commission and

                     SECURITY NATIONAL FINANCIAL CORPORATION
                                AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                  Years Ended December 31, 2005, 2004, and 2003


10)   Reinsurance, Commitments and Contingencies (Continued)

expense reimbursement. Effective January 1, 2006, Southern Security entered into a Reinsurance Recapture Agreement with MEGA wherein the policies reinsured under the Reinsurance Agreement between the Company and MEGA dated December 31, 1992, as amended was recaptured. During February 2006 MEGA transferred assets and liabilities of approximately $6,582,000 to Southern Security. Consideration paid by Southern Security to MEGA was $200,000.

Mortgage loans originated and sold to unaffiliated investors are sold subject to certain recourse provisions.

On December 26, 2003, the Company entered into a partially Coinsurance and a partially Modified Coinsurance Agreement (CoModco Agreement) with Guaranty Income Life Insurance Company (Guaranty) effective September 30, 2003. The Company has reinsured 100% of certain blocks of Guaranty's traditional life, universal life and annuity businesses. The total liabilities reinsured for these blocks of businesses on October 1, 2003 were $60,527,887. The Company paid a ceding commission to Guaranty of $3,400,000 and will receive from Guaranty a risk charge of 1% of the outstanding Coinsurance per calendar quarter. Guaranty put into a bank trust investment grade bonds, which equal the outstanding liabilities assumed by the Company. The Company is named as a beneficiary of the trust and the terms of the trust are such that Guaranty will maintain investment grade bonds in the trust to equal the outstanding liabilities assumed by the Company. Under the CoModco Agreement the Coinsurance and the increase in reserves are equal. Under U. S. GAAP the Coinsurance and the reserve increases are netted since these are non-cash items, and the Company expects to recapture the Coinsurance from future profits of the reinsured business. Guaranty has the right to recapture the business at any time after December 31, 2004 upon 90 days advance notice. As of December 31, 2005 and 2004, the outstanding Coinsurance amount was $-0- and $2,545,763, respectively. The Company recorded as income the risk charge for the years ended December 31, 2005 and 2004, of $10,000 and $121,831, respectively. In the event that the Company believes it will not recover the Coinsurance it will have to record as an expense and a future liability for the amount of such impairment. Effective January 1, 2005, Guaranty recaptured the reinsurance under this agreement and the agreement was cancelled between the Company and Guaranty. The recapture did not result in recognition of a gain or loss in the consolidated financial statements.

The City of Phoenix, Arizona has commenced condemnation proceedings on the property where the Camelback Funeral Home was located for purposes of constructing a light rail facility. The city has placed $1,200,000 in escrow to pay the Company for the property that was condemned. The carrying amount for the land and building of the Camelback Funeral Home at December 31, 2005 is $678,889 and has been shown separately in Note 4. Currently the Company has had an independent appraisal and is negotiating the sales price with the city.

The Company leases office space and equipment under various non-cancelable agreements, with remaining terms up to five years. Minimum lease payments under these non-cancelable operating leases as of December 31, 2005, are approximately as follows:

                     Years Ending
                      December 31:
                         2006                          $  580,000
                         2007                             296,000
                         2008                             225,000
                         2009                             130,000
                         2010                              60,000
                                                       ----------
                         Total                         $1,291,000
                                                       ==========

                     SECURITY NATIONAL FINANCIAL CORPORATION
                                AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                  Years Ended December 31, 2005, 2004, and 2003


10)       Reinsurance, Commitments and Contingencies (Continued)

Total rent expense related to these non-cancelable operating leases for the years ended December 31, 2005, 2004, and 2003 was approximately $828,000, $734,000 and $396,000, respectively.

The Company received a letter dated November 9, 2004 on behalf of Charles Hood, who worked at Singing Hills Memorial Park in El Cajon, California. He was hired in April 2003 as a groundskeeper with his work concluding on October 30, 2003. Hood claims that he wrote a letter to the Company expressing his concerns regarding the operation of the cemetery, and that the next day he was terminated, even though he recognizes his relationship was as an at-will employee. Hood's claims against the Company also include, but are not limited to, violation of labor laws, whistleblower retaliation and infliction of emotional distress. The letter proposed a settlement in the amount of $275,000.

On November 23, 2005, Hood filed a complaint in the Superior Court of the State of California for the County for San Diego (Case No 028978) against Singing Hills Memorial Park and California Memorial Estates, Inc, wholly owned subsidiaries of the Company. The claims in the complaint include wrongful termination in violation of public policy, retaliation in violation of public policy, race discrimination in violation of the California Fair Employment and Housing Act, retaliation in violation of the California Fair Employment and Housing Act; intentional infliction of emotional distress plus punitive damages, attorney's fees and costs of the law suits. There are no specific amounts requested in the complaint, but damages are in an amount to be proven at trial, a jury trial having been requested. The Company contends that Hood voluntarily quit and was not terminated. The Company intends to vigorously defend the action. An answer was filed. The case is in the discovery stage.

The Company also received a letter dated November 29, 2004 on behalf of Roger Gornichec, who the Company recognizes as having been an independent contractor. The attorney who wrote the letter on behalf of Gornichec also wrote the letter on behalf of Hood. Gornichec concluded his services as an agent selling insurance in the spring of 2003 and his license to sell cemetery plots was not renewed in the summer of 2004. Gornichec asserts that he was an employee contrary to the Company's position.

The claims made on behalf of Gornichec include, but are not limited to, wrongful termination in violation of public policy, misrepresentation, age discrimination, whistle-blower retaliation, interference with economic advantage, breach of contract, breach of the covenant of good faith and fair dealing, and infliction of emotional distress. Gornichec also claims that he is owed a certain amount from a retirement plan. The letter proposes a settlement in the amount of $420,000. Based on its investigation, the Company believes that Gornichec was an independent contractor, not an employee, and that the claims and the settlement amount sought are not justified. If the matter is not resolved and litigation ensues, the Company is prepared to vigorously defend the action.

The Company is a defendant in various other legal actions arising from the normal conduct of business. Management believes that none of the actions will have a material effect on the Company's financial position or results of operations. Based on management's assessment and legal counsel's representations concerning the likelihood of unfavorable outcomes, no amounts have been accrued for the above claims in the consolidated financial statements.

                     SECURITY NATIONAL FINANCIAL CORPORATION
                                AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                  Years Ended December 31, 2005, 2004, and 2003


11)   Retirement Plans

The Company and its subsidiaries have a noncontributory Employee Stock Ownership Plan (ESOP) for all eligible employees. Eligible employees are primarily those with more than one year of service, who work in excess of 1,040 hours per year. Contributions, which may be in cash or stock of the Company, are determined annually by the Board of Directors. The Company's contributions are allocated to eligible employees based on the ratio of each eligible employee's compensation to total compensation for all eligible employees during each year. ESOP contribution expense totaled $131,524, $105,196, and $98,588 for 2005, 2004 and 2003, respectively. At December 31, 2005 the ESOP held 592,120 shares of Class A and 1,553,041 shares of Class C common stock of the Company. All shares held by the ESOP have been allocated to the participating employees and all shares held by the ESOP are considered outstanding for purposes of computing earnings per share.

The Company has a 401(k) savings plan covering all eligible employees, as defined above, which includes employer participation in accordance with the provisions of Section 401(k) of the Internal Revenue Code. The plan allows participants to make pretax contributions up to the lesser of 15% of total annual compensation or the statutory limits.

The Company may match up to 50% of each employee's investment in Company stock, up to 1/2% of 1% of the employee's total annual compensation. The Company's match will be Company stock and the amount of the match will be at the discretion of the Company's Board of Directors. The Company's matching 401(k) contributions for 2005, 2004, and 2003 were $5,142, $5,746, and $4,493, respectively. Also, the Company may contribute, at the discretion of the Company's Board of Directors, an Employer Profit Sharing Contribution to the 401(k) savings plan. The Employer Profit Sharing Contribution shall be divided among three different classes of participants in the plan based upon the participant's title in the Company. The Company contributions for 2005, 2004, and 2003 were $135,589, $128,949, and $110,081, respectively. All amounts contributed to the plan are deposited into a trust fund administered by an independent trustee.

In 2001, the Company's Board of Directors adopted a Deferred Compensation Plan. Under the terms of the Plan, the Company will provide deferred compensation for a select group of management or highly compensated employees, within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended. The Board has appointed a Committee of the Company to be the Plan Administrator and to determine the employees who are eligible to participate in the plan. The employees who participate may elect to defer a portion of their compensation into the plan. The Company may contribute into the plan at the discretion of the Company's Board of Directors. The Company's contributions for 2005, 2004 and 2003 were $141,710, $123,249, and $95,485, respectively.

The Company has deferred compensation agreements with its Chief Executive Officer and its past Senior Vice President. The deferred compensation is payable on the retirement or death of these individuals either in annual installments over 10 years or in a lump sum settlement, if approved by the Board of Directors. The amount payable is $65,839 per year with cost of living adjustments each anniversary. The compensation agreements also provide that any remaining balance will be payable to their heirs in the event of their death. In addition, the agreements provide that the Company will pay the Group Health coverages for these individuals and/or their spouses. In 2005 and 2004, the Company increased its liability for these future obligations by $10,000 and $10,000, respectively. The current balance as of December 31, 2005 is $724,000.

                     SECURITY NATIONAL FINANCIAL CORPORATION
                                AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                  Years Ended December 31, 2005, 2004, and 2003


11)   Retirement Plans (Continued)

On July 16, 2004, the Company entered into an employment agreement with Scott M. Quist, its President and Chief Operating Officer. The agreement is effective as of December 4, 2003 and has a five-year term, but the Company has agreed to renew the agreement on December 4, 2008 and 2013 for additional five-year terms, provided Mr. Quist performs his duties with usual and customary care and diligence. Under the terms of the agreement, Mr. Quist is to devote his full time to the Company serving as its President, General Counsel and Chief Operating Officer at not less than his current salary and benefits. The Company also agrees to maintain a group term life insurance policy of not less than $1,000,000 on Mr. Quist's life and a whole life insurance policy in the amount of $500,000 on Mr. Quist's life. In the event of disability, Mr. Quist's salary would be continued for up to five years at 75% of its current level.

In the event of a sale or merger of the Company and Mr. Quist is not retained in his current position, the Company would be obligated to continue Mr. Quist's current compensation and benefits for seven years following the merger or sale. The agreement further provides that Mr. Quist is entitled to receive annual retirement benefits beginning (i) one month from the date of his retirement (to commence no sooner than age 65), (ii) five years following complete disability, or (iii) upon termination of his employment without cause. These retirement benefits are to be paid for a period of ten years in annual installments in the amount equal to 75% of his then current rate of compensation. However, in the event that Mr. Quist dies prior to receiving all retirement benefits thereunder, the remaining benefits are to be paid to his heirs. The Company expensed $37,800 and $31,500 in fiscal 2005 and 2004, respectively, to cover the present value of anticipated retirement benefits under the employment agreement. The liability accrued is $397,300 and $359,500 as of December 31, 2005 and 2004, respectively.

On December 4, 2003, the Company, through its subsidiary SecurityNational Mortgage Company, entered into an employment agreement with J. Lynn Beckstead, Jr., Vice President of Mortgage Operations and President of SecurityNational Mortgage Company. The agreement has a five-year term, but the Company has agreed to renew the agreement on December 4, 2008 and 2013 for additional five-year terms, provided Mr. Beckstead performs his duties with usual and customary care and diligence. Under the terms of the agreement, Mr. Beckstead is to devote his full time to the Company serving as President of SecurityNational Mortgage Company at not less than his current salary and benefits, and to include $350,000 of life insurance protection. In the event of disability, Mr. Beckstead's salary would be continued for up to five years at 50% of its current level.

In the event of a sale or merger of the Company, and Mr. Beckstead were not retained in his current position, the Company would be obligated to continue Mr. Beckstead's current compensation and benefits for five years following the merger or sale. The agreement further provides that Mr. Beckstead is entitled to receive annual retirement benefits beginning (i) one month from the date of his retirement (to commence no sooner than age 62 1/2) (ii) five years following complete disability, or (iii) upon termination of his employment without cause. These retirement benefits are to be paid for a period of ten years in annual installments in the amount equal to one-half of his then current annual salary. However, in the event that Mr. Beckstead dies prior to receiving all retirement benefits thereunder, the remaining benefits are to be paid to his heirs. The Company expensed in 2005 and 2004 approximately $46,300 and $18,500, respectively, to cover the present value of the retirement benefit of the agreement. The liability accrued is $236,800 and $190,500, as of December 31, 2005 and 2004, respectively.

                     SECURITY NATIONAL FINANCIAL CORPORATION
                                AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                  Years Ended December 31, 2005, 2004, and 2003


12)  Capital Stock

The following table summarizes the activity in shares of capital stock for the three-year period ended December 31, 2005:

                                                        Class A        Class C
Balance at December 31, 2002                          5,794,492       6,182,669

      Exercise of stock options                         176,725           --
      Stock Dividends                                   301,774         308,086
      Conversion of Class C to Class A                    2,113         (21,117)
                                                     ----------      ----------
Balance at December 31, 2003                          6,275,104       6,469,638
                                                     ----------      ----------

      Exercise of stock options                         127,888           --
      Stock Dividends                                   321,932         308,007
      Conversion of Class C to Class A                   30,946        (309,446)
                                                     ----------      ----------
Balance at December 31, 2004                          6,755,870       6,468,199
                                                     ----------      ----------

      New shares issued                                     896           --
      Exercise of stock options                           2,550           --
      Stock Dividends                                   338,042         322,908
      Conversion of Class C to Class A                    1,005         (10,047)
                                                     ----------      ----------
Balance at December 31, 2005                          7,098,363       6,781,060
                                                     ==========      ==========

The Company has two classes of common stock with shares outstanding, Class A and Class C. Class C shares vote share for share with the Class A shares on all matters except election of one-third of the directors who are elected solely by the Class A shares, but generally are entitled to a lower dividend participation rate. Class C shares are convertible into Class A shares at any time on a ten to one ratio.

Stockholders of both classes of common stock have received 5% stock dividends in the years 1990 through 2004, as authorized by the Company's Board of Directors.

The Company has Class B Common Stock of $1.00 par value, 5,000,000 shares authorized, of which none are issued. Class B shares are non-voting stock except to any proposed amendment to the Articles of Incorporation which would affect Class B Common Stock.

                     SECURITY NATIONAL FINANCIAL CORPORATION
                                AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                  Years Ended December 31, 2005, 2004, and 2003


12)  Capital Stock (Continued)

Earnings per share amounts have been adjusted for the effect of annual stock dividends. In accordance with SFAS 128, the basic and diluted earnings per share amounts were calculated as follows:

                                               2005         2004        2003
                                               ----         ----        ----
Numerator:
   Net income                               $3,487,880   $2,122,272   $6,596,497
                                            ==========   ==========   ==========

Denominator:
   Denominator for basic earnings
    per share-weighted-average shares        6,450,057    6,311,974    6,161,927
                                            ----------   ----------   ----------

   Effect of dilutive securities:
     Employee stock options                     29,388      225,185      157,450
     Stock appreciation rights                     571        1,710        2,107
                                            ----------   ----------   ----------
Dilutive potential common shares                29,959      226,895      159,557
                                            ----------   ----------   ----------

   Denominator for diluted earnings per
     share-adjusted weighted-average
     shares and assumed conversions          6,480,016    6,538,869    6,321,484
                                            ==========   ==========   ==========

Basic earnings per share                         $.54          $.34        $1.07
                                                 ====          ====        =====
Diluted earnings per share                       $.54          $.32        $1.04
                                                 ====          ====        =====

13)    Stock Compensation Plans

In 1987,  the Company  adopted the 1987  Incentive  Stock  Option Plan (the 1987
Plan). The 1987 Plan provides that shares of the Class A Common Stock of the Company may be optioned to certain officers and key employees of the Company. The 1987 Plan establishes a Stock Option Plan Committee which selects the employees to whom the options will be granted and determines the price of the stock. The 1987 Plan establishes the minimum purchase price of the stock at an amount which is not less than 100% of the fair market value of the stock (110% for employees owning more than 10% of the total combined voting power of all classes of stock).

The 1987 Plan provides that if additional shares of Class A Common Stock are issued pursuant to a stock split or a stock dividend, the number of shares of Class A Common Stock then covered by each outstanding option granted hereunder shall be increased proportionately with no increase in the total purchase price of the shares then covered, and the number of shares of Class A Common Stock reserved for the purpose of the 1987 Plan shall be increased by the same proportion.

In the event that the shares of Class A Common Stock of the Company from time to time issued and outstanding are reduced by a combination of shares, the number of shares of Class A Common Stock then covered by each outstanding option granted hereunder shall be reduced proportionately with no reduction in the total price of the shares then so covered, and the number of shares of Class A Common Stock reserved for the purposes of the 1987 Plan shall be reduced by the same proportion.

                     SECURITY NATIONAL FINANCIAL CORPORATION
                                AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                  Years Ended December 31, 2005, 2004, and 2003


13) Stock Compensation Plans (Continued)

The 1987 Plan terminated in 1997 and options granted are non-transferable. Options granted and outstanding under the 1987 Plan include Stock Appreciation Rights which permit the holder of the option to elect to receive cash, amounting to the difference between the option price and the fair market value of the stock at the time of the exercise, or a lesser amount of stock without payment, upon exercise of the option.

Activity of the 1987 Plan is summarized as follows:

                                                    Number of
                                                  Class A Shares   Option Price
Outstanding at December 31, 2002                     10,719             $3.36

   Dividend                                             201
   Exercised                                         (6,700)
                                                      -----

Outstanding at December 31, 2003                      4,220             $3.20
                                                      -----

   Dividend                                             158
   Exercised                                         (1,055)
                                                     ------

Outstanding at December 31, 2004                      3,323             $3.05
                                                      -----

   Dividend                                             166
   Exercised                                            ---
                                                                       -----

Outstanding at December 31, 2005                       3,489           $2.90
                                                       =====

Exercisable at end of year                             3,489           $2.90
                                                      ======

Available options for future grant
   1987 Stock Incentive Plan                            --
                                                      ======

On  June  21,  1993,  the  Company  adopted  the  Security  National   Financial
Corporation 1993 Stock Incentive Plan (the "1993 Plan"), which reserved 300,000 shares of Class A Common Stock for issuance thereunder.

The 1993 Plan allows the Company to grant options and issue shares as a means of providing equity incentives to key personnel, giving them a proprietary interest in the Company and its success and progress.

The 1993 Plan provides for the grant of options and the award or sale of stock to officers, directors, and employees of the Company. Both "incentive stock options," as defined under Section 422A of the Internal Revenue Code of 1986 (the "Code"), and "non-qualified options" may be granted pursuant to the 1993 Plan. Options intended as incentive stock options may be issued only to employees, and must meet certain conditions imposed by the Code,

                     SECURITY NATIONAL FINANCIAL CORPORATION
                                AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                  Years Ended December 31, 2005, 2004, and 2003

13) Stock Compensation Plans (Continued)

including a requirement that the option exercise price be not less than the fair market value of the option shares on the date of grant. The 1993 Plan provides that the exercise price for non-qualified options will be not less than at least 50% of the fair market value of the stock subject to such option as of the date of grant of such options, as determined by the Company's Board of Directors.

The options were granted to reward certain officers and key employees who have been employed by the Company for a number of years and to help the Company retain these officers by providing them with an additional incentive to contribute to the success of the Company.

The 1993 Plan is administered by the Board of Directors or by a committee designated by the Board. The 1993 Plan provides that if the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of options shall be increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend. No options may be exercised for a term of more than ten years from the date of grant.

On November 7, 1996, the Company amended the Plan as follows: (i) to increase the number of shares of Class A Common Stock reserved for issuance under the plan from 300,000 Class A shares to 600,000 Class A shares; and (ii) to provide that the stock subject to options, awards and purchases may include Class C common stock.

On October 14, 1999, the Company amended the 1993 Plan to increase the number of shares of Class A Common Stock reserved for issuance under the plan from 746,126 Class A shares to 1,046,126 Class A shares. The Plan had a term of ten years and was terminated in 2003 and options granted thereunder are non-transferable.

Activity of the 1993 Plan is summarized as follows:

                                           Number of
                                        Class A Shares     Option Price
Outstanding at December 31, 2002           504,669        $2.02 - $4.46
   Dividend                                 30,609
   Granted                                 371,000
   Exercised                              (263,496)
                                        ----------

Outstanding at December 31, 2003           642,782        $2.07 - $6.18
   Dividend                                 16,176
   Granted                                    --
   Exercised                              (310,341)
   Cancelled                                (8,925)
                                         ---------

Outstanding at December, 2004              339,692        $1.97 - $5.35
   Dividend                                 16,664
   Granted                                   --
   Exercised                                (2,980)
   Cancelled                                (3,421)
                                        ----------
Outstanding at December 31, 2005           349,955        $1.88 - $5.10
                                        ==========

                     SECURITY NATIONAL FINANCIAL CORPORATION
                                AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                  Years Ended December 31, 2005, 2004, and 2003


13) Stock Compensation Plans (Continued)

                                             Number of
                                          Class A Shares      Option Price
Exercisable at end of year                    349,955       $1.88 - $5.10
                                            =========

Available options for future grant
   1993 Stock Incentive Plan                   --
                                            =========

On October 16, 2000, the Company adopted the Security National Financial Corporation 2000 Director Stock Option Plan (the "2000 Plan"), which reserved 50,000 shares of Class A Common Stock for issuance thereunder. Effective November 1, 2000, and on each anniversary date thereof during the term of the 2000 Plan, each outside Director who shall first join the Board after the effective date shall be granted an option to purchase 1,000 shares upon the date which such person first becomes an outside Director and an annual grant of an option to purchase 1,000 shares on each anniversary date thereof during the term of the 2000 Plan. The options granted to outside Directors shall vest in their entirety on the first anniversary date of the grant.

The primary purposes of the 2000 Plan are to enhance the Company's ability to attract and retain well-qualified persons for service as directors and to provide incentives to such directors to continue their association with the Company.

The 2000 Plan provides that if the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of options shall be increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivisions, combination or stock dividend.

The term of the 2000 Plan is five years.

Activity of the 2000 Plan is summarized as follows:

                                                 Number of
                                              Class A Shares      Option Price
Outstanding at December 31, 2002                   13,241        $1.94 - $2.86
   Dividend                                           697
   Granted                                          4,000
   Exercised                                       (3,311)
                                                 ---------

                     SECURITY NATIONAL FINANCIAL CORPORATION
                                AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                  Years Ended December 31, 2005, 2004, and 2003

13) Stock Compensation Plans (Continued)

                                                     Number of
                                                  Class A Shares   Option Price
Outstanding at December 31, 2003                     14,627        $1.85 - $5.72
   Dividend                                             931
   Granted                                            4,000
   Exercised                                             --
                                                   --------

Outstanding at December 31, 2004                     19,558        $1.76 - $5.45
   Dividend                                             986
   Granted                                            4,000
   Exercised                                         (3,828)
                                                   --------

Outstanding at December 31, 2005                     20,716        $2.00 - $5.19
                                                   ========

Exercisable at end of year                           16,516        $2.00 - $5.19
                                                   ========

Available options for future grant                   38,437
                                                   ========


2000 Director Plan

On July 11, 2003, the Company adopted the Security National Financial Corporation 2003 Stock Option Plan (the "2003 Plan"), which reserved 500,000 shares of Class A Common Stock and 1,000,000 shares of Class C Common Stock for issuance thereunder. The 2003 Plan allows the Company to grant options and issue shares as a means of providing equity incentives to key personnel, giving them a proprietary interest in the Company and its success and progress.

The 2003 Plan provides for the grant of options and the award or sale of stock to officers, directors, and employees of the Company. Both "incentive stock options", as defined under Section 422A of the Internal Revenue Code of 1986 (the "Code") and "non-qualified options" may be granted under the 2003 Plan.

The 2003 Plan is to be administered by the Board of Directors or by a committee designated by the Board. The terms of options granted or stock awards or sales affected under the 2003 Plan are to be determined by the Board of Directors or its committee. No options may be exercised for a term of more than ten years from the date of the grant. Options intended as incentive stock options may be issued only to employees, and must meet certain conditions imposed by the code, including a requirement that the option exercise price be no less than the fair market value of the option shares on the date of grant. The 2003 Plan provides that the exercise price for non-qualified options will not be less than at least 50% of the fair market value of the stock subject to such option as of the date of grant of such options, as determined by the Company's Board of Directors.

The 2003 Plan has a term of ten years. The Board of Directors may amend or terminate the 2003 Plan at any time, from time to time, subject to approval of certain modifications to the 2003 Plan by the shareholders of the Company as may be required by law or the 2003 Plan.



                     SECURITY NATIONAL FINANCIAL CORPORATION
                                AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                  Years Ended December 31, 2005, 2004, and 2003


13) Stock Compensation Plans (Continued)

Activity of the 2003 Plan is summarized as follows:

                                                       Number of                Number of             Option
                                                     Class A Shares          Class C Shares(1)        Price(1)
                                                     --------------         -----------------        ---------
Outstanding at December 31, 2003                           --                       --
                                                    ----------              -----------

Outstanding at January 1, 2004                             --                       --

   Dividend                                              7,675                   50,000
   Granted                                             153,500                1,000,000
   Exercised                                              --                       --
                                                    ----------              -----------

Outstanding at December 31, 2004                       161,175                1,050,000          $3.77 - $3.08
                                                    ----------              -----------

   Dividend                                             25,404                   52,500
   Granted                                             349,000                   --
   Exercised                                              --                     --
   Cancelled                                           (2,100)                   --
                                                    ---------               -----------

Outstanding at December 31, 2005                       533,479                1,102,500          $2.93 - $3.68
                                                    ==========              ===========

Exercisable at end of year                             533,479                1,102,500          $2.93 - $3.68
                                                    ==========               ==========

Available options for future grant
   2003 Stock Incentive Plan                            45,334                   55,125
                                                    ==========              ===========

(1) Class "C" shares are converted to Class "A" shares on a 10 to 1 ratio. The Option Price is based on Class A Common shares.

14)  Statutory-Basis Financial Information

The Company's life insurance subsidiaries are domiciled in Utah, Florida, Louisiana and Arkansas and prepare their statutory-basis financial statements in accordance with accounting practices prescribed or permitted by the Utah, Florida, Louisiana and Arkansas Insurance Departments. "Prescribed" or "Permitted" statutory accounting practices are interspersed throughout state insurance laws and regulations. The National Association of Insurance Commissioners ("NAIC") Accounting Practices and Procedures Manual version effective January 1, 2001, has been adopted as permitted practices by the States of Utah, Florida, Louisiana and Arkansas.



                     SECURITY NATIONAL FINANCIAL CORPORATION
                                AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                  Years Ended December 31, 2005, 2004, and 2003


14) Statutory-Basis Financial Information (Continued)

Statutory net income and statutory stockholder's equity for the life subsidiaries as reported to state regulatory authorities, are presented below:

                                                                   Statutory Net Income (Loss)
                                                                 for the year ended December 31,
                                                   2005                      2004                       2003
                                                   ----                      ----                       ----
Security National Life                           $1,205,668               $   65,724               $(5,404,687)
Southern Security Life                             (583,633)                (525,237)                2,431,499
Security National Life of Louisiana                  29,257                   50,341                     N/A
Memorial Insurance Company of America                 N/A                     N/A                        N/A

                                                                 Statutory Stockholders' Equity
                                                                          December 31,
                                                   2005                      2004                       2003
                                                   ----                      ----                       ----
Security National Life                          $14,938,685               $15,183,712              $15,069,057
Southern Security Life                            3,500,000                10,877,112               11,443,488
Security National Life of Louisiana               1,242,185                 1,147,492                  N/A
Memorial Insurance Company of America             2,137,881                   N/A                      N/A


Generally, the net assets of the life insurance subsidiaries available for transfer to the Company are limited to the amounts that the life insurance subsidiaries net assets, as determined in accordance with statutory accounting practices, exceed minimum statutory capital requirements; however, payments of such amounts as dividends are subject to approval by regulatory authorities.

The Utah, Florida, Louisiana and Arkansas Insurance Departments impose minimum risk-based capital requirements, that were developed by the NAIC, on insurance enterprises. The formulas for determining the risk-based capital ("RBC") specify various factors that are applied to financial balances or various levels of activity based on the perceived degree of risk. Regulatory compliance is determined by a ratio (the "Ratio") of the enterprise's regulatory total adjusted capital, as defined by the NAIC, to its authorized control level, as defined by the NAIC. Enterprises below specific trigger points or ratios are classified within certain levels, each of which requires specified corrective action. The life insurance subsidiaries have a combined weighted Ratio that is greater than 432% of the first level of regulatory action.

15)  Business Segment Information

Description of Products and Services by Segment

The Company has three reportable business segments: life insurance, cemetery and mortuary, and mortgage loans. The Company's life insurance segment consists of life insurance premiums and operating expenses from the sale of insurance products sold by the Company's independent agency force and net investment income derived from investing policyholder and segment surplus funds. The Company's cemetery and mortuary segment consists of revenues and operating expenses from the sale of at-need cemetery and mortuary merchandise and services at its mortuaries and cemeteries, pre-need sales of cemetery spaces after collection of 10% or more of the purchase price and the net investment income from investing segment surplus funds. The Company's mortgage loan segment consists of loan originations fee income and expenses from the originations of residential mortgage loans and interest earned and interest expenses from warehousing pre-sold loans before the funds are received from financial institutional investors.

                     SECURITY NATIONAL FINANCIAL CORPORATION
                                AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                  Years Ended December 31, 2005, 2004, and 2003

15)  Business Segment Information (Continued)

Measurement of Segment Profit or Loss and Segment Assets

The accounting policies of the reportable segments are the same as those described in the Significant Accounting Principles. Intersegment revenues are recorded at cost plus an agreed upon intercompany profit.

Factors Management Used to Identify the Enterprise's Reportable Segments

The Company's reportable segments are business units that offer different products and are managed separately due to the different products and the need to report to the various regulatory jurisdictions.


                                                                     2005
                                      Life              Cemetery/                            Reconciling
Revenues:                           Insurance           Mortuary          Mortgage              Items        Consolidated
                                    ---------           --------          --------              -----        ------------
From external sources:
   Revenue from customers           $ 27,170,109        $10,838,878        $71,859,272      $  --            $109,868,259
   Net investment income              11,080,324            967,740          7,338,507         --              19,386,571
   Realized gains on investments
      and other assets                    74,246            --                 --              --                  74,246
   Other revenues                        293,151            162,078            165,522         --                 620,751

Intersegment revenues:
   Net investment income               5,015,356             92,004            349,027        (5,456,387)           --
                                    ------------        -----------        -----------      ------------     ------------
                                      43,633,186         12,060,700         79,712,328        (5,456,387)     129,949,827
                                    ------------        -----------        -----------      ------------     ------------
Expenses:
Death and other policy benefits       14,734,364            --                 --                --            14,734,364
Increase in future policy benefits     9,742,218            --                 --                --             9,742,218
Amortization of deferred policy
   acquisition costs and cost of
    insurance acquired                 2,765,422            265,312             --               --             3,030,734
Depreciation                             438,423            699,236            566,495           --             1,704,154
General, administrative and
   other costs:
   Intersegment                           --                 36,672            296,664          (333,336)         --
   Other                              12,278,778         10,147,421         68,663,284           --            91,089,483
Interest expense:
   Intersegment                          422,199            172,557          4,528,295        (5,123,051)       --
   Other                                 460,708            317,292          4,143,238            --            4,921,238
                                    ------------        -----------        -----------      ------------     ------------
                                      40,842,112         11,638,490         78,197,976        (5,456,387)     125,222,191
                                    ------------        -----------        -----------      ------------     ------------
Earnings before
   income taxes                     $  2,791,074        $   422,210        $ 1,514,352      $      --        $  4,727,636
                                    ============        ===========        ==========       ============     ============

Identifiable assets                 $345,029,159        $51,281,466        $18,193,773      $(54,858,925)    $359,645,473
                                    ============        ===========        ===========      ============     ============

Expenditures for
   long-lived assets                $    758,688        $ 1,155,673        $   322,371      $    --          $  2,236,732
                                    ============        ===========        ===========      ============     ============





                     SECURITY NATIONAL FINANCIAL CORPORATION
                                AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                  Years Ended December 31, 2005, 2004, and 2003

15) Business Segment Information (Continued)

                                                                     2004

                                      Life              Cemetery/                           Reconciling
                                    Insurance           Mortuary          Mortgage             Items           Consolidated
Revenues:                        ------------         ------------       ----------      ----------------     --------------
From external sources:
   Revenue from customers        $ 25,979,341         $11,661,053        $62,689,391    $     --             $100,329,785
   Net investment income            9,062,991             812,659          6,063,526          --               15,939,176
   Realized gains on
      Investments and
      other assets                      7,523              66,908            --               --                   74,431
   Other revenues                     311,316             184,712            358,397          --                  854,425

Intersegment revenues:
   Net investment income            7,478,350              85,337            265,470       (7,829,157)              --
                                 ------------         -----------        -----------    -------------        -------------
                                   42,839,521          12,810,669         69,376,784       (7,829,157)        117,197,817
                                 ------------         -----------        -----------    -------------        -------------
Expenses:
Death and other policy benefits    14,540,581             --                 --               --               14,540,581
Increase in future policy benefits  8,821,497             --                 --               --                8,821,497
Amortization of deferred policy
    and pre-need acquisition
    costs and cost of insurance
    acquired                        4,349,371             252,701            --               --                4,602,072
Depreciation                          426,432             768,882            469,703          --                1,665,017
General, administration and
      other costs:
   Intersegment                       --                   36,672            284,982         (321,654)            --
   Other                           11,771,056           9,963,065         61,002,224          --               82,736,345
Interest expense:
   Intersegment                       348,797             163,297           6,995,409      (7,507,503)            --
   Other                              647,823             339,182           1,186,773              --           2,173,778
                                 ------------         -----------        ------------   -------------        -------------
                                   40,905,557          11,523,799          69,939,091      (7,829,157)        114,539,290
                                 ------------         -----------        ------------   -------------        -------------
Earnings (losses)
   before income taxes           $  1,933,964         $ 1,286,870        $   (562,307)  $     --             $  2,658,527
                                 ============         ===========        ============   =============        =============

Identifiable assets              $305,970,161         $48,347,826        $ 14,236,837   $(51,091,825)        $317,462,999
                                 ============         ===========        ============   ============         ============

Expenditures for
   long-lived assets             $   283,655          $  487,118         $   471,125    $     --             $  1,241,898
                                 ===========          ==========         ===========    =============        ============



                     SECURITY NATIONAL FINANCIAL CORPORATION
                                AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                  Years Ended December 31, 2005, 2004, and 2003


15) Business Segment Information (Continued)

                                                                        2003

                                        Life             Cemetery/                          Reconciling
                                      Insurance          Mortuary            Mortgage          Items        Consolidated
Revenues:                            ------------      -----------        -----------     --------------    ------------
From external sources:
   Revenue from customers            $ 23,294,373      $10,944,365        $ 92,955,165    $      --         $127,193,903
   Net investment income                6,571,404          936,118           9,795,075           --           17,302,597
   Realized losses on investments
       and other assets                    (2,155)         --                  --                --               (2,155)
   Other revenues                         254,974           94,907             200,183           --              550,064

Intersegment revenues:
   Net investment income               10,028,748           47,651              --           (10,076,399)          --
                                     ------------      -----------        ------------    --------------    -----------
                                       40,147,344       12,023,041         102,950,423       (10,076,399)    145,044,409
                                     ------------      -----------        ------------    --------------    -----------
Expenses:
Death and other policy
   benefits                            15,041,541          --                  --                --           15,041,541
Increase in future policy
   benefits                             6,712,961          --                  --                --            6,712,961
Amortization of deferred policy
   acquisition costs and
   cost of insurance acquired           4,683,556          245,450             --                --            4,929,006
Depreciation                              464,844          760,091             310,595           --            1,535,530
General, administrative
      and other costs:
   Intersegment                           --                84,323             208,362        (292,685)        --
   Other                               10,398,872        9,807,357          83,512,224         --            103,718,453
Interest expense:
   Intersegment                            90,001          179,803           9,513,910      (9,783,714)        --
   Other                                  743,884          436,828           2,461,334         --              3,642,046
                                     ------------      -----------        ------------    -------------     ------------
                                       38,135,659       11,513,852          96,006,425     (10,076,399)      135,579,537
                                     ------------      -----------        ------------    -------------     -------------
Earnings before
    income taxes                     $  2,011,685      $   509,189        $  6,943,998    $    --           $  9,464,872
                                     ============      ===========        ============    ============      ============

Identifiable assets                  $302,319,614      $44,975,411        $ 16,938,151    $(49,792,560)     $314,440,616
                                     ============      ===========        ============    ============      ============

Expenditures for
   long-lived assets                 $    235,631      $   559,435        $    828,244    $      --         $  1,623,310
                                     ============      ===========        =============   ==============    ============

                     SECURITY NATIONAL FINANCIAL CORPORATION
                                AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                  Years Ended December 31, 2005, 2004, and 2003


16)      Related Party Transactions

On December 19, 2001, the Company entered into an option agreement with Monument Title, LLC, a Utah limited liability company ("Monument Title") in which the Company made available a $100,000 line of credit to Monument Title at an interest rate of 8% per annum. The line of credit is secured by the assets of Monument Title. From December 28, 2001 to June 14, 2002, the Company advanced Monument Title a total of $77,953 under the line of credit. The amount advanced under the line of credit plus accrued interest are payable upon demand. This receivable was fully allowed for in 2003. The owners of Monument Title are brothers-in-law of the President and Chief Operating Officer of the Company. The Company has the right under the option agreement for a period of five years from the date thereof to acquire 100% of the outstanding common shares of Monument Title for the sum of $10. The purpose of the transaction, which was approved by the Company's board of directors, is to insure that the title and escrow work performed for SecurityNational Mortgage Company in connection with its mortgage loans are completed as accurately as possible by Monument Title to avoid any economic losses to the Company.

On November 1, 2004, the Company entered into an Agreement to Repay Indebtedness and to Convey Option with Monument Title and its principal owner. Under the terms of the agreement, Monument Title agreed to pay the Company a total of $94,177, representing the total of $77,953 that the Company advanced to Monument Title under the line of credit, plus interest thereon, within seven days from the date of the agreement. Monument Title paid the $94,177 to the Company pursuant to the agreement. In addition, the Company agreed to release its interest in the option agreement to acquire 100% of the outstanding common shares of Monument Title, in consideration for the payment of an additional
$94,177. Monument Title is to pay the additional $94,177 to the Company in minimum payments of $500 per month for the first twelve months following the date of the agreement, with additional payments of $1,000 per month for the second twelve months following the date of the agreement. After the 24th month following the date of the agreement, the outstanding balance is to bear interest at the three-year treasury rate plus one percent. The minimum payment for the third year is $1,500 per month, the minimum payment for the fourth year is $2,000 per month and the minimum payment for the fifth year is $2,500 per month. Any remaining unpaid balance, including interest, shall be due and payable at the conclusion of the 60th month from the date of the agreement. During 2005 Monument Title paid $7,000 and the balance on the note at December 31, 2005 was $87,177.

The Company had a non-interest bearing note receivable from the Chairman of the Board and Chief Executive Officer which was paid in full during 2005. The outstanding balance of the note was $1,500 at December 31, 2004.

17)  Disclosure about Fair Value of Financial Instruments

The fair values of investments in fixed maturity and equity securities along with methods used to estimate such values are disclosed in Note 2. The following methods and assumptions were used by the Company in estimating the "fair value" disclosures related to other significant financial instruments:

                     SECURITY NATIONAL FINANCIAL CORPORATION
                                AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                  Years Ended December 31, 2005, 2004, and 2003


17) Disclosure about Fair Value of Financial Instruments (Continued)

Cash, Receivables, Short-term Investments, and Restricted Assets of the Cemeteries and Mortuaries: The carrying amounts reported in the accompanying consolidated balance sheet for these financial instruments approximate their fair values.

Mortgage, Policy, Student, and Collateral Loans: The fair values are estimated using interest rates currently being offered for similar loans to borrowers with similar credit ratings. Loans with similar characteristics are aggregated for purposes of the calculations. The carrying amounts reported in the accompanying consolidated balance sheet for these financial instruments approximate their fair values.

Investment Contracts: The fair values for the Company's liabilities under investment-type insurance contracts are estimated based on the contracts' cash surrender values. The carrying amount and fair value as of December 31, 2005 and December 31, 2004, were approximately $93,859,000 and $82,592,000, respectively.

The fair values for the Company's insurance contracts other than investment-type contracts are not required to be disclosed. However, the fair values of liabilities under all insurance contracts are taken into consideration in the Company's overall management of interest rate risk, such that the Company's exposure to changing interest rates is minimized through the matching of investment maturities with amounts due under insurance contracts.

18)    Accumulated Other Comprehensive Income and Other Items

The following summarizes accumulated other comprehensive income:

                                                                                       December 31,
                                                                2005                       2004                      2003
                                                                ----                       ----                      ----
Unrealized gains (losses)
     on available for-sale securities                         $  (343,234)              $ 226,464               $   638,540
Reclassification
     adjustment for net realized
     gains (losses) in net income                                  56,508                   7,524                    (2,155)
                                                              -----------               ---------               -----------
Net unrealized gains (losses)                                    (286,726)                233,988                   636,385
Potential unrealized gains (losses) for
     derivative bank loans
     (interest rate swaps)                                        199,439                 266,219                  (303,029)
Potential unrealized gains for
     derivative mortgage loans                                    257,694                 --                        --
 Tax (expense) benefit on net unrealized
     gains (losses)                                               (41,408)                (73,586)                   19,428
                                                              -----------               ---------               -----------
Other comprehensive income                                    $   128,999               $  426,621              $   352,784
                                                              ===========               =========               ===========

Other items:
     Acquisition of Company Stock
         held in escrow                                       $      --                 $   --                   (1,982,620)
                                                              ===========               =========               ===========

                     SECURITY NATIONAL FINANCIAL CORPORATION
                                AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                  Years Ended December 31, 2005, 2004, and 2003

18) Accumulated Other Comprehensive Income and Other Items (Continued)

The "Acquisition of Company Stock held in Escrow" above is held in escrow and voted by trustee until the balances shown under Note 6 "Notes and Contracts Payable" in the amounts of $160,873 and $421,747, as of December 31, 2005 and 2004, respectively, are paid per terms of the agreement and promissory note.

The Company considers its interest rate swap instruments (swaps) effective cash flow hedges against the variable interest rates of certain bank loans. The swaps expire on the maturity dates of the bank loans they hedge. In the event a swap is terminated, any resulting gain or loss would be deferred and amortized to interest expense over the remaining life of the bank loan it hedged. In the event of early extinguishment of a hedged bank loan, any realized or unrealized gain or loss from the hedging swap would be recognized in income coincident with the extinguishment.

Information regarding the swaps is as follows as of December 31, 2005:

     Weighted average variable interest rate of
         the hedged bank loans (prime less .5%)                         6.75%
     Weighted average fixed interest rate of the swaps                  6.10
     Market value of the swaps- potential unrealized
         gain position                                              $162,629

The respective market values of the swaps are derived from proprietary models of the financial institution with whom the Company purchased the swaps and from whom the Company obtained the hedged bank loans.

19)      Derivative Loan Commitments

During 2005, the Company's mortgage banking activities implemented new practices relating to mortgage loan commitments, including interest rate lock commitments and forward commitments to sell loans to third-party investors. The Company also implemented a hedging strategy for these transactions. A mortgage loan commitment binds the Company to lend funds to a qualified borrower at a specified interest rate and within a specified period of time, generally up to 30 days after inception of the rate lock. Mortgage loan commitments are derivatives under Statement of Financial Accounting Standards No. 133 ("SFAS 133"), Accounting for Derivative Instruments and Hedging Activities, as amended by Statement of Financial Accounting Standards No. 149 ("SFAS 149"), Amendment of Statement 133 on Derivative Instruments and Hedging Activities and must be recognized at fair value on the consolidated balance sheet with changes in their fair values recorded as part of other comprehensive income from mortgage banking operations.

The Company is exposed to price risk due to the potential impact of changes in interest rates on the values of mortgage loan commitments from the time a derivative loan commitment is made to an applicant to the time the loan that would result from the exercise of that loan commitment is funded. Managing price risk is complicated by the fact that the ultimate percentage of derivative loan commitments that will be exercised (i.e., the number of loan commitments that will be funded) fluctuates. The probability that a loan will not be funded within the terms of the commitment is driven by a number of factors, particularly the change, if any, in mortgage rates following the inception of the interest rate lock. However, many borrowers continue to exercise derivative loan commitments even when interest rates have fallen.

                     SECURITY NATIONAL FINANCIAL CORPORATION
                                AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                  Years Ended December 31, 2005, 2004, and 2003


19)      Derivative Loan Commitments (Continued)

In general, the probability of funding increases if mortgage rates rise and decreases if mortgage rates fall. This is due primarily to the relative attractiveness of current mortgage rates compared to the applicant's committed rate. The probability that a loan will not be funded within the terms of the mortgage loan commitment also is influenced by the source of the applications (retail, broker or correspondent channels), proximity to rate lock expiration, purpose for the loan (purchase or refinance) product type and the application approval status. The Company has developed fallout estimates using historical observed data that take into account all of the variables, as well as renegotiations of rate and point commitments that tend to occur when mortgage rates fall. These fallout estimates are used to estimate the number of loans that the Company expects to be funded within the terms of the mortgage loan commitments and are updated periodically to reflect the most current data. Once a loan is closed, it is classified as a loan receivable-held for sale.

The Company estimates the fair value of a mortgage loan commitment based on the change in estimated fair valued of the underlying mortgage loan and the probability that the mortgage loan will fund within the terms of the commitment. The change in fair value of the underlying mortgage loan is measured from the date the mortgage loan commitment is issued. Therefore, at the time of the issuance, the estimated fair value is zero. Following the issuance, the value of a mortgage loan commitment can be either positive or negative depending upon the change in value of the underlying mortgage loans. Fallout rates derived from the Company's recent historical empirical data are used to estimate the quantity of mortgage loans that will fund within the terms of the commitments.

The Company utilizes various derivative instruments to economically hedge the price risk associated with its outstanding mortgage loan commitments. Management expects these derivatives will experience changes in fair value opposite to changes in fair value of the derivative loan commitments, thereby reducing earnings volatility related to the recognition in earnings of changes in the values of the commitments. A forward loan sales commitment protects the Company from losses on sales of the loans arising from exercise of the loan commitments by securing the ultimate sales price and delivery date of the loans. For mortgage loan commitments not protected by a forward sales commitment, the instruments used to economically hedge the fair value of the mortgage loan commitments include other freestanding derivatives such as mortgage backed securities, options and U.S. Treasury futures. The Company takes into account various factors and strategies in determining the portion of the mortgage loan commitments it wants to hedge economically.

The significant components of other comprehensive income during the year ended December 31, 2005 are as follows:

     Loss forward loan sale commitments         $(317,304)
     Gain on derivative loan commitments          487,382
                                                ---------
                           Total                $ 170,078
                                                =========




Selected Consolidated Financial Data

The following selected financial data for each of the five years in the period ended December 31, 2005, are derived from the audited consolidated financial statements. The data as of December 31, 2005 and 2004, and for the three years ended December 31, 2005, should be read in conjunction with the consolidated financial statements, related notes and other financial information included herein.

Consolidated Statement of Earnings Data:
                                                                   Year Ended December 31,

                                           2005               2004             2003(3)           2002              2001
                                           ----               ----             -------           ----              ----
Revenue
Premiums                              $ 27,170,000      $  25,979,000     $ 23,295,000      $ 14,077,000     $13,151,000
Net investment income                   19,387,000         15,939,000       17,303,000        12,540,000      12,947,000
Net mortuary and cemetery sales         10,839,000         11,661,000       10,944,000        10,638,000       9,881,000
Realized (losses) gains on investments      74,000             74,000           (2,000)        1,021,000          10,000
Mortgage fee income                     71,859,000         62,690,000       92,955,000        57,008,000      40,086,000
Other                                      621,000            855,000          550,000           479,000         152,000
                                      ------------      -------------     ------------      ------------     -----------
Total revenue                          129,950,000        117,198,000      145,045,000        95,763,000      76,227,000
                                      ------------      -------------     ------------      ------------     -----------

Expenses
Policyholder benefits                   24,477,000         23,362,000       21,755,000        13,756,000      11,775,000
Amortization of deferred
  policy acquisition costs               3,031,000          4,602,000        4,929,000         3,994,000       3,870,000
General and administrative expenses     90,690,000         82,097,000      102,926,000        68,459,000      52,247,000
Interest expense                         4,921,000          2,174,000        3,642,000         1,970,000       2,791,000
Cost of goods and services of
  the mortuaries and cemeteries          2,103,000          2,304,000        2,328,000         2,045,000       1,772,000
                                      ------------      -------------     ------------      ------------     -----------
Total benefits and expenses            125,222,000        114,539,000      135,580,000        90,224,000      72,455,000
                                      ------------      -------------     ------------      ------------     -----------
Income before income tax expense         4,728,000          2,659,000        9,465,000         5,539,000       3,772,000
Income tax expense                      (1,240,000)          (652,000)      (2,891,000)       (1,565,000)       (913,000)
Minority interest in (income)
   loss of subsidiary                      --                 115,000           22,000            18,000         (18,000)
                                      ------------      -------------     ------------      ------------     -----------
Net earnings                          $  3,488,000      $   2,122,000     $  6,596,000      $  3,992,000     $ 2,841,000
                                      ============      =============     ============      ============     ===========

Net earnings per common share(4)             $.54                $.34            $1.07              $.68            $.49
                                             ====                ====            =====              ====            ====
Weighted average outstanding
   common shares (4)                     6,450,000          6,312,000        6,162,000         5,883,000       5,795,000
Net earnings per common
   share-assuming dilution(4)                $.54                $.32            $1.04              $.66            $.49
                                             ====                ====            =====              ====            ====
Weighted average outstanding
   common shares-assuming dilution (4)   6,480,000          6,539,000        6,321,000         6,062,000       5,796,000





Selected Consolidated Financial Data (Continued)

Balance Sheet Data:
                                                                          December 31,

                                          2005(1)            2004(2)            2003            2002(3)            2001
                                          -------            -------            ----            -------            ----
Assets
Investments and restricted assets     $212,922,000       $183,876,000     $112,006,000      $106,161,000     $ 94,514,000
Cash                                    16,633,000         15,334,000       19,704,000        38,199,000        8,757,000
Receivables                             61,464,000         53,737,000      120,698,000       102,590,000       59,210,000
Other assets                            68,626,000         64,516,000       62,033,000        61,907,000       51,903,000
                                      ------------       ------------     ------------      ------------     ------------
Total assets                          $359,645,000       $317,463,000     $314,441,000      $308,857,000     $214,384,000
                                      ============       ============     ============      ============     ============

Liabilities
Policyholder benefits                 $263,981,000        226,785,000     $220,739,000      $217,895,000     $142,291,000
Notes & contracts payable               10,273,000         12,263,000       16,909,000        18,321,000       11,236,000
Cemetery & mortuary liabilities         10,829,000         10,762,000       10,562,000        10,076,000        9,344,000
Other liabilities                       26,691,000         20,091,000       21,146,000        21,934,000       15,625,000
                                      ------------       ------------     ------------      ------------     ------------
Total liabilities                      311,774,000        269,901,000      269,356,000       268,226,000      178,496,000
                                      ------------       ------------     ------------      ------------     ------------

Minority interest                          --               3,813,000        3,957,000         4,298,000        4,237,000

Non-controlling interest
    perpetual care trusts                2,173,000          2,084,000        1,953,000         1,820,000        1,682,000

Stockholders' equity                    45,698,000         41,665,000       39,175,000        34,513,000       29,969,000
                                      ------------       ------------     ------------      ------------     ------------
Total liabilities and
  stockholders' equity                $359,645,000       $317,463,000     $314,441,000      $308,857,000     $214,384,000
                                      ============       ============     ============      ============     ============


(1) Includes the purchase of Memorial Insurance Company of America on December 29, 2005.

(2) Includes the purchase of Paramount Security Life Insurance Company, now Security National Life Insurance Company of Louisiana, on March 16, 2004.

(3) Includes the purchase of assets from Acadian Life Insurance Company on December 23, 2002.

(4) Earnings per share amounts have been adjusted for the effect of annual stock dividends.

Management's Discussion and Analysis of Financial Condition and Results of Operations

Overview

The Company's operations over the last several years generally reflect three trends or events which the Company expects to continue: (i) increased attention to "niche" insurance products, such as the Company's funeral plan policies and traditional whole life products; (ii) emphasis on cemetery and mortuary business; and (iii) capitalizing on lower interest rates by originating and refinancing mortgage loans and other "niche" mortgage products.

SecurityNational Mortgage Company ("SNMC") is a mortgage lender incorporated under the laws of the State of Utah. SNMC is approved and regulated by the Federal Housing Administration (FHA), a department of the U.S. Department of Housing and Urban Development (HUD), to originate mortgage loans that qualify for government insurance in the event of default by the borrower. SNMC obtains loans primarily from independent brokers and correspondents. SNMC funds the loans from internal cash flows and lines of credit from financial institutions, including the Company's insurance subsidiaries. SNMC receives fees from the borrowers and other secondary fees from third party investors who purchased the loans from SNMC. SNMC pays the brokers and correspondents a commission for loans that are brokered through SNMC.

As of December 31, 2005, SNMC had 21 branches in ten states. In 2003, SNMC opened offices in Tampa and Jacksonville, Florida; Las Vegas, Nevada; Denver, Colorado; Bountiful, Utah; and Dallas, Texas. SNMC opened one office in 2004 in Cape Coral, Florida. In 2005, SNMC opened offices in Kailua, Hawaii; Bend, Oregon; Midvale, Utah; and Richmond, Virginia. SNMC originated and sold 12,786 loans ($2,085,000,000 loan amount), 11,567 loans ($1,781,000,000 loan amount),
and  17,494  loans   ($2,560,000,000  loan  amount)  in  2005,  2004  and  2003, respectively. SNMC's loan volume decreased in 2004 due to an increase in interest rates resulting in fewer borrowers refinancing their loans.

On December 17, 1998, the Company purchased all of the outstanding common shares of SSLIC Holding Company, formerly Consolidare Enterprises, Inc., and Insuradyne Corporation for a total cost of $12,248,194. At the time the transaction was completed, Consolidare owned 57.4% of the outstanding shares of Southern Security Life. Following the acquisition of Consolidare, Security National Life and its wholly owned subsidiary, SSLIC Holding Company, increased their ownership of the outstanding shares of Southern Security Life through the purchase of shares traded on the Nasdaq SmallCap Market and stock purchase transactions with then current stockholders of Southern Security Life. As of December 31, 2004, Security National Life and SSLIC Holding Company held 76.7% of the outstanding common shares of Southern Security Life.

On January 1, 2005, Security National Life and SSLIC Holding Company completed a merger transaction with Southern Security Life in which SSLIC Holding Company was merged with Southern Security Life, which resulted in Southern Security Life becoming a wholly owned subsidiary of Security National Life and the unaffiliated stockholders of Southern Security Life becoming entitled to receive an aggregate of $1,884,733 for their shares.

On December 23, 2002, the Company completed an asset purchase transaction with Acadian Life Insurance Company, a Louisiana domiciled life insurance company, in which it acquired from Acadian $75,000,000 in assets and $75,000,000 in insurance reserves through its wholly owned subsidiary, Security National Life, a Utah domiciled life insurance company. The acquired assets consist primarily of approximately 275,000 funeral insurance policies in force in the state of Mississippi. The assets were originally acquired by Acadian from Gulf National Life Insurance Company on June 6, 2001, consisting of all the insurance policies of Gulf National Life Insurance Company in force and in effect on June 1, 2001.

On March 16, 2004, Security National Life purchased all of the outstanding common shares of Paramount Security Life Insurance Company, now known as Security National Life of Louisiana, a Louisiana domiciled insurance company located in Shreveport, Louisiana. As of December 31, 2003, Security National Life of

Louisiana had 9,383 policies in force and 29 agents. There were no material changes in the number of policies in force or the number of agents between December 31, 2003 and March 16, 2004. The purchase consideration was $4,398,000 and the transaction was effective January 26, 2004. Security National Life of Louisiana is licensed in the State of Louisiana where it is permitted to appoint agents who do not have a full life insurance license.

These agents are limited to selling small life insurance policies in the final expense market. The Company believes that with this license it will be able to expand its operations in Louisiana. The Company is servicing Security National Life of Louisiana policyholders out of its Jackson, Mississippi office and has closed its Shreveport office.

On December 29, 2005, Security National Life and Southern Security Life purchased all of the outstanding common shares of Memorial Insurance Company of America, an Arkansas domiciled insurance company located in Blytheville, Arkansas. As of December 31, 2005, Memorial Insurance Company had 116,116 policies in force and approximately 50 agents. The purchased consideration was $13,500,000.

                         Significant Accounting Policies

The following is a brief summary of our significant accounting policies and a review of our most critical accounting estimates. Please also refer to Note 1 of our consolidated financial statements.

Insurance Operations

In accordance with accounting principles generally accepted in the United States of America (GAAP), premiums and considerations received for interest sensitive products such as universal life insurance and ordinary annuities are reflected as increases in liabilities for policyholder account balances and not as revenues. Revenues reported for these products consist of policy charges for the cost of insurance, administration charges, amortization of policy initiation fees and surrender charges assessed against policyholder account balances. Surrender benefits paid relating to these products are reflected as decreases in liabilities for policyholder account balances and not as expenses. The Company receives investment income earned from the funds deposited into account balances, a portion of which is passed through to the policyholders in the form of interest credited. Interest credited to policyholder account balances and benefit claims in excess of policyholder account balances are reported as expenses in the consolidated financial statements.

Premium revenues reported for traditional life insurance products are recognized as revenues when due. Future policy benefits are recognized as expenses over the life of the policy by means of the provision for future policy benefits.

The costs related to acquiring new business, including certain costs of issuing policies and other variable selling expenses (principally commissions), defined as deferred policy acquisition costs, are capitalized and amortized into expense. For nonparticipating traditional life products, these costs are amortized over the premium paying period of the related policies, in proportion to the ratio of annual premium revenues to total anticipated premium revenues. Such anticipated premium revenues are estimated using the same assumption used for computing liabilities for future policy benefits and are generally "locked in" at the date the policies are issued. For interest sensitive products, these costs are amortized generally in proportion to expected gross profits from surrender charges and investment, mortality and expense margins. This amortization is adjusted when the Company revises the estimate of current or future gross profits or margins. For example, deferred policy acquisition costs are amortized earlier than originally estimated when policy terminations are higher than originally estimated or when investments backing the related policyholder liabilities are sold at a gain prior to their anticipated maturity.

Death and other policyholder benefits reflect exposure to mortality risk and fluctuate from year to year on the level of claims incurred under insurance retention limits. The profitability of the Company is primarily affected by fluctuations in mortality, other policyholder benefits, expense levels, interest spreads (i.e., the difference between interest earned on investments and interest credited to policyholders) and persistency. The Company has the ability to mitigate adverse experience through sound underwriting, asset/liability duration matching, sound actuarial practices, adjustments to credited interest rates, policyholder dividends or cost of insurance charges.

Cemetery and Mortuary Operations

Pre-need sales of funeral services and caskets, including revenue and costs associated with the sales of pre-need funeral services and caskets are deferred until the services are performed or the caskets are delivered.

Pre-need sales of cemetery interment rights (cemetery burial property) - revenue and costs associated with the sales of pre-need cemetery interment rights are recognized in accordance with the retail land sales provisions of Statement of Financial Accounting Standards No. 66, "Accounting for the Sales of Real Estate" (SFAS No. 66). Under SFAS 66, recognition of revenue and associated costs from constructed cemetery property must be deferred until a minimum percentage of the sales price has been collected. Revenues related to the pre-need sale of unconstructed cemetery property will be deferred until such property is constructed and meets the criteria of SFAS 66 described above.

Pre-need sales of cemetery merchandise (primarily markers and vaults) - revenue and costs associated with the sales of pre-need cemetery merchandise are deferred until the merchandise is delivered.

Pre-need  sales  of  cemetery  services  (primarily   merchandise  delivery  and
installation fees and burial opening and closing fees) - revenue and costs associated with the sales of pre-need cemetery services are deferred until the services are performed.

Prearranged funeral and pre-need cemetery customer obtaining costs - costs incurred related to obtaining new pre-need cemetery and prearranged funeral business are accounted for under the guidance of the provisions of Statement of Financial Accounting Standards No. 60 "Accounting and Reporting by Insurance Enterprises" (FAS No. 60). Obtaining costs, which include only costs that vary with and are primarily related to the acquisition of new pre-need cemetery and prearranged funeral business, are deferred until the merchandise is delivered or services are performed.

Revenues and costs for at-need sales are recorded when a valid contract exists, the services are performed, collection is reasonably assured and there are no significant obligations remaining.

Mortgage Operations

Mortgage fee income is generated through the origination and refinancing of mortgage loans and is realized in accordance with SFAS No. 140.

The majority of loans originated are sold to third party investors. The amounts sold to investors are shown on the balance sheet as due from sale of loans, and are shown on the basis of the amount of fees due from the investors.

Use of Significant Accounting Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect reported amounts and disclosures. It is reasonably possible that actual experience could differ from the estimates and assumptions utilized which could have a material impact on the financial statements. The following is a summary of our significant accounting estimates, and critical issues that impact them:

                       Fixed Maturities Available for Sale

Securities available-for-sale are carried at fair value, with unrealized holding gains and losses reported in accumulated other comprehensive income which is included in stockholders' equity after adjustment for deferred income taxes and deferred acquisition costs related to universal life products.

The Company is required to exercise judgment to determine when a decline in the value of a security is other than temporary. When the value of a security declines and the decline is determined to be other than temporary, the carrying value of the investment is reduced to its fair value and a realized loss is recorded to the extent of the decline.

                           Deferred Acquisition Costs

Amortization of deferred policy acquisition costs for interest sensitive products is dependent upon estimates of current and future gross profits or margins on this business. Key assumptions used include the following: yield on investments supporting the liabilities, amount of interest or dividends credited to the policies, amount of policy fees and charges, amount of expenses necessary to maintain the policies, and amount of death and surrender benefits and the length of time the policies will stay in force.

For nonparticipating traditional life products, these costs are amortized over the premium paying period of the related policies, in proportion to the ratio of annual premium revenues to total anticipated premium revenues. Such anticipated premium revenues are estimated using the same assumption used for computing liabilities for future policy benefits and are generally "locked in" at the date the policies are issued.

Cost of Insurance Acquired

Cost of insurance acquired is the present value of estimated future profits of the acquired business and is amortized similar to deferred acquisition costs. The critical issues explained for deferred acquisition costs would also apply for cost of insurance acquired.

Allowance for Doubtful Accounts

The Company accrues an estimate of potential losses for the collection of receivables. The significant receivables are the result of receivables due on mortgage loans sold to investors, cemetery and mortuary operations, mortgage loan operations and other receivables. The allowance is based upon the Company's experience. The critical issues that would impact recovery of the cemetery and mortuary receivables is the overall economy. The critical issues that would impact recovery of mortgage loan operations would be interest rate risk and loan underwriting.

Future Policy Benefits

Reserves for future policy benefits for traditional life insurance products requires the use of many assumptions, including the duration of the policies, mortality experience, expenses, investment yield, lapse rates, surrender rates, and dividend crediting rates.

These assumptions are made based upon historical experience, industry standards and a best estimate of future results and, for traditional life products, include a provision for adverse deviation. For traditional life insurance, once established for a particular series of products, these assumptions are generally held constant.

                                Unearned Revenue

The universal life products the Company sells have significant policy initiation fees (front-end load), which are deferred and amortized into revenues over the estimated expected gross profits from surrender charges and investment, mortality and expense margins. The same issues that impact deferred acquisition costs would apply to unearned revenue.

Deferred Pre-need Cemetery and Funeral Contracts Revenues and Estimated Future Cost of Pre-need Sales
--------------------------------------------------------------------------------

The revenue and cost associated with the sales of pre-need cemetery merchandise and funeral services are deferred until the merchandise is delivered or the service is performed.

The Company, through its mortuary and cemetery operations, provides a guaranteed funeral arrangement wherein a prospective customer can receive future goods and services at guaranteed prices. To accomplish this, the Company, through its life insurance operations, sells to the customer an increasing benefit life insurance policy that is assigned to the mortuaries. If, at the time of need, the policyholder/potential mortuary customer utilizes one of the Company's facilities, the guaranteed funeral arrangement contract that has been assigned will provide the funeral goods and services at the contracted price. The increasing life insurance policy will cover the difference between the original contract prices and current prices. Risks may arise if the difference cannot be fully met by the life insurance policy.

Mortgage Loan Loss Reserve

The Company accrues an estimate of future losses on mortgage loans sold to third party investors. The Company may be required to reimburse third party investors for costs associated with early payoff of loans within the first year of duration and to repurchase loans in default within the first year. The estimates are based upon historical experience and best estimate of future liabilities.

Deferred Compensation

The Company has deferred compensation agreements with several of its current and past executive officers. The deferred compensation is payable upon retirement or death of these individuals either in annual installments (ten years) or lump sum settlement, if approved by the Board of Directors. The Company has accrued the present value of these benefits based upon their future retirement dates and other factors, on its consolidated financial statements.

Depreciation

Depreciation is calculated principally on the straight-line-method over the estimated useful lives of the assets, which range from 3 to 40 years. Leasehold improvements are amortized over the lesser of the useful life or remaining lease terms.

Results of Operations

2005 Compared to 2004

Total revenues increased by $12,752,000, or 10.9%, from $117,198,000 for fiscal year 2004 to $129,950,000 for fiscal year 2005. Contributing to this increase in total revenues was a $9,169,000 increase in mortgage fee income, a $1,191,000 increase in insurance premium and other considerations, and a $3,448,000 increase in net investment income. This increase was partially offset by a $822,000 decrease in mortuary and cemetery sales, and a $234,000 decrease in other revenues.

Insurance premiums and other considerations increased by $1,191,000, from $25,979,000 in 2004 to $27,170,000 in 2005. This increase was primarily due to the additional insurance premiums that were realized on new insurance sales.

Net investment income increased by $3,448,000, from $15,939,000 in 2004 to $19,387,000 in 2005. This increase was primarily attributable to additional borrower interest income from increased long-term bond purchases and mortgage loans over the comparable period in 2005.

Net mortuary and cemetery sales decreased by $822,000, from $11,661,000 in 2004 to $10,839,000 in 2005. This reduction in mortuary sales was primarily due to a reduction in pre-need property sales and the loss of sales from the Camelback Funeral Home as a result of the city of Phoenix having commenced condemnation proceedings for purposes of constructing a light rail facility on the funeral home property.

Other revenues decreased by $234,000, from $855,000 in 2004 to $621,000 in 2005. Other revenue decreased in 2005 due in part to a one-time recovery of funds in 2004 from a member of management who made restitution of $111,000 by transferring to the Company shares of the Company's common stock that the employee owned at the time he was terminated.

Mortgage fee income increased by $9,169,000, from $62,690,000 in 2004 to $71,859,000 in 2005. This increase was primarily attributable to an increase in the number of loan originations during 2005 due to the opening of new offices and increased production from existing offices, which resulted in financing a greater number of mortgage loans.

Total benefits and expenses were $125,222,000 for 2005, which constituted 96.4% of the Company's total revenues, as compared to $114,539,000, or 97.7% of the Company's total revenues for 2004.

During 2005, there was a net increase of $1,115,000 in death benefits, surrenders and other policy benefits, and increase in future policy benefits from $23,362,000 in 2004 to $24,477,000 in 2005. This net increase was primarily the result of an increase in reserves for policyholders.

Amortization of deferred policy and pre-need acquisition costs and cost of insurance acquired decreased by $1,571,000 from $4,602,000 in 2004 to $3,031,000 in 2005. This decrease was primarily due to recognition of improvements in persistency.

General and administrative expenses increased by $8,593,000, from $82,097,000 in 2004 to $90,690,000 in 2005. Contributing to this increase was a $5,117,000 increase in commission expenses, from $48,690,000 in 2004 to $53,807,000 in 2005 due to higher mortgage loan originations made by SecurityNational Mortgage Company during 2005. Salaries increased by $1,325,000 from $14,392,000 in 2004 to $15,717,000 in 2005, primarily due to merit increases in the salaries of existing employees and an increase in the number of employees. Other expenses increased by $2,151,000, from $19,015,000 in 2004 to $21,166,000 in 2005. The increase in other expenses primarily resulted from loan costs at SecurityNational Mortgage Company during 2005 due to a greater number of loan originations.

Interest expense increased by $2,747,000, from $2,174,000 in 2004 to $4,921,00 in 2005. This increase was primarily due to the increased use of warehouse lines of credit required for the funding of mortgage loans by SecurityNational Mortgage Company during 2005.

Cost of goods and services sold of the mortuaries and cemeteries decreased by $201,000, from $2,304,000 in 2004 to $2,103,000 in 2005. This reduction in the cost of goods and services sold of the mortuaries and cemeteries was due to the reduced costs of at-need merchandise at the Company's mortuaries and cemeteries and the loss of sales from the Camelback Funeral Home as a result of the City of Phoenix having commenced condemnation proceedings for purposes of constructing a light rail facility on the funeral home property.

2004 Compared to 2003

Total revenues decreased by $27,847,000, or 19.2%, from $145,045,000 for fiscal year 2003 to $117,198,000 for fiscal year 2004. Contributing to this decrease in total revenues was a $30,265,000 decrease in mortgage fee income and a $1,364,000 decrease in net investment income. This decrease was partially offset by an increase in mortuary and cemetery sales of $717,000, an increase in insurance premium and other considerations of $2,684,000, an increase in realized gains on investments of $76,000, and an increase in other revenue of $305,000.

Insurance premiums and other considerations increased by $2,684,000, from $23,295,000 in 2003 to $25,979,000 in 2004. This increase was primarily due to the additional insurance premiums that were realized on new insurance sales and the inclusion of premiums from policies acquired from Paramount Security Life Insurance Company in 2004.

Net investment income decreased by $1,364,000, from $17,303,000 in 2003 to $15,939,000 in 2004. This decrease was primarily attributable to reduced interest income on fewer mortgage loans originated by SecurityNational Mortgage Company during 2004.

Net mortuary and cemetery sales increased by $717,000, from $10,944,000 in 2003 to $11,661,000 in 2004. This increase was primarily due to pre-need cemetery sales.

Realized gains on investments and other assets increased by $76,000, from a loss of $2,000 in 2003 to a gain of $74,000 in 2004.

Other revenues increased by $305,000, from $550,000 in 2003 to $855,000 in 2004. Other revenues increased in part from the recovery of funds from a member of management who was found to have fraudulently obtained expense reimbursements over a period of several years. The total amount of payments that the employee fraudulently obtained was $111,000. The employee was terminated and the Company demanded and received full restitution. The employee made restitution by transferring to the Company shares of the Company's common stock that the employee owned at the time he was terminated.

Mortgage fee income decreased by $30,265,000, from $92,955,000 in 2003 to $62,690,000 in 2004. This decrease was primarily attributable to a decrease in the number of loan originations during 2004 due to an increase in interest rates resulting in fewer borrowers refinancing mortgage loans.

Total benefits and expenses were $114,539,000 for 2004, which constituted 97.7% of the Company's total revenues, as compared to $135,580,000, or 93.5% of the Company's total revenues for 2003.

During 2004, there was a net increase of $1,607,000 in death benefits, surrenders and other policy benefits, and in future policy benefits from $21,755,000 in 2003 to $23,362,000 in 2004. This net increase was the result of an increase in reserves for policyholders offset by decreases in death benefits, and surrenders and other policy benefits.

Amortization of deferred policy and pre-need acquisition costs and cost of insurance acquired decreased by $327,000, from $4,929,000 in 2003 to $4,602,000 in 2004. This decrease was primarily due to reduced amortization of deferred policy acquisition costs and cost of insurance acquired, which is in line with actuarial assumptions.

General and administrative expenses decreased by $20,829,000, from $102,926,000 in 2003 to $82,097,000 in 2004. Contributing to this decrease was an $18,846,000 decrease in commission expenses, from $67,537,000 in 2003 to $48,691,000 in 2004 due to fewer mortgage loan originations made by SecurityNational Mortgage Company during 2004. Salaries increased $312,000, from $14,080,000 in 2003 to $14,392,000 in 2004, primarily due to merit increases in the salaries of existing employees and the increase in the number of employees. Other expenses decreased $2,295,000, from $21,310,000 in 2003 to $19,015,000 in 2004. These decreases were primarily the result of reduced expenses due to fewer mortgage loan originations made by SecurityNational Mortgage Company during 2004.

Interest expense decreased by $1,468,000,  from $3,642,000 in 2003 to $2,174,000 in 2004. This decrease was primarily due to reduced warehouse lines of credit required for fewer mortgage loan originations by SecurityNational Mortgage Company during 2004.

Liquidity and Capital Resources

The Company's life insurance subsidiaries and cemetery and mortuary subsidiaries realize cash flow from premiums, contract payments and sales on personal services rendered for cemetery and mortuary business, from interest and dividends on invested assets, and from the proceeds from the maturity of held-to-maturity investments or sale of other investments. The mortgage subsidiary realizes cash flow from fees generated by originating and refinancing mortgage loans and interest earned on mortgages sold to investors. The Company considers these sources of cash flow to be adequate to fund future policyholder and cemetery and mortuary liabilities, which generally are long-term, and adequate to pay current policyholder claims, annuity payments, expenses on the issuance of new policies, the maintenance of existing policies, debt service, and to meet operating expenses.

The Company attempts to match the duration of invested assets with its policyholder and cemetery and mortuary liabilities. The Company may sell investments other than those held-to-maturity in the portfolio to help in this timing; however, to date, that has not been necessary. The Company purchases short-term investments on a temporary basis to meet the expectations of short-term requirements of the Company's products.

The Company's investment philosophy is intended to provide a rate of return which will persist during the expected duration of policyholder and cemetery and mortuary liabilities regardless of future interest rate movements.

The Company's investment policy is to invest predominately in fixed maturity securities, mortgage loans, and the warehousing of mortgage loans on a short-term basis before selling the loans to investors in accordance with the requirements and laws governing the life insurance subsidiaries. Bonds owned by the insurance subsidiaries amounted to $96,378,000 as of December 31, 2005 compared to $81,051,000 as of December 31, 2004. This represents 46% of the total insurance related investments in 2005 as compared to 45% in 2004. Generally, all bonds owned by the life insurance subsidiaries are rated by the National Association of Insurance Commissioners (NAIC). Under this rating system, there are six categories used for rating bonds. At December 31, 2005, 4% (or $3,431,000) and at December 31, 2004, 2% (or $1,659,000) of the Company's
total bond investments were invested in bonds in rating categories three through six which are considered non-investment grade.

If market conditions were to cause interest rates to change, the market value of the fixed income portfolio (of approximately $170,845,000) could change by the following amounts based on the respective basis point swing (the change in the market values were calculated using a modeling technique):

                   -200 bps    -100 bps    +100 bps     +200 bps
                    --------   --------    --------     --------
Change in
   Market Value      $20,593   $9,444      $(9,982)     $(18,134)
   (in thousands)

The Company has classified certain of its fixed income securities, including high-yield securities, in its portfolio as available for sale, with the remainder classified as held to maturity. However, in accordance with Company policy, any such securities purchased in the future will be classified as held to maturity. Business conditions, however, may develop in the future which may indicate a need for a higher level of liquidity in the investment portfolio. In that event the Company believes it could sell short-term investment grade securities before liquidating higher-yielding longer-term securities.

The Company is subject to risk based capital guidelines established by statutory regulators requiring minimum capital levels based on the perceived risk of assets, liabilities, disintermediation, and business risk. At December 31, 2005 and 2004, the life subsidiaries exceeded the regulatory criteria.

The Company's total capitalization of stockholders' equity and bank debt and notes payable was $55,971,000 and $53,928,000 as of December 31, 2005 and 2004,
respectively. Stockholders' equity as a percent of total capitalization was 82% and 77% as of December 31, 2005 and 2004, respectively.

Lapse rates measure the amount of insurance terminated during a particular period. The Company's lapse rate for life insurance in 2005 was 7.9%, as compared to a rate of 9.0% in 2004.

On December 17, 1998, the Company completed the acquisition of Consolidare Enterprises, Inc., a Florida corporation ("Consolidare") pursuant to the terms of the Acquisition Agreement, which the Company entered into on April 17, 1998, with Consolidare and certain shareholders of Consolidare for the purchase of all of the outstanding shares of common stock of Consolidare. Prior to completion of the acquisition, Consolidare owned 52.4% of the outstanding shares of common stock of Southern Security Life. The Company also acquired all of the outstanding shares of stock of Insuradyne Corp., a Florida corporation ("Insuradyne").

As consideration for the purchase of the shares of Consolidare, the Company paid to the stockholders of Consolidare at closing an aggregate of $12,248,194. In order to pay the purchase consideration, the Company obtained $6,250,000 from bank financing, with the balance of $5,998,194 obtained from funds then currently held by the Company. In addition to the purchase consideration, the Company caused Southern Security Life to pay, on the closing date, $1,050,000 to George Pihakis, the President and Chief Executive Officer of Southern Security Life prior to closing, as a lump sum settlement of the executive compensation agreement between Southern Security Life and Mr. Pihakis.

In connection with the acquiring of Consolidare, the Company entered into an Administrative Services Agreement dated December 17, 1998 with Southern Security Life. Under the terms of the agreement, the Company agreed to provide Southern Security Life with certain defined administrative and financial services, including accounting services, financial reports and statements, actuarial, policyholder services, underwriting, data processing, legal, building management, marketing advisory services and investment services. In consideration for the services to be provided by the Company, Southern Security Life will pay the Company an administrative services fee of $250,000 per month, or $3,000,000 on an annual basis, which may be increased, beginning on January 1, 2001, to reflect increases in the Consumer Price Index over the index amount as of January 1, 2000. However, such fee is to be reduced to zero for so long as the capital and surplus of Southern Security Life is less than or equal to $6,000,000, unless Southern Security Life and the Company otherwise agree in writing and such agreement is approved by the Florida Department of Insurance. The Company has not made any increases in the amount of the Administrative Services Fee to reflect increases in the Consumer Price Index.

The Administrative Services Agreement is to remain in effect for an initial term expiring on December 16, 2003. The term of the agreement was automatically extended for additional one-year terms expiring December 16, 2004 and 2005. The agreement may be automatically extended for additional one-year terms unless either the Company or Southern Security Life shall deliver a written notice on or before September 30 of any year stating to the other its desire not to extend the term of the agreement. Neither the Company nor Southern Security Life provided written notice prior to September 30, 2005, stating a desire not to extend the term of the agreement. As a result, the agreement will be extended for an additional one-year term ending December 31, 2006.

On January 1, 2005, Security National Life and SSLIC Holding Company, a wholly owned subsidiary of Security National Life, completed a merger transaction with Southern Security Life. Under the terms of the merger and pursuant to the Agreement and Plan of Reorganization, dated August 25, 2004, including the amendment thereto dated December 27, 2004, SSLIC Holding Company was merged with and into Southern Security Life, which resulted in (i) Southern Security Life becoming a wholly-owned subsidiary of Security National Life, and (ii) the unaffiliated stockholders of Southern Security Life, holding an aggregate of 490,816 shares of common stock, becoming entitled to receive $3.84 in cash for each issued and outstanding share of their common stock of Southern Security Life, or an aggregate of $1,884,733.

As a result of the merger, the separate existence of SSLIC Holding Company ceased as Southern Security Life became the surviving corporation of the merger. Southern Security Life continues to be governed by the laws of the State of Florida, and its separate corporate existence continues unaffected by the merger. In addition, as a result of the merger, Security National Life owns all of the issued and outstanding common shares of Southern Security Life. The Company, through its affiliates, Security National Life and SSLIC Holding Company, owned 76.7% of the Company's outstanding common shares prior to the merger.

The purpose of the merger was to terminate the registration of the common stock of Southern Security Life under the Securities Exchange Act of 1934 (by reducing the number of its stockholders of record to fewer than 300 stockholders) and the Nasdaq listing of the common stock, reduce expenses associated with such registration and listing, and provide the stockholders an opportunity to sell their shares in an illiquid trading market without incurring brokerage commissions. As a result of becoming a non-reporting company, Southern Security Life no longer required to file periodic reports with the SEC, including among other things, annual reports on Form 10-K and quarterly reports on Form 10-Q, and is no longer subject to the SEC's proxy rules. In addition, its common stock is no longer eligible for trading on the Nasdaq SmallCap Market.

On December 23, 2002, the Company completed an asset purchase transaction through its wholly owned subsidiary, Security National Life with Acadian from which it acquired $75,000,000 in assets and $75,000,000 in insurance reserves. The acquired assets consist primarily of approximately 275,000 funeral insurance policies in force in the state of Mississippi. The assets were originally acquired by Acadian from Gulf National Life Insurance Company on June 6, 2001, which, at that time, consisted of all of the insurance policies of Gulf National Life Insurance Company in force and in effect on June 1, 2001 (the "Reinsured Business").

As a part of the transaction, Security National Life entered into a coinsurance agreement with Acadian, in which Security National Life agreed to reinsure all the liabilities related to policies held by Mississippi policyholders. The terms included the payment of all legal liabilities, obligations, claims and commissions of the acquired policies. The effective date of the coinsurance agreement was September 30, 2002, following Acadian's recapture of the insurance in force from its reinsurer Scottish Re (U.S.) Inc. on September 30, 2002.

The  coinsurance  agreement  further  provides  that  Acadian is required to pay
Security National Life an initial coinsurance premium in cash or assets acceptable to Security National Life in an amount equal to the full coinsurance reserves, not including the incurred but not reported (IBNR) reserve as of the effective date. The ceding commission to be paid by Security National Life to Acadian for the reinsured policies is to be the recapture amount to be paid by Acadian to Scottish Re (U.S.), Inc., which was approximately $10,000,000. After the initial coinsurance premium, the coinsurance premiums payable by Acadian to Security National Life are to be equal to all of the premiums collected by Acadian on the reinsurance policies subsequent to December 31, 2002.

On January 1, 2003, Security National Life entered into an assumption agreement effective January 1, 2003, with Acadian, in which Security National Life agreed to assume certain of the liabilities related to the reinsurance policies. Under the terms of the assumption agreement, Acadian agreed to cede to Security National Life, and Security National Life agreed to assume the stated insurance risks and contractual obligations of Acadian relating to the Reinsured Business. Security National Life agreed to pay all legal liabilities and obligations, including claims and commissions, of Acadian with respect to the Reinsured Business arising on or after January 1, 2003, in accordance with the terms and conditions of the reinsured policies.

On March 16, 2004, Security National Life purchased all of the outstanding common stock of Paramount Security Life Insurance Company, now known as Security National Life of Louisiana, a Louisiana domiciled insurance company located in Shreveport, Louisiana. As of December 31, 2003, Security National Life of Louisiana had 9,383 policies in force and 29 agents. There were no material changes in the number of policies in force of the number of agents between December 31, 2003 and March 16, 2004. The purchase consideration was $4,398,000 and the transaction was effective January 26, 2004. Security National Life of Louisiana is licensed in the State of Louisiana where it is permitted to appoint agents who do not have a full life insurance license.

These agents are limited to selling small life insurance policies in the final expense market. The Company believes that with this license it will be able to expand its operations in Louisiana. The Company is servicing Security National Life of Louisiana policyholders out of its Jackson, Mississippi office and has closed its Shreveport office.

On December 29, 2005, Security National Life and Southern Security Life purchased all of the outstanding common shares of Memorial Insurance Company of America, an Arkansas domiciled insurance company located in Blytheville, Arkansas. As of December 31, 2005, Memorial Insurance Company had 116,116 policies in force and approximately 50 agents. The purchase consideration was $13,500,000.

At December 31, 2005, $21,818,751 of the Company's consolidated stockholders' equity represents the statutory stockholders' equity of the Company's insurance subsidiaries. The life insurance subsidiaries need to comply with applicable state regulations before a dividend can be paid to their parent company.

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements to encourage companies to provide prospective information about their businesses without fear of litigation so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in such statements. The Company desires to take advantage of the "safe harbor" provisions of the act.

Forward-Looking Statements

This Annual Report of Form 10-K contains forward-looking statements, together with related data and projections, about the Company's projected financial results and its future plans and strategies. However, actual results and needs of the Company may vary materially from forward-looking statements and projections made from time to time by the Company on the basis of management's then-current expectations. The business in which the Company is engaged involves changing and competitive markets, which may involve a high degree of risk, and there can be no assurance that forward-looking statements and projections will prove accurate.

Factors that may cause the Company's actual results to differ materially from those contemplated or projected, forecast, estimated or budgeted in such forward looking statements include among others, the following possibilities: (i) heightened competition, including the intensification of price competition, the entry of new competitors, and the introduction of new products by new and existing competitors; (ii) adverse state and federal legislation or regulation, including decreases in rates, limitations on premium levels, increases in minimum capital and reserve requirements, benefit mandates and tax treatment of insurance products; (iii) fluctuations in interest rates causing a reduction of investment income or increase in interest expense and in the market value of interest rate sensitive investment; (iv) failure to obtain new customer, retain existing customers or reductions in policies in force by existing customers; (v) higher service, administrative, or general expense due to the need for additional advertising, marketing, administrative or management information systems expenditures; (vi) loss or retirement of key executives or employees;
(vii) increases in medical costs; (viii) changes in the Company's liquidity due to changes in asset and liability matching; (ix) restrictions on insurance underwriting based on genetic testing and other criteria; (x) adverse changes in the ratings obtained by independent rating agencies; (xi) failure to maintain adequate reinsurance; (xii) possible claims relating to sales practices for insurance products and claim denials and (xiii) adverse trends in mortality and morbidity.

Off-Balance Sheet Agreements

The Company's off-balance sheet arrangements consist of operating leases for rental of office space and equipment.

The Company leases office space and equipment under various non-cancelable agreements, with remaining terms up to five years. Minimum lease payments under these non-cancelable operating leases as of December 31, 2005, are approximately as follows:

                     Years Ending December 31:
                   2006              $  580,000
                   2007                 296,000
                   2008                 225,000
                   2009                 130,000
                   2010                  60,000
                                     ----------
                             Total   $1,291,000
                                     ==========

Total rent expense related to these non-cancelable operating leases for the years ended December 31, 2005, 2004 and 2003 was approximately $828,000, $734,000 and $396,000, respectively.

Recent Accounting Pronouncements

In December 2004, FASB revised SFAS 123 to Share-Based Payment ("SFAS 123(R)"). SFAS 123(R) provides additional guidance on determining whether certain financial instruments awarded in share-based payment transactions are liabilities. SFAS 123(R) also requires that the cost of all share-based transactions be recorded in the financial statements. The Company will adopt SFAS 123(R) using the modified prospective application approach effective January 1, 2006. Implementation of SFAS 123(R) will not have a significant impact on the Company's consolidated financial statements in the period of implementation. However, any future stock options granted could have a significant impact on the Company's consolidated financial statements.

In December 2004, the FASB issued SFAS No. 153, Exchange of Non-monetary Assets. SFAS No. 153 amends APB Opinion No. 29, Accounting for Non-monetary Transactions, to eliminate the exception for non-monetary exchanges of similar productive assets. The Company will be required to apply this statement to non-monetary exchanges after December 31, 2005. The adoption of this standard is not expected to have a material effect on the Company's financial position or results of operations.

In June 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20, Accounting Changes, and FASB No. 3, Reporting Accounting Changes in Interim Financial Statements. Statement 154 applies to all voluntary changes in accounting principle, and changes the requirements for accounting for and reporting of a change in accounting principle. Statement 154 requires retrospective application to prior periods' financial statements of a voluntary change in accounting principle unless it is impracticable. It is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Earlier application is permitted for accounting changes and corrections of errors made occurring in fiscal years beginning after June 1, 2005. The Company expects that the adoption of SFAS 154 will not have a material impact on its financial statements.

In June 2005, the FASB Emerging Issues Task Force ("EITF") reached a consensus on Issue No. 05-6, Determining the Amortization Period for Leasehold Improvements. The guidance requires that leasehold improvements acquired in a business combination or purchased subsequent to the inception of a lease be amortized over the lesser of the useful life of the assets or a term that includes renewals that are reasonably assured at the date of the business combination or purchase. The guidance is effective for periods beginning after June 29, 2005. The adoption of EITF No. 05-6 is not expected to have a material effect on the Company's financial position or results of operations.

In September 2005, the AICPA issued Statement of Position 05-1, Accounting by Insurance Enterprises for Deferred Acquisition Costs ("DAC") in Connection with Modifications or Exchanges of Insurance Contracts, ("SOP 05-1"). SOP 05-1 provides guidance on accounting by insurance enterprises for DAC on internal replacements of insurance and investment contracts. An internal replacement is a modification in product benefits, features, rights or coverages that occurs by the exchange of a contract for a new contract, or by amendment, endorsement, or rider to a contract, or by the election of a feature or coverage within a contract. Modifications that result in a replacement contract that is substantially changed from the replaced contract should be accounted for as an extinguishment of the replaced contract. Unamortized DAC, unearned revenue liabilities and deferred sales inducements from the replaced contract must be written-off. Modifications that result in a contract that is substantially unchanged from the replaced contract should be accounted for as a continuation of the replaced contract. SOP 05-1 is effective for internal replacements occurring in fiscal years beginning after December 15, 2006, with earlier adoption encouraged. Initial application of SOP 05-1 should be as of the beginning of the entity's fiscal year. The Company is expected to adopt SOP 05-1 effective January 1, 2007. Adoption of this statement is expected to have an impact on the Company's consolidated financial statements; however, the impact has not yet been determined.

Item 7A.    Quantitative and Qualitative Disclosures about Market Risk

The Company has no activities in derivative financial or commodity instruments other than those recorded and disclosed in the financial statements. See note 17 of the consolidated financial statements included elsewhere in this Form 10-K. The Company's exposure to market risks (i.e., interest rate risk, foreign currency exchange rate risk and equity price risk) through other financial instruments, including cash equivalents, accounts receivable and lines of credit, is not material.

Market for the Registrant's Common Stock and Related Security Holder Matters

The Company's Class A Common Stock trades on the Nasdaq National Market under the symbol "SNFCA." Prior to August 13, 1987, there was no active public market for the Class A and Class C Common Stock. As of March 29, 2006, the closing sales price of the Class A Common Stock was $4.35 per share. The following are the high and low market closing sales prices for the Class A Common Stock by quarter as reported by Nasdaq since January 1, 2004:

Period (Calendar Year)                         Price Range
                                          High             Low
         2004
              First Quarter              $8.06            $6.06
              Second Quarter              6.20             3.54
               Third Quarter              3.70             2.93
              Fourth Quarter              3.63             2.76

         2005
              First Quarter              $4.09            $2.85
              Second Quarter              3.52             2.86
               Third Quarter              3.15             2.92
              Fourth Quarter              3.82             2.96

         2006
              First Quarter              $4.79            $3.30

The above sales prices have been adjusted for the effect of annual stock dividends.

The Class C Common Stock is not actively traded, although there are occasional transactions in such stock by brokerage firms. (See Note 11 to the Consolidated Financial Statements.)

The Company has never paid a cash dividend on its Class A or Class C Common Stock. The Company currently anticipates that all of its earnings will be retained for use in the operation and expansion of its business and does not intend to pay any cash dividends on its Class A or Class C Common Stock in the foreseeable future. Any future determination as to cash dividends will depend upon the earnings and financial position of the Company and such other factors as the Board of Directors may deem appropriate. A 5% stock dividend on Class A and Class C Common Stock has been paid each year from 1990 through 2005.

As of December 31, 2005, there were 4,385 record holders of Class A Common Stock and 129 record holders of Class C Common Stock.